----------------------------------------------------------
            | CONFIDENTIAL: SUBJECT TO RESTRICTIONS ON DISSEMINATION |
            |        SET FORTH IN SECTION 8 OF THIS AGREEMENT        |
            ----------------------------------------------------------

================================================================================

                          PARTICIPATION AGREEMENT ____
                         Dated as of September 25, 1997

                                      Among

                           CONTINENTAL AIRLINES, INC.,
                                     Lessee,

                          METLIFE CAPITAL CREDIT L.P.,
                               Owner Participant,

                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                         Not in its individual capacity
                      except as expressly provided herein,
                          but solely as Owner Trustee,
                                 Owner Trustee,


                            WILMINGTON TRUST COMPANY,
                         Not in its individual capacity
                      except as expressly provided herein,
                  but solely as Mortgagee, Subordination Agent
               under the Intercreditor Agreement, and Pass Through
               Trustee under each of the Pass Through Agreements,
                         Mortgagee and Loan Participant,

                                  CORCIM, INC.
                                Existing Lessor,

                                ROLLS-ROYCE PLC,
                     Existing Mortgagee and Equity Guarantor
                                       and
                 EMBRAER-EMPRESA BRASILEIRA DE AERONAUTICA S.A.
                              Airframe Manufacturer

                          ----------------------------

                       One Embraer Model EMB-145 Aircraft
                    Bearing Manufacturer's Serial No. 145.___
                        and U.S. Registration No. N_____
                     with Two Allison Model AE3007A Engines



================================================================================

                                                               CONTENTS

SECTION 1.           DEFINITIONS AND CONSTRUCTION...........................................................................       2

SECTION 2.           PARTICIPATION IN LESSOR'S COST; ISSUANCE OF EQUIPMENT NOTES; TERMINATION OF
                     OBLIGATION TO PARTICIPATE..............................................................................       2
                     2.1       Participation in Lessor's Cost...............................................................       2
                     2.2       Nature of Obligations of Participants........................................................       3
                     2.3       Termination of Obligation to Participate.....................................................       3

SECTION 3.           SALE OF AIRCRAFT; COMMITMENT TO LEASE AIRCRAFT.........................................................       3
                     3.1       Sale of Aircraft.............................................................................       3
                     3.2       Commitment to Lease..........................................................................       5

SECTION 4.           PROCEDURE FOR PARTICIPATION IN PAYMENT OF LESSOR'S COST; POSTPONEMENT OF
                     SCHEDULED CLOSING DATE.................................................................................       6
                     4.1       Notices of Scheduled Closing Date............................................................       6
                     4.2       Payment of Lessor's Cost.....................................................................       6
                     4.3       Postponement of Scheduled Closing Date.......................................................       7
                     4.4       Closing......................................................................................       8

SECTION 5.           CONDITIONS PRECEDENT...................................................................................       8
                     5.1       Conditions Precedent to Obligations of Participants..........................................       8
                     5.2       Conditions Precedent to Obligations of Owner Trustee.........................................      16
                     5.3       Conditions Precedent to Obligations of Mortgagee.............................................      16
                     5.4       Conditions Precedent to Obligations of Lessee................................................      17
                     5.5       Conditions Precedent to Obligations of Existing Lessor and Existing
                               Mortgagee....................................................................................      18
                     5.6       Post-Registration Opinion....................................................................      18

SECTION 6.           REPRESENTATIONS AND WARRANTIES.........................................................................      18
                     6.1       Lessee's Representations and Warranties......................................................      18
                     6.2       Owner Participant's Representations and Warranties...........................................      22
                     6.3       First Security's Representations and Warranties..............................................      25
                     6.4       WTC's Representations and Warranties.........................................................      28
                     6.5       Existing Lessor's Representations and Warranties.............................................      32
                     6.6       Existing Mortgagee's Representations and Warranties..........................................      34
                     6.7       Airframe Manufacturer's Representations and Warranties.......................................      36



SECTION 7.           COVENANTS, UNDERTAKINGS AND AGREEMENTS.................................................................      38
                     7.1       Covenants of Lessee..........................................................................      38
                     7.2       Covenants of Owner Participant...............................................................      40
                     7.3       Covenants of First Security and Owner Trustee................................................      43
                     7.4       Covenants of WTC.............................................................................      46
                     7.5       Covenants of Note Holders....................................................................      47
                     7.6       Agreements...................................................................................      48

SECTION 8.           CONFIDENTIALITY........................................................................................      57

SECTION 9.           INDEMNIFICATION AND EXPENSES...........................................................................      58
                     9.1       General Indemnity............................................................................      58
                     9.2       Expenses.....................................................................................      64
                     9.3       General Tax Indemnity........................................................................      65
                     9.4       Payments.....................................................................................      77
                     9.5       Interest.....................................................................................      78
                     9.6       Benefit of Indemnities.......................................................................      78

SECTION 10.          ASSIGNMENT OR TRANSFER OF INTERESTS....................................................................      78
                     10.1      Participants, Owner Trustee and Note Holders.................................................      78
                     10.2      Effect of Transfer...........................................................................      81

SECTION 11.          [RESERVED].............................................................................................      81

SECTION 12.          SECTION 1110...........................................................................................      81

SECTION 13.          CHANGE OF CITIZENSHIP..................................................................................      82
                     13.1      Generally....................................................................................      82
                     13.2      Owner Participant............................................................................      82
                     13.3      Owner Trustee................................................................................      83
                     13.4      Mortgagee....................................................................................      83

SECTION 14.          CONCERNING OWNER TRUSTEE...............................................................................      83

SECTION 15.          MISCELLANEOUS..........................................................................................      84
                     15.1      Amendments...................................................................................      84
                     15.2      Severability.................................................................................      84
                     15.3      Survival.....................................................................................      84
                     15.4      Reproduction of Documents....................................................................      84
                     15.5      Counterparts.................................................................................      85
                     15.6      No Waiver....................................................................................      85
                     15.7      Notices......................................................................................      85
                     15.8      GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE.............................................      86
                     15.9      Third-Party Beneficiary......................................................................      87
                     15.10     Entire Agreement.............................................................................      87
                     15.11     Further Assurances...........................................................................      88



ANNEX, SCHEDULES AND EXHIBITS

ANNEX A -         Definitions

SCHEDULE 1   -    Accounts; Addresses
SCHEDULE 2   -    Commitments
SCHEDULE 3   -    Certain Terms
SCHEDULE 4   -    Lessor Rent

EXHIBIT A    -    Opinion of special counsel to Lessee
EXHIBIT B    -    Opinion of corporate counsel to Lessee
EXHIBIT C-1  -    Opinion of corporate counsel to Airframe Manufacturer
EXHIBIT C-2  -    Opinion of special counsel to Airframe Manufacturer
EXHIBIT D    -    Opinion of special counsel to Owner Trustee
EXHIBIT E    -    Opinion of special counsel to Mortgagee
EXHIBIT F-1  -    Opinion of special counsel to Owner Participant and Owner
                  Participant Parent
EXHIBIT F-2  -    Opinion of local counsel to Owner Participant
                  and Owner Participant Parent
EXHIBIT G    -    Opinion of special counsel to Existing Lessor
EXHIBIT H    -    Opinion of special counsel to Existing Mortgagee
EXHIBIT I    -    Opinion of special counsel in Oklahoma City, Oklahoma
EXHIBIT J    -    Delivery Receipt

                          PARTICIPATION AGREEMENT ____

           PARTICIPATION AGREEMENT ____, dated as of September 25, 1997 (this "Agreement"), among (a) CONTINENTAL AIRLINES, INC., a Delaware corporation ("Lessee"), (b) METLIFE CAPITAL CREDIT L.P. ("Owner Participant"), (c) FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as Owner Trustee (this and all other capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in Section 1) (in its capacity as Owner Trustee, "Owner Trustee" or "Lessor," and in its individual capacity, "First Security"), (d) WILMINGTON TRUST COMPANY, a Delaware banking corporation, not in its individual capacity, except as expressly provided herein, but solely as Mortgagee (in its capacity as Mortgagee, "Mortgagee" and in its individual capacity, "WTC"), (e) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements, (each, a "Pass Through Trustee"), (f) WILMINGTON TRUST COMPANY, not in its individual capacity, except as expressly provided herein, but solely as Subordination Agent under the Intercreditor Agreement ("Subordination Agent"), (g) CORCIM, INC., a Delaware corporation (the "Existing Lessor"), (h) ROLLS-ROYCE PLC, a corporation organized under the laws of England (the "Existing Mortgagee" or "Equity Guarantor"), and (i) EMBRAER-EMPRESA BRASILEIRA DE AERONAUTICA S.A., a company organized under the laws of Brazil ("Airframe Manufacturer").

                                    RECITALS

           A. Express and Airframe Manufacturer have entered into the Purchase Agreement, pursuant to which, among other things, Airframe Manufacturer has agreed to manufacture and sell to Express and Express has agreed to purchase from Airframe Manufacturer certain aircraft, including the Aircraft.

           B. Prior to the date hereof, in connection with the interim financing of the Aircraft, (i) certain of Express' rights under the Purchase Agreement with respect to the Aircraft were assigned to Existing Lessor, (ii) the Aircraft was purchased by Existing Lessor, leased to Lessee pursuant to the Existing Lease and subleased to Express pursuant to the Existing Sublease and (iii) the Existing Lessor granted to Existing Mortgagee a security interest in, among other things, the Aircraft and the Existing Lease pursuant to the Existing Mortgage.

           C. In order to effectuate the long-term financing of the Aircraft, the parties hereto intend that (i) the Owner Trustee purchase the Aircraft from the Existing Lessor utilizing the proceeds of the sale of the Equipment Notes to the Pass Through Trustees and the investment by Owner Participant, (ii) the Aircraft be leased to Lessee and subleased to Express, (iii) Owner Trustee grant a security interest to Mortgagee in the Aircraft and the Lease for the benefit of the Note Holders and (iv) the Existing Lease be terminated and the Aircraft released from the Lien of the Existing Mortgagee.

           D. Concurrently with the execution and delivery hereof, Owner Participant Parent has, for the benefit of Lessee, Owner Trustee and Mortgagee, issued the Owner Participant Guaranty, pursuant to which Owner Participant Parent will guarantee the obligations of Owner Participant under the Operative Agreements.

           E. In order to induce Owner Participant to participate in the financing of the Aircraft contemplated hereby, Equity Guarantor has agreed to provide the Equity Guaranty.

           F. The parties hereto wish to set forth in this Agreement the terms and conditions upon and subject to which the aforesaid transactions shall be effected.

           NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. DEFINITIONS AND CONSTRUCTION

           Capitalized terms used but not defined herein shall have the respective meanings set forth or incorporated by reference, and shall be construed and interpreted in the manner described, in Annex A.

SECTION 2. PARTICIPATION IN LESSOR'S COST; ISSUANCE OF EQUIPMENT NOTES; TERMINATION OF OBLIGATION TO PARTICIPATE

           2.1 PARTICIPATION IN LESSOR'S COST

           Subject to the terms and conditions of this Agreement, on the Closing Date, Owner Participant and each Pass Through Trustee shall participate in the payment of Lessor's Cost as follows:

          (a) Owner Participant shall participate in the payment of Lessor's Cost for the Aircraft by making an equity investment in the beneficial ownership of the Aircraft in the amount in Dollars equal to Owner Participant's Percentage multiplied by Lessor's Cost; and

          (b) Each Pass Through Trustee shall make a non-recourse secured loan to Owner Trustee to finance, in part, the Owner Trustee's payment of Lessor's Cost in the amount in Dollars equal to such Pass Through Trustee's PTT Percentage multiplied by Lessor's Cost, such loan to be evidenced by one or more Equipment Notes, dated the Closing Date, issued to the Subordination Agent as the registered holder on behalf of each such Pass Through Trustee for the related Pass Through Trust by Owner Trustee in accordance with this Agreement and the Trust Indenture, in an aggregate principal amount equal to the Commitment of each such Pass Through Trustee.

          2.2 NATURE OF OBLIGATIONS OF PARTICIPANTS

          The obligations hereunder of each Participant are several, and not joint, and a Participant shall have no obligation to make available to Owner Trustee any portion of any amount not paid hereunder by any other Participant. The failure by any Participant to perform its obligations hereunder shall not affect the obligations of Lessee toward the other Participants, except to the extent provided in Section 5.4.

           2.3 TERMINATION OF OBLIGATION TO PARTICIPATE

           Notwithstanding any other provision of this Agreement, if the Closing does not occur on or before the Commitment Termination Date, the Commitment of each Participant and its obligation to participate in the payment of Lessor's Cost shall expire and be of no further force and effect; PROVIDED, that the liability of any Participant that has defaulted in the payment of its Commitment shall not be released.

SECTION 3. SALE OF AIRCRAFT; COMMITMENT TO LEASE AIRCRAFT

           3.1 SALE OF AIRCRAFT

           Subject to the terms and conditions hereof, at the Closing, Existing Lessor hereby agrees to sell to Owner Trustee and Owner Trustee hereby agrees to purchase from Existing Lessor the Aircraft, on the following terms:

               3.1.1 DELIVERY

           The Aircraft shall be delivered by Existing Lessor to Owner Trustee at such place as may be designated by Lessee and approved by Existing Lessor (which approval shall not be unreasonably withheld). Upon Existing Lessor's delivery of the Aircraft to Owner Trustee, Owner Trustee shall execute and deliver to Existing Lessor a Delivery Receipt therefor in the form annexed hereto as Exhibit J. This purchase and sale shall not be effective as to the Aircraft unless and until the Aircraft is concurrently delivered under the Lease.

               3.1.2 PURCHASE PRICE

           The full purchase price for the Aircraft in the amount of Lessor's Cost shall be paid to Existing Lessor in immediately available funds on delivery of the Aircraft.

               3.1.3 DISCLAIMER

           Existing Lessor does not make, has not made and shall not be deemed to have made, and expressly disclaims, any representation or warranty, express or implied, as to:

               (v) THE AIRWORTHINESS, VALUE, CONDITION, DESIGN, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR USE OR FOR ANY PARTICULAR PURPOSE OF THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF;

               (w) THE QUALITY OF THE MATERIAL OR WORKMANSHIP WITH RESPECT TO THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF;

               (x) THE ABSENCE OF LATENT OR ANY OTHER DEFECT IN THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF, WHETHER OR NOT DISCOVERABLE;

               (y) THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT OR THE LIKE; OR

               (z) THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRFRAME, ANY ENGINE OR ANY PART THEREOF. The foregoing disclaimer shall in no way affect or limit (i) Existing Lessor's obligations under the Operative Agreements, or (ii) Existing Lessor's representations and warranties in Section 6.5 of this Agreement, in the Aircraft Bill of Sale, including without limitation the warranty of good title, or any other express representation or warranty in any Operative Agreement.

               3.1.4 TERMINATION OF EXISTING FINANCING AGREEMENTS

           (a) The Existing Lease and Existing Sublease for the Aircraft shall be terminated, and each of the Existing Lessor and Lessee shall take such action to evidence such termination as Owner Trustee or Mortgagee shall reasonably request, including execution and delivery of a termination agreement for the Existing Lease and Existing Sublease in form and substance reasonably acceptable to Owner Trustee and satisfactory for filing with the FAA, and UCC-3 termination statements with respect to the termination of the Existing Lease and Existing Sublease.

           (b) The Aircraft, Aircraft Documents and other collateral shall be released from the Lien of the Existing Mortgage, and the Existing Lessor and Existing Mortgagee shall take such action to evidence such release as Owner Trustee, Mortgagee or Lessee shall reasonably request, including the execution and delivery of a Lien release with respect to the Existing Mortgage in form and substance reasonably acceptable to Owner Trustee, Mortgagee and Lessee and satisfactory for filing with the FAA, and UCC-3 termination statements with respect to the release of the Aircraft from the Lien of the Existing Mortgage.

           (c) The Existing Participation Agreement shall be terminated, effective as of the Closing, and the parties thereto shall have no further obligation thereunder except for Sections 7, 10, 11 and 12 thereof and for any breach of such Agreement arising prior to the Closing.

           (d) Existing Lessor shall refund to Lessee "Basic Rent" (as defined in the Existing Lease) paid in advance by Lessee attributable to periods on and after the Closing Date determined by multiplying such Basic Rent by a fraction, the numerator of which shall be the number of days remaining in the month in which the Closing Date occurs (from and including the Closing Date) and the denominator of which shall be the total number of days in such month.

               3.1.5 TAXES

           Existing Lessor shall pay and discharge all applicable sales, use or similar Taxes, duties or fees assessed or levied by any federal, state, provincial or local taxing authority as a result of the sale and delivery of the Aircraft to Owner Trustee contemplated by this Agreement. Existing Lessor, Owner Trustee and Lessee will cooperate in order to minimize Taxes applicable to the sale and delivery of the Aircraft to Owner Trustee contemplated by this Agreement.

           3.2 COMMITMENT TO LEASE

           Subject to the terms and conditions of this Agreement, concurrently with the issuance of the Equipment Notes and the purchase of the Aircraft by the

Owner Trustee on the Closing Date, Owner Trustee shall lease the Aircraft to Lessee, and Lessee shall lease the Aircraft from Owner Trustee, under the Lease.

SECTION 4. PROCEDURE FOR PARTICIPATION IN PAYMENT OF LESSOR'S COST; POSTPONEMENT
           OF SCHEDULED CLOSING DATE

           4.1 NOTICES OF SCHEDULED CLOSING DATE

           Existing Mortgagee agrees to give Lessee, Existing Lessor, Participants, Owner Trustee, and Mortgagee at least five Business Days' written notice of the Scheduled Closing Date. Each Participant agrees that making available its respective Commitment shall constitute a waiver of such notice. Owner Trustee and Mortgagee shall be deemed to have waived such notice if Mortgagee shall have received from each Participant funds in the full amount of its respective Commitment.

           4.2 PAYMENT OF LESSOR'S COST

           (a) Each Participant agrees, subject to the terms and conditions of this Agreement, to make the Dollar amount of its respective Commitment available, by wire transfer of immediately available funds to WTC's account no. 0016-1728 at Citibank, NA, New York, New York ABA# 021-000-089, reference Continental Lease ____, at or before 12:00 Noon, New York City time, on the Scheduled Closing Date. All such funds made available by each Participant to WTC shall, until payment thereof to Existing Lessor as provided in Section 4.2(b)(ii) or return thereof to the respective Participant as provided in
Section 4.3.2, be held by WTC in trust for the benefit of the respective Participant, as the sole and exclusive property of the respective Participant and not as part of the Trust Estate or the Trust Indenture Estate.

           (b) Subject to the satisfaction or waiver by the applicable party of the conditions precedent set forth in Section 5, and simultaneously with the receipt by the parties hereto of all amounts to be paid to them on the Closing Date pursuant to this Section 4.2, Owner Trustee shall:

               (i) purchase, take title to, and accept delivery of the Aircraft, and in connection therewith execute the Delivery Receipt in the form of Exhibit J hereto;

               (ii) in consideration of the transfer of title to the Aircraft to Owner Trustee, direct WTC to pay, from the funds made available to WTC hereunder by the Participants, Lessor's Cost to Existing Lessor by wire transfer of immediately available funds to Existing Lessor's account set forth in Schedule 1 or as otherwise directed by Existing Lessor;

               (iii) execute an application for registration of the Aircraft with the FAA and Lease Supplement No. 1, in each case with respect to the Aircraft;

               (iv) execute the Trust Indenture and the initial Trust Indenture Supplement and issue the Equipment Notes to the Subordination Agent in accordance with Section 2.1(b);

               (v) lease the Aircraft to Lessee pursuant to the Lease; and

               (vi) take such other action as may be required to be taken by the Owner Trustee on the Closing Date by the terms of any Operative Agreement.

          4.3 POSTPONEMENT OF SCHEDULED CLOSING DATE

               4.3.1 POSTPONEMENT

           If for any reason whatsoever the Closing is not consummated on the Scheduled Closing Date, Existing Mortgagee may by telephonic notice, given by 5:00 p.m., New York City time (such telephonic notice to be promptly confirmed in writing by personal delivery or facsimile), on the Scheduled Closing Date to Lessee, Existing Lessor, each Participant, Owner Trustee and Mortgagee, designate a Delayed Closing Date.

               4.3.2 RETURN OF FUNDS

           If the Closing fails to occur on the Scheduled Closing Date, WTC shall promptly return to each Participant that makes funds available to it in accordance with Section 4.2(a) such funds, together with interest or income earned thereon.

               4.3.3 INVESTMENT OF FUNDS; INTEREST

           (a) If the Closing fails to occur on the Scheduled Closing Date, WTC shall, if so instructed in the notice from Existing Mortgagee, use reasonable efforts to invest, at the risk of Existing Mortgagee, the funds received by it from Participants in Cash Equivalents. Any such obligations purchased by WTC, whether directly or through a repurchase agreement, shall be held in trust by WTC for the benefit of the respective Participants that provided such funds, and not as part of the Trust Estate or the Trust Indenture Estate.

           (b) If the Closing fails to occur on the Scheduled Closing Date, unless WTC returns all funds to the Participants by 2:00 p.m., New York City time, on the Scheduled Closing Date, Existing Mortgagee shall, on the Scheduled Closing Date or on the date funds are required to be returned to Participants pursuant to Section 4.3.2, reimburse each Participant that has made funds available pursuant to Section 4.2 for the loss of the use of its funds, by paying to such Participant in immediately available funds an amount equal to the excess, if any, of (i) interest at the Debt Rate on the amount of such funds for the period from and including the Scheduled Closing Date to but excluding the Closing Date or, if earlier, the day on which such Participant's funds are returned if such return is made by 2:00 p.m., New York City time (or to but excluding the next following Business Day if such return is not made by such time) over (ii) any amount paid to such Participant in respect of interest or income earned by WTC pursuant to Section 4.3.3(a).

           (c) On the Closing Date or on the date funds are required to be returned to Participants pursuant to Section 4.3.2, Existing Mortgagee shall reimburse WTC, for the benefit of Participants that provided funds which are invested by WTC hereunder, for any losses incurred on such investments. All income and profits on the investment of such funds shall be for the respective accounts of such Participants, and WTC shall not be liable for failure to invest such funds or for any losses incurred on such investments, except for its own negligence or willful misconduct.

          4.4 CLOSING

           The Closing shall occur at the offices of Hughes Hubbard & Reed LLP, One Battery Park Plaza, New York, New York 10004, or such other place as the parties shall agree.

SECTION 5. CONDITIONS PRECEDENT

          5.1 CONDITIONS PRECEDENT TO OBLIGATIONS OF PARTICIPANTs

          The obligation of each Participant to make the Dollar amount of its respective Commitment available for payment as directed by the Owner Trustee on the Closing Date is subject to satisfaction or waiver by each such Participant, at or prior to the Closing, of the conditions precedent set forth below in this
Section 5.1; PROVIDED, that it shall not be a condition precedent to the obligation of any Participant that any document be produced or action taken that is to be produced or taken by such Participant or by a Person within such Participant's control; PROVIDED, FURTHER, that Sections 5.1.2(iii), (xv) and
(xxv) (G) and 5.1.15 shall not be conditions precedent to the obligation of Loan

Participant, and Section 5.1.2 (xxviii) and Section 5.1.5 shall not be a condition precedent to the obligation of Owner Participant.

               5.1.1 NOTICE

           Such Participant  shall have received the notice described in Section
4.1 or, in the case of a Delayed Closing Date, 4.3, when and as required thereby, or shall have waived such notice.

               5.1.2 DELIVERY OF DOCUMENTS

           Such Participant shall, except as noted below, have received executed counterparts of the following agreements, instruments, certificates or documents, and each of such counterparts (a) shall have been duly authorized, executed and delivered by the respective party or parties thereto, (b) shall be reasonably satisfactory in form and substance to such Participant and (c) shall be in full force and effect:

               (i) the Lease; PROVIDED, that only Mortgagee shall receive the sole executed chattel paper original thereof;

               (ii) Lease Supplement No. 1; PROVIDED, that only Mortgagee shall receive the sole executed chattel paper original thereof;

               (iii) the Tax Indemnity Agreement; PROVIDED, that only Owner Participant and Lessee shall receive copies of the Tax Indemnity Agreement;

               (iv) the Trust Agreement;

               (v) the Trust Indenture;

               (vi) the initial Trust Indenture Supplement;

               (vii) the Purchase Agreement Assignment;

               (viii) the Consent and Agreement;

               (ix) the Equipment Notes dated the Closing Date; PROVIDED, that only the Subordination Agent shall receive the authenticated Equipment Notes;

               (x) an excerpted copy of the Purchase Agreement to the extent relating to Airframe Manufacturer's warranties or related obligations or any right in the Purchase Agreement assigned to Owner Trustee pursuant to the Purchase Agreement Assignment; PROVIDED, that only Owner Trustee and Mortgagee shall receive copies of such agreements

          (copies of which may be inspected by Participants and their respective special counsel on the Closing Date, but after the Closing Date such copies shall be retained by Owner Trustee and Mortgagee and may be inspected and reviewed by Owner Participant or Loan Participant or their respective counsel if and only if there shall have occurred and be continuing a Lease Default or Lease Event of Default);

               (xi) the Bills of Sale;

               (xii) the Express Sublease;

               (xiii) termination agreements with respect to the Existing Lease and the Existing Sublease and a release of the Aircraft, Aircraft Documents and other collateral from the Lien of the Existing Mortgage, as contemplated by Section 3.1.4;

               (xiv) the broker's report and insurance  certificates required by
          Section 11 of the Lease;

               (xv) an appraisal or appraisals from an Appraiser, which appraisal or appraisals shall be reasonably satisfactory in form and substance to Owner Participant; PROVIDED, that only Owner Participant shall receive a copy of its appraisal (the "Appraisal");

               (xvi) (A) a copy of the Certificate of Incorporation  and By-Laws of Lessee and resolutions of the board of directors of Lessee and/or the executive committee thereof, in each case certified as of the Closing Date, by the Secretary or an Assistant Secretary of Lessee, duly authorizing the execution, delivery and performance by Lessee of the Lessee Operative Agreements required to be executed and delivered by Lessee on or prior to the Closing Date in accordance with the provisions hereof and thereof; (B) an incumbency certificate of Lessee, Existing Lessor, Existing Mortgagee, Airframe Manufacturer, Owner Participant, Owner Participant Parent, First Security and WTC as to the person or persons authorized to execute and deliver the relevant Operative Agreements on behalf of such party; and (C) a copy of the Certificate of Incorporation or Articles of Incorporation and By-Laws and general authorizing resolutions of the boards of directors (or executive committees) or other satisfactory evidence of authorization of Existing Lessor, Existing Mortgagee, Airframe Manufacturer, Owner Participant's General Partner, Owner Participant Parent, First Security and WTC, and a copy of Owner Participant's Certificate of Limited Partnership and Agreement of Limited Partnership certified as of the Closing Date by the Secretary or an

          Assistant or Attesting Secretary of Existing Lessor, Existing Mortgagee, Airframe Manufacturer, Owner Participant, Owner Participant Parent, First Security and WTC, respectively, which authorize the execution, delivery and performance by Existing Lessor, Existing Mortgagee, Airframe Manufacturer, Owner Participant, Owner Participant Parent, First Security and WTC, respectively, of each of the Operative Agreements to which it is a party, together with such other documents and evidence with respect to it as Lessee or any Participant may reasonably request in order to establish the consummation of the transactions contemplated by this Agreement and the taking of all corporate proceedings in connection therewith;

               (xvii) an Officer's Certificate of Lessee, dated as of the Closing Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               (xviii) an Officer's Certificate of First Security, dated as of the Closing Date, stating that its representations and warranties, in its individual capacity and as Owner Trustee, set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               (xix) an Officer's Certificate of Owner Participant, dated as of the Closing Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               (xx) an Officer's Certificate of WTC, dated as of the Closing Date, stating that its representations and warranties in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               (xxi) an Officer's Certificate of Existing Lessor, dated as of the Closing Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               (xxii) an Officer's Certificate of Existing Mortgagee, dated as of the Closing Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               (xxiii) an application for registration of the Aircraft with the FAA in the name of Owner Trustee; PROVIDED, that only special counsel in Oklahoma City, Oklahoma shall receive the sole executed copy thereof for filing with the FAA;

               (xxiv) the Financing Statements;

               (xxv) the following opinions of counsel, in each case dated the Closing Date:

                    (A) an opinion of Hughes Hubbard & Reed LLP, special counsel to Lessee, substantially in the form of Exhibit A;

                    (B) an opinion of Lessee's Legal  Department,  substantially in the form of Exhibit B;

                    (C) an opinion of (x) corporate counsel to Airframe Manufacturer, substantially in the form of Exhibit C-1, and (y) Condon & Forsyth, special counsel to Airframe Manufacturer, substantially in the form of Exhibit C-2;

                    (D) an opinion of Ray, Quinney & Nebeker, special counsel to
               Owner Trustee, substantially in the form of Exhibit D;

                    (E) an  opinion  of  Morris,  James,  Hitchens  &  Williams, special counsel to Mortgagee and Loan Participant, substantially in the form of Exhibit E;

                    (F) an opinion of Special  Counsel to Owner  Participant and
               Owner Participant Parent and an opinion of Local Counsel to Owner Participant and Owner Participant Parent (each as defined in
               Schedule 3 to this Agreement), substantially in the form of Exhibit F-1 and F-2, respectively;

                    (G) an opinion of Special Tax  Counsel to Owner  Participant
               (as defined in Schedule 3 to this Agreement), with respect to certain tax consequences of the transactions contemplated hereby; PROVIDED, that only Owner Participant shall receive such opinion;

                    (H) an  opinion  of Condon &  Forsyth,  special  counsel  to
               Existing Lessor, substantially in the form of Exhibit G;

                    (I) an opinion of Haight Gardner  Holland & Knight,  special counsel to Existing Mortgagee, substantially in the form of Exhibit H; and

                    (J) an opinion of Lytle Soule & Curlee,  special  counsel in
               Oklahoma City, Oklahoma, substantially in the form of Exhibit I;

               (xxvi) a copy of a current, valid Standard Certificate of Airworthiness for the Aircraft duly issued by the FAA;

               (xxvii) an Officer's Certificate of Airframe Manufacturer, dated as of the Closing Date, stating that its representations and warranties set forth in this Agreement are true and correct as of the Closing Date (or, to the extent that any such representation and warranty expressly relates to an earlier date, true and correct as of such earlier date);

               (xxviii) the Owner Participant Guaranty;

               (xxix) the Equity Guaranty; PROVIDED that only Owner Participant, Existing Mortgagee and Owner Trustee shall receive copies of the Equity Guaranty; and

               (xxix) the Participants and their respective counsel shall have received copies of such documents and papers as such Participants may reasonably request, other than (A) in the case of Loan Participant, copies of the Purchase Agreement, provided that special counsel for Loan Participant may inspect the Purchase Agreement in connection with the transactions contemplated hereby or as a basis for such counsel's closing opinion, and (B) in the case of parties other than Owner Participant and its special counsel, the Tax Indemnity Agreement.

               5.1.3 OTHER COMMITMENTS

           Each other Participant shall have made available the Dollar amount of its Commitment in accordance with Section 4.

               5.1.4 VIOLATION OF LAW

           No change shall have occurred after the date of this Agreement in any applicable Law that makes it a violation of Law for (a) Lessee, Existing Lessor, Existing Mortgagee, any Participant, Subordination Agent, Owner Trustee or Mortgagee to execute, deliver and perform the Operative Agreements to which any of them is a party or (b) any Participant to make the Dollar amount of its Commitment available or, in the case of any Loan Participant, to acquire an Equipment Note or to realize the benefits of the security afforded by the Trust Indenture.

               5.1.5 PERFECTED SECURITY INTEREST

           On the Closing Date, after giving effect to the filing of the FAA Filed Documents and the Financing Statements, Mortgagee shall have received a duly perfected first priority security interest in all of Owner Trustee's right, title and interest in the Aircraft and the Lease, subject only to Permitted Liens.

               5.1.6 REPRESENTATIONS, WARRANTIES AND COVENANTS

           The representations and warranties of each other party to this Agreement made, in each case, in this Agreement and in any other Operative Agreement to which it is a party, shall be true and accurate in all material respects as of the Closing Date (unless any such representation and warranty shall have been made with reference to a specified date, in which case such representation and warranty shall be true and accurate as of such specified date) and each other party to this Agreement shall have performed and observed, in all material respects, all of its covenants, obligations and agreements in this Agreement and in any other Operative Agreement to which it is a party to be observed or performed by it as of the Closing Date.

               5.1.7 NO EVENT OF DEFAULT

           On the Closing Date, no event shall have occurred and be continuing, or would result from the sale, mortgage or lease of the Aircraft, which constitutes a Lease Default or Lease Event of Default, or an Indenture Default or Indenture Event of Default.

               5.1.8 NO EVENT OF LOSS

           On the Closing Date, no Event of Loss with respect to the Airframe or any Engine shall have occurred and no circumstance, condition, act or event that, with the giving of notice or lapse of time or both, would give rise to or constitute an Event of Loss with respect to the Airframe or any Engine shall have occurred.

               5.1.9 TITLE

           Owner Trustee shall have good title (subject to filing and recordation of the FAA Bill of Sale with the FAA) to the Aircraft, free and clear of Liens, except (a) the rights of Lessee under the Lease and Lease Supplement No. 1, (b) the Lien created by the Trust Indenture and the initial Trust Indenture Supplement and (c) other Permitted Liens.

               5.1.10 CERTIFICATION

           The Aircraft shall have been duly certificated by the FAA as to type and airworthiness.

               5.1.11 SECTION 1110

           Owner Trustee, as lessor under the Lease (and Mortgagee, as assignee of Owner Trustee under the Trust Indenture), shall be entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

               5.1.12 FILING

           On the Closing Date (a) the FAA Filed Documents shall have been duly filed for recordation (or shall be in the process of being so duly filed for recordation) with the FAA in accordance with the Act and (b) each Financing Statement shall have been duly filed (or shall be in the process of being so duly filed) in the appropriate jurisdiction.

               5.1.13 NO PROCEEDINGS

           No action or proceeding shall have been instituted, nor shall any action be threatened in writing, before any Government Entity, nor shall any order, judgment or decree have been issued or proposed to be issued by any Government Entity, to set aside, restrain, enjoin or prevent the completion and consummation of this Agreement or any other Operative Agreement or the transactions contemplated hereby or thereby.

               5.1.14 GOVERNMENTAL ACTION

           All appropriate action required to have been taken prior to the Closing Date by the FAA, or any governmental or political agency, subdivision or instrumentality of the United States, in connection with the transactions contemplated by this Agreement shall have been taken, and all orders, permits, waivers, authorizations, exemptions and approvals of such entities required to be in effect on the Closing Date in connection with the transactions contemplated by this Agreement shall have been issued.

           5.2 Conditions Precedent to Obligations of Owner Trustee

           The obligation of Owner Trustee to apply the Commitments of the Participants to pay Lessor's Cost on the Closing Date is subject to satisfaction or waiver by Owner Trustee, at or prior to the Closing, of the conditions precedent set forth below in this Section 5.2.

               5.2.1 NOTICE

           Owner Trustee shall have received the notice described in Section 4.1 or, in the case of a Delayed Closing Date, 4.3, when and as required thereby, or shall have waived such notice.

               5.2.2 DOCUMENTS

           Executed originals of the agreements, instruments, certificates or documents described in Section 5.1.2 shall have been received by Owner Trustee, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Owner Trustee.

               5.2.3 OTHER CONDITIONS PRECEDENT

           Each of the conditions set forth in Sections 5.1.4,  5.1.6, 5.1.7 and
5.1.11 shall have been satisfied unless the failure of any such condition to be satisfied is the result of any action or inaction by Owner Trustee.

           5.3 Conditions Precedent to Obligations of Mortgagee

           The obligation of Mortgagee to authenticate the Equipment Notes on the Closing Date is subject to the satisfaction or waiver by Mortgagee, at or prior to the Closing, of the conditions precedent set forth below in this
Section 5.3.

               5.3.1 NOTICE

           Mortgagee shall have received the notice described in Section 4.1 or, in the case of a Delayed Closing Date, 4.3, when and as required thereby, or shall have waived such notice.

               5.3.2 DOCUMENTS

           Executed originals of the agreements, instruments, certificates or documents described in Section 5.1.2 shall have been received by Mortgagee, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Mortgagee.

               5.3.3 OTHER CONDITIONS PRECEDENT

           Each of the conditions set forth in Sections 5.1.4,  5.1.6, 5.1.7 and
5.1.11 shall have been satisfied unless the failure of any such condition to be satisfied is the result of any action or inaction by Mortgagee.

           5.4       Conditions Precedent to Obligations of Lessee

           The obligation of Lessee to lease the Aircraft on the Closing Date and to take the other actions required by this Agreement to be taken by it at the Closing is subject to the satisfaction or waiver by Lessee, at or prior to the Closing, of the conditions precedent set forth below in this Section 5.4.

               5.4.1 DOCUMENTS

           Executed originals of the agreements, instruments, certificates or documents described in Section 5.1.2 shall have been received by Lessee, except as specifically provided therein, and shall be satisfactory to Lessee, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Lessee.

               5.4.2 SALES TAX

           Lessee shall be satisfied that no sales, use, value added, goods and services or like tax, and no stamp tax duty, is payable with respect to the delivery of the Aircraft on the Closing Date to the extent that Lessee has liability therefor under Section 9.3.

               5.4.3 OTHER CONDITIONS PRECEDENT

           Each of the conditions set forth in Sections 5.1.3 (as to all Participants), 5.1.4, 5.1.6, 5.1.7 (as to Indenture Defaults or Indenture Events of Default not constituting Lease Defaults or Lease Events of Default, respectively), 5.1.8, 5.1.9, 5.1.10, 5.1.11, 5.1.12, 5.1.13 and 5.1.14 shall have been satisfied or waived by Lessee, unless the failure of any such condition to be satisfied is the result of any action or inaction by Lessee.

           5.5 CONDITIONS PRECEDENT TO OBLIGATIONS OF EXISTING LESSOR AND EXISTING MORTGAGEE

           The obligation of Existing Lessor to sell and transfer the Aircraft to Owner Trustee at the time of the Closing and the respective obligations of each of Existing Lessor and Existing Mortgagee to take the other actions required by this Agreement to be taken by it at the Closing is subject to the satisfaction or waiver by it, at or prior to the Closing, of the conditions precedent set forth below in this Section 5.5.

               5.5.1 TENDER OF LESSOR'S COST

           Owner Trustee shall have tendered to Existing Lessor Lessor's Cost pursuant to Section 4.2, subject to performance by Existing Lessor and Existing Mortgagee of their respective obligations under this Agreement.

               5.5.2 DOCUMENTS

           In the case of Existing Mortgagee, in its capacity as Equity Guarantor, executed originals of the agreements, instruments, certificates or documents described in Section 5.1.2 shall have been received by Equity Guarantor, except as specifically provided therein, unless the failure to receive any such agreement, instrument, certificate or document is the result of any action or inaction by Equity Guarantor.

               5.5.3 OTHER CONDITIONS PRECEDENT

           The condition set forth in Section 5.1.4(a) shall have been satisfied with respect to it.

           5.6 POST-REGISTRATION OPINION

           Promptly upon the registration of the Aircraft and the recordation of the FAA Filed Documents pursuant to the Act, Airframe Manufacturer will cause Lytle Soule & Curlee, special counsel in Oklahoma City, Oklahoma, to deliver to Lessee, Existing Lessor, Existing Mortgagee, each Participant, Owner Trustee and Mortgagee a favorable opinion or opinions addressed to each of them with respect to such registration and recordation.

SECTION 6. REPRESENTATIONS AND WARRANTIES

           6.1 LESSEE'S REPRESENTATIONS AND WARRANTIES

           Lessee represents and warrants to each Participant, Equity Guarantor, Existing Mortgagee, Existing Lessor, Airframe Manufacturer, Subordination Agent, Owner Trustee and Mortgagee that:

               6.1.1 ORGANIZATION; QUALIFICATION

           Lessee is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into and perform its obligations under the Lessee Operative Agreements. Lessee is duly qualified to do business as a foreign corporation in good standing in each jurisdiction in which the nature and extent of the business conducted by it, or the ownership of its properties, requires such qualification, except where the failure to be so qualified would not give rise to a Material Adverse Change to Lessee.

               6.1.2 CORPORATE AUTHORIZATION

           Lessee has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Lessee Operative Agreements, and the performance of its obligations thereunder.

               6.1.3 NO VIOLATION

           The execution and delivery by Lessee of the Lessee Operative Agreements, the performance by Lessee of its obligations thereunder and the consummation by Lessee on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of Lessee, (b) violate any Law applicable to or binding on Lessee or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Lessee), or result in the creation of any Lien (other than as permitted under the Lease) upon the Aircraft under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Lessee is a party or by which Lessee or any of its properties is bound.

               6.1.4 APPROVALS

           The execution and delivery by Lessee of the Lessee Operative Agreements, the performance by Lessee of its obligations thereunder and the consummation by Lessee on the Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Lessee and (b) any Government Entity, other than the filing of (x) the FAA Filed Documents and the Financing Statements (and continuation statements periodically) and (y) filings, recordings, notices or other ministerial actions pursuant to any routine recording, contractual or regulatory requirements applicable to it.

               6.1.5 VALID AND BINDING AGREEMENTS

           The Lessee Operative Agreements have been duly authorized, executed and delivered by Lessee and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, constitute the legal, valid and binding obligations of Lessee and are enforceable against Lessee in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

               6.1.6 LITIGATION

           Except as set forth in Lessee's most recent Annual Report on Form 10-K, as amended, filed by Lessee with the SEC on or prior to the Closing Date, or in any Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Lessee with the SEC subsequent to such Form 10-K and on or prior to the Closing Date, no action, claim or proceeding is now pending or, to the Actual Knowledge of Lessee, threatened, against Lessee, before any court, governmental body, arbitration board, tribunal or administrative agency, which is reasonably likely to be determined adversely to Lessee and if determined adversely to Lessee would result in a Material Adverse Change.

               6.1.7 FINANCIAL CONDITION

           The audited consolidated balance sheet of Lessee with respect to Lessee's most recent fiscal year included in Lessee's most recent Annual Report on Form 10-K, as amended, filed by Lessee with the SEC, and the related consolidated statements of operations and cash flows for the period then ended have been prepared in accordance with GAAP and fairly present in all material respects the financial condition of Lessee and its consolidated subsidiaries as of such date and the results of its operations and cash flows for such period, and since the date of such balance sheet, there has been no material adverse change in such financial condition or operations of Lessee, except for matters disclosed in (a) the financial statements referred to above, (b) any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K filed by Lessee with the SEC on or prior to the date hereof, or (c) any prospectus or prospectus supplement filed by Lessee with the SEC in connection with the offering of the Pass Through Certificates.

               6.1.8 REGISTRATION AND RECORDATION

           Except for (a) the registration of the Aircraft with the FAA pursuant to the Act in the name of Owner Trustee, (b) the filing for recordation (and recordation) of the FAA Filed Documents, (c) the filing of the Financing Statements (and continuation statements relating thereto at periodic intervals),
(d) the taking of possession and retention by Mortgagee of the original counterparts of the Lease and Lease Supplement No. 1 and (e) the affixation of the nameplates referred to in Section 7.1.3 of the Lease, no further action, including any filing or recording of any document (including any financing statement in respect thereof under Article 9 of the UCC) is necessary in order to establish and perfect the right, title or interest of Owner Trustee, and the Mortgagee's security interest, in the Aircraft and the Lease, as against Lessee and any other Person, in each case, in any applicable jurisdiction in the United States.

               6.1.9 CHIEF EXECUTIVE OFFICE

           The chief executive office (as such term is defined in Article 9 of the UCC) of Lessee is located at 2929 Allen Parkway, Houston, Texas 77019.

               6.1.10 NO DEFAULT

           No  event  which,   if  the  Aircraft  were  subject  to  the  Lease,
constitutes a Lease Event of Default has occurred and is continuing.

               6.1.11 NO EVENT OF LOSS

           No Event of Loss has occurred with respect to the Airframe or any Engine, and, to the Actual Knowledge of Lessee, no circumstance, condition, act or event has occurred that, with the giving of notice or lapse of time or both gives rise to or constitutes an Event of Loss with respect to the Airframe or any Engine.

               6.1.12 COMPLIANCE WITH LAWS

           (a) Lessee is a Citizen of the United States and a U.S. Air Carrier.

           (b) Lessee holds all licenses, permits and franchises from the appropriate Government Entities necessary to authorize Lessee to lawfully engage in air transportation and to carry on scheduled commercial passenger service as currently conducted, except where the failure to so hold any such license, permit or franchise would not give rise to a Material Adverse Change to Lessee.

           (c) Lessee is not an "investment company" or a company controlled by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               6.1.13 SECURITIES LAWS

           Neither Lessee nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate and Trust Agreement, or any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person in violation of the Securities Act.

               6.1.14 BROKER'S FEES

           No Person acting on behalf of Lessee is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions.

               6.1.15 SECTION 1110

           Owner Trustee, as lessor under the Lease (and Mortgagee, as assignee under the Trust Indenture), is entitled to the benefits of Section 1110 (as currently in effect) with respect to the right to take possession of the Airframe and Engines as provided in the Lease in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor.

           6.2 Owner Participant's Representations and Warranties

           Owner   Participant   represents   and   warrants  to  Lessee,   Loan
Participant, Equity Guarantor, Existing Mortgagee, Existing Lessor, Airframe Manufacturer, Subordination Agent, Owner Trustee and Mortgagee that:

               6.2.1 ORGANIZATION, ETC.

           Owner  Participant  is  a  limited   partnership,   duly  formed  and
organized,  validly  existing  and in good  standing  under  the  Laws of the OP

Jurisdiction, has full power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into, and perform its obligations under the Owner Participant Agreements, and the Owner Participant Parent has a tangible net worth (exclusive of goodwill) greater than $25,000,000.

               6.2.2 NECESSARY AUTHORIZATION

           Owner Participant has taken, or caused to be taken, all necessary action (including, without limitation, the obtaining of any consent or approval required by its partnership agreement or other governing documents) to authorize the execution and delivery of each of the Owner Participant Agreements, and the performance of its obligations thereunder.

               6.2.3 NO VIOLATION

           The execution and delivery by Owner Participant of the Owner Participant Agreements, the performance by Owner Participant of its obligations thereunder and the consummation by Owner Participant on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the partnership agreement or other governing documents of Owner Participant,
(b) violate any Law applicable to or binding on Owner Participant or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Owner Participant), or result in the creation of any Lien (other than as provided for or otherwise permitted in the Operative Agreements) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Owner Participant is a party or by which Owner Participant or any of its properties is bound.

               6.2.4 APPROVALS

           The execution and delivery by Owner Participant of the Owner Participant Agreements, the performance by Owner Participant of its obligations thereunder and the consummation by Owner Participant on the Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Owner Participant and
(b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

               6.2.5 VALID AND BINDING AGREEMENTS

           The Owner Participant Agreements have been duly authorized, executed and delivered by Owner Participant and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of Owner Participant and are enforceable against Owner Participant in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

               6.2.6 CITIZENSHIP

           Based on ss. 47.7 of the FAA Regulations and assuming that the Trust Agreement has been duly executed by the Lessor, the citizenship status of Owner Participant does not restrict the U.S. registration of the Aircraft pursuant to the Act.

               6.2.7 NO LIENS

           On the Closing Date, there are no Lessor Liens attributable to Owner Participant in respect of all or any part of the Trust Estate.

               6.2.8 INVESTMENT BY OWNER PARTICIPANT

           Owner Participant's beneficial interest in the Trust Estate is being acquired by it for its own account, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Section 10, the disposition by Owner Participant of its beneficial interest in the Trust Estate shall at all times be within its control.

               6.2.9 ERISA

           No part of the funds to be used by Owner Participant or Owner Participant Parent to acquire or hold its interests in the Trust Estate to be acquired by it under this Agreement directly or indirectly constitutes assets of a Plan.

               6.2.10 LITIGATION

           There are no pending or, to the Actual Knowledge of Owner Participant, threatened actions or proceedings against Owner Participant or Owner Participant Parent before any court, governmental body, arbitration board, administrative agency or tribunal which, if determined adversely to Owner

Participant or Owner Participant Parent, would materially adversely affect the ability of Owner Participant to perform its obligations under the Owner Participant Agreements or Owner Participant Parent to perform its obligations under the Owner Participant Guaranty.

               6.2.11 SECURITIES LAWS

           Neither Owner Participant nor any person Owner Participant has authorized to act on its behalf has directly or indirectly offered any beneficial interest in or Security relating to the ownership of the Aircraft or any interest in the Trust Estate, or any of the Equipment Notes or any other interest in or Security under the Trust Indenture for sale to, or solicited any offer to acquire any of the same from, any Person in violation of the registration provisions of the Securities Act or applicable state securities Laws.

               6.2.12 BROKER'S FEES

           No Person acting on behalf of Owner Participant or Owner Participant Parent is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions other than Nationsbanc Investments, the fees of which are being paid by the Owner Participant.

           6.3 FIRST SECURITY'S REPRESENTATIONS AND WARRANTIES

           First Security represents and warrants to Lessee, Owner Participant, Equity Guarantor, Existing Mortgagee, Existing Lessor, Airframe Manufacturer, Loan Participants, Subordination Agent and Mortgagee that:

               6.3.1 ORGANIZATION, ETC.

           First Security is a national banking association duly organized, validly existing and in good standing under the Laws of the United States, holding a valid certificate to do business as a national banking association with banking authority to execute and deliver, and perform its obligations under, the Owner Trustee Agreements.

               6.3.2 CORPORATE AUTHORIZATION

           First Security has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Articles of Association or By-Laws) to authorize the execution and delivery by First Security, in its individual capacity and as Owner Trustee, of each of the Owner Trustee Agreements, and the performance of its obligations thereunder.

               6.3.3 NO VIOLATION

           The execution and delivery by First Security, in its individual capacity and as Owner Trustee of the Owner Trustee Agreements, the performance by First Security, in its individual capacity and as Owner Trustee, of its obligations thereunder and the consummation by First Security in its individual capacity and as Owner Trustee on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Articles of Association or By-Laws of First Security, (b) violate any Law applicable to or binding on Owner Trustee or First Security or (c) violate or constitute any default under(other than any violation or default that would not result in a Material Adverse Change to First Security, in its individual capacity or as Owner Trustee), or result in the creation of any Lien (other than the lien of the Trust Indenture) upon any property of First Security, in its individual capacity and as Owner Trustee, or any of its subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which First Security, in its individual capacity and as Owner Trustee, is a party or by which First Security, in its individual capacity and as Owner Trustee, or any of its properties is or may be bound or affected.

               6.3.4 APPROVALS

           The execution and delivery by First Security, in its individual capacity and as Owner Trustee, of the Owner Trustee Agreements, the performance by First Security, in its individual capacity and as Owner Trustee, of its obligations thereunder and the consummation by First Security, in its individual capacity and as Owner Trustee, on the Closing Date of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of First Security or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

               6.3.5 VALID AND BINDING AGREEMENTS

           The Owner Trustee Agreements have been duly authorized, executed and delivered by First Security, in its individual capacity or as Owner Trustee, as the case may be, and constitute the legal, valid and binding obligations of First Security, in its individual capacity and as Owner Trustee, and, assuming the due authorization, execution and delivery thereof by the other party or parties thereto, are enforceable against First Security, in its individual capacity and as Owner Trustee, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

               6.3.6 CITIZENSHIP

          On the Closing Date, First Security is a Citizen of the United States.

               6.3.7 CHIEF EXECUTIVE OFFICE

           The chief executive office (as such term is defined in Article 9 of the UCC) of Owner Trustee is located at 79 South Main Street, Salt Lake City, Utah 84111.

               6.3.8 TITLE

           On the Closing Date, Owner Trustee shall have received whatever title to the Aircraft as was conveyed to it by Existing Lessor.

               6.3.9 NO LIENS; FINANCING STATEMENTS

           On the Closing Date, there are no Lessor Liens attributable to First Security or Owner Trustee in respect of all or any part of the Aircraft, Trust Estate or the Trust Indenture Estate. Except for the Financing Statements, it has not, either in its individual capacity or as Owner Trustee, executed any UCC financing statements relating to the Aircraft or the Lease.

               6.3.10 LITIGATION

           There are no pending or, to the Actual Knowledge of First Security, threatened actions or proceedings against First Security or Owner Trustee before any court, governmental body, arbitration board, administrative agency or tribunal which, if determined adversely to First Security, would materially adversely affect the ability of First Security or Owner Trustee to perform its obligations under the Owner Trustee Agreements.

               6.3.11 SECURITIES LAWS

           Neither First Security, nor any person authorized to act on its behalf, has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any person other than the Participants, except for the offering and sale of the Pass Through Certificates.

               6.3.12 EXPENSES AND TAXES

           There are no Expenses or Taxes that may be imposed on or asserted against the Trust, the Trust Estate or any part thereof or any interest therein, the Trust Indenture Estate, Lessee, Owner Participant, any Pass Through Trustee, Subordination Agent, Owner Trustee or Mortgagee (except as to Owner Trustee, Taxes imposed on the fees payable to Owner Trustee) under the laws of Utah in connection with the execution, delivery or performance of any Operative Agreement by Owner Trustee or in connection with the issuance of the Equipment Notes, which Expenses or Taxes would not have been imposed if Owner Trustee had not (x) had its principal place of business in, (y) performed (in its individual capacity or as Owner Trustee) any or all of its duties under the Operative Agreements in or (z) engaged in any activities unrelated to the transactions contemplated by the Operative Agreements in, the State of Utah.

           6.4 WTC'S REPRESENTATIONS AND WARRANTIES

           WTC represents and warrants (with respect to Section 6.4.10, solely in its capacity as Subordination Agent) to Lessee, Owner Participant, Equity Guarantor, Existing Mortgagee, Existing Lessor, Airframe Manufacturer, and Owner Trustee that:

               6.4.1 ORGANIZATION, ETC.

           WTC is a Delaware banking corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, holding a valid certificate to do business as a Delaware banking corporation with banking authority to execute and deliver, and perform its obligations under, the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements.

               6.4.2 CORPORATE AUTHORIZATION

           WTC has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by Law or by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery by WTC, in its individual capacity or as

Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the Mortgagee Agreements, the Pass Through Trustee Agreements and the
Subordination   Agent   Agreements  and  the   performance  of  its  obligations
thereunder.

               6.4.3 NO VIOLATION

           The execution and delivery by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements, the performance by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of WTC, (b) violate any Law applicable to or binding on WTC, in its individual capacity or (except in the case of any Law relating to any Plan) as Mortgagee, a Pass Through Trustee or Subordination Agent, or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to WTC, in its individual capacity or Mortgagee, a Pass Through Trustee or Subordination Agent), or result in the creation of any Lien (other than the lien of the Trust Indenture) upon any property of WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, or any of WTC's subsidiaries under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other agreement, instrument or document to which WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, is a party or by which WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, or any of their respective properties is bound.

               6.4.4 APPROVALS

           The execution and delivery by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements, the performance by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of its obligations thereunder and the consummation on the Closing Date by WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, of the transactions contemplated thereby do not and will not require the consent, approval or authorization of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of WTC or (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

               6.4.5 VALID AND BINDING AGREEMENTS

           The Mortgagee Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements have been duly authorized, executed and delivered by WTC and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, and are enforceable against WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

               6.4.6 CITIZENSHIP

           WTC is a Citizen of the United States.

               6.4.7 NO LIENS

           On the Closing Date, there are no Lessor Liens attributable to WTC in respect of all or any part of the Trust Estate or the Trust Indenture Estate.

               6.4.8 LITIGATION

           There are no pending or, to the Actual Knowledge of WTC, threatened actions or proceedings against WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, before any court, administrative agency or tribunal which, if determined adversely to WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, would materially adversely affect the ability of WTC, in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, to perform its obligations under any of the Mortgagee Agreements, the Pass Through Trustee Agreements or the Subordination Agent Agreements.

               6.4.9 SECURITIES LAWS

           Neither WTC nor any person authorized to act on its behalf has directly or indirectly offered any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Indenture Estate or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicited any offer to acquire any such interest or security from, or has sold any such interest or security to, any Person other than the Participants, except for the offering and sale of the Pass Through Certificates.

               6.4.10 INVESTMENT

           The Equipment Notes to be acquired by the Subordination Agent are being acquired by it for the account of the Pass Through Trustees, for investment and not with a view to any resale or distribution thereof, except that, subject to the restrictions on transfer set forth in Section 10.1.3, the disposition by it of its Equipment Notes shall at all times be within its control.

               6.4.11 TAXES

           There are no Taxes payable by any Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision or taxing authority thereof in connection with the execution, delivery and performance by such Pass Through Trustee or WTC, as the case may be, of this Agreement or any of the Pass Through Trustee Agreements (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and there are no Taxes payable by any Pass Through Trustee or WTC, as the case may be, imposed by the State of Delaware or any political subdivision thereof in connection with the acquisition, possession or ownership by any such Pass Through Trustee of any of the Equipment Notes (other than franchise or other taxes based on or measured by any fees or compensation received by any such Pass Through Trustee or WTC, as the case may be, for services rendered in connection with the transactions contemplated by any of the Pass Through Trust Agreements), and, assuming that the trusts created by the Pass Through Trust Agreements will not be taxable as corporations, but, rather, each will be characterized as a grantor trust under subpart E, Part I of Subchapter J of the Code or as a partnership under Subchapter K of the Code, such trusts will not be subject to any Taxes imposed by the State of Delaware or any political subdivision thereof.

               6.4.12 CONTROL

           WTC  is not  an  Affiliate  of the  Owner  Participant  or the  Owner
Trustee.

               6.4.13 BROKER'S FEES

           No Person acting on behalf of WTC, in its individual capacity or as Mortgagee, any Pass Through Trustee or Subordination Agent, is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions.

           6.5 EXISTING LESSOR'S REPRESENTATIONS AND WARRANTIES

           Existing Lessor represents and warrants to Lessee, each Participant, Equity Guarantor, Existing Mortgagee, Subordination Agent, Owner Trustee and Mortgagee that:

               6.5.1 ORGANIZATION, ETC.

           Existing Lessor is a corporation duly incorporated, validly existing and in good standing under the Laws of the State of Delaware, and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into, and perform its obligations under the Existing Lessor Agreements.

               6.5.2 CORPORATE AUTHORIZATION

           Existing Lessor has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its Certificate of Incorporation or By-Laws) to authorize the execution and delivery of each of the Existing Lessor Agreements, and the performance of its obligations thereunder.

               6.5.3 NO VIOLATION

           The execution and delivery by Existing Lessor of the Existing Lessor Agreements, the performance by Existing Lessor of its obligations thereunder and the consummation by Existing Lessor on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the Certificate of Incorporation or By-Laws of Existing Lessor, (b) violate any Law applicable to or binding on Existing Lessor or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Existing Lessor), or result in the creation of any Lien (other than as provided for or otherwise permitted in the Operative

Agreements) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Existing Lessor is a party or by which Existing Lessor or any of its properties is bound.

               6.5.4 APPROVALS

           The execution and delivery by Existing Lessor of the Existing Lessor Agreements, the performance by Existing Lessor of its obligations thereunder and the consummation by Existing Lessor on the Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Existing Lessor and (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

               6.5.5 VALID AND BINDING AGREEMENTS

           The Existing Lessor Agreements have been duly authorized, executed and delivered by Existing Lessor and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of Existing Lessor and are enforceable against Existing Lessor in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

               6.5.6 TITLE

           On the Closing Date, Existing Lessor shall have, and the Bills of Sale shall convey to Owner Trustee good marketable title to the Aircraft, free and clear of all claims, Liens and encumbrances of any nature, except Permitted Liens.

               6.5.7 LITIGATION

           There are no pending or, to the Actual Knowledge of Existing Lessor, threatened actions or proceedings against Existing Lessor before any court, governmental body, arbitration board, administrative agency or tribunal which, if determined adversely to Existing Lessor, would materially adversely affect the ability of Existing Lessor to perform its obligations under the Existing Lessor Agreements.

               6.5.8 SECURITIES LAWS

           Neither Existing Lessor nor any person Existing Lessor has authorized to act on its behalf has directly or indirectly offered any beneficial interest in or Security relating to the ownership of the Aircraft or any interest in the Trust Estate, or any of the Equipment Notes or any other interest in or Security under the Trust Indenture for sale to, or solicited any offer to acquire any of the same from, any Person in violation of the Securities Act or applicable state securities Laws.

               6.5.9 BROKER'S FEES

           No Person acting on behalf of Existing Lessor is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions.

           6.6 EXISTING MORTGAGEE'S REPRESENTATIONS AND WARRANTIES

           Existing   Mortgagee   represents   and  warrants  to  Lessee,   each
Participant, Subordination Agent, Owner Trustee, Existing Lessor, Airframe Manufacturer and Mortgagee that:

               6.6.1 ORGANIZATION, ETC.

           Existing Mortgagee is a corporation duly incorporated, validly existing under the Laws of England and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into, and perform its obligations under the Existing Mortgagee Agreements.

               6.6.2 CORPORATE AUTHORIZATION

           Existing Mortgagee has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its constitutional documents) to authorize the execution and delivery of each of the Existing Mortgagee Agreements, and the performance of its obligations thereunder.

               6.6.3 NO VIOLATION

           The execution and delivery by Existing Mortgagee of the Existing Mortgagee Agreements, the performance by Existing Mortgagee of its obligations thereunder and the consummation by Existing Mortgagee on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the constitutional documents of Existing Mortgagee, (b) violate any Law applicable to or binding on Existing Mortgagee or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Existing Mortgagee), or result in the creation of any Lien (other than as provided for or otherwise permitted in the Operative Agreements) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Existing Mortgagee is a party or by which Existing Mortgagee or any of its properties is bound.

               6.6.4 APPROVALS

           The execution and delivery by Existing Mortgagee of the Existing Mortgagee Agreements, the performance by Existing Mortgagee of its obligations thereunder and the consummation by Existing Mortgagee on the Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Existing Mortgagee and (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

               6.6.5 VALID AND BINDING AGREEMENTS

           The Existing Mortgagee Agreements have been duly authorized, executed and delivered by Existing Mortgagee and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of Existing Mortgagee and are enforceable against Existing Mortgagee in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

               6.6.6 LITIGATION

           There are no pending or, to the Actual Knowledge of Existing Mortgagee, threatened actions or proceedings against Existing Mortgagee before any court, governmental body, arbitration board, administrative agency or tribunal which, if determined adversely to Existing Mortgagee, would materially adversely affect the ability of Existing Mortgagee to perform its obligations under the Existing Mortgagee Agreements.

               6.6.7 SECURITIES LAWS

           Neither Existing Mortgagee nor any person Existing Mortgagee has authorized to act on its behalf has directly or indirectly offered any beneficial interest in or Security relating to the ownership of the Aircraft or any interest in the Trust Estate, or any of the Equipment Notes or any other interest in or Security under the Trust Indenture for sale to, or solicited any offer to acquire any of the same from, any Person in violation of the Securities Act or applicable state securities Laws.

               6.6.8 BROKER'S FEES

           No Person acting on behalf of Existing Mortgagee is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions, except for the underwriters' fees and commissions payable with respect to the public offering of the Pass Through Certificates and the fees and expenses of Equity Advisor.

           6.7 AIRFRAME MANUFACTURER'S REPRESENTATIONS AND WARRANTIES

           Airframe  Manufacturer   represents  and  warrants  to  Lessee,  each
Participant, Equity Guarantor, Existing Mortgagee, Subordination Agent, Owner Trustee and Mortgagee that:

               6.7.1 ORGANIZATION, ETC.

           Airframe Manufacturer is a corporation duly incorporated, validly existing and in good standing under the Laws of Brazil, and has the corporate power and authority to conduct the business in which it is currently engaged and to own or hold under lease its properties and to enter into, and perform its obligations under the Airframe Manufacturer Agreements.

               6.7.2 CORPORATE AUTHORIZATION

           Airframe Manufacturer has taken, or caused to be taken, all necessary corporate action (including, without limitation, the obtaining of any consent or approval of stockholders required by its constitutional documents) to authorize the execution and delivery of each of the Airframe Manufacturer Agreements, and the performance of its obligations thereunder.

               6.7.3 NO VIOLATION

           The execution and delivery by Airframe Manufacturer of the Airframe Manufacturer Agreements, the performance by Airframe Manufacturer of its obligations thereunder and the consummation by Airframe Manufacturer on the Closing Date of the transactions contemplated thereby, do not and will not (a) violate any provision of the constitutional documents of Airframe Manufacturer,
(b) violate any Law applicable to or binding on Airframe Manufacturer or (c) violate or constitute any default under (other than any violation or default that would not result in a Material Adverse Change to Airframe Manufacturer), or result in the creation of any Lien (other than as provided for or otherwise permitted in the Operative Agreements) upon the Trust Estate under, any indenture, mortgage, chattel mortgage, deed of trust, conditional sales contract, lease, loan or other material agreement, instrument or document to which Airframe Manufacturer is a party or by which Airframe Manufacturer or any of its properties is bound.

               6.7.4 APPROVALS

           The execution and delivery by Airframe Manufacturer of the Airframe Manufacturer Agreements, the performance by Airframe Manufacturer of its obligations thereunder and the consummation by Airframe Manufacturer on the Closing Date of the transactions contemplated thereby do not and will not require the consent or approval of, or the giving of notice to, or the registration with, or the recording or filing of any documents with, or the taking of any other action in respect of, (a) any trustee or other holder of any Debt of Airframe Manufacturer and (b) any Government Entity, other than the filing of the FAA Filed Documents and the Financing Statements.

               6.7.5 VALID AND BINDING AGREEMENTS

           The Airframe Manufacturer Agreements have been duly authorized, executed and delivered by Airframe Manufacturer and, assuming the due authorization, execution and delivery by the other party or parties thereto, constitute the legal, valid and binding obligations of Airframe Manufacturer and are enforceable against Airframe Manufacturer in accordance with the respective terms thereof, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium and other similar Laws affecting the rights of creditors generally and general principles of equity, whether considered in a proceeding at law or in equity.

               6.7.6 TITLE

           On the Closing Date, Existing Lessor shall have, and the Bills of Sale shall convey to the Owner Trustee, good and marketable title to, the Aircraft, free and clear of all claims, Liens and encumbrances of any nature, except Permitted Liens.

               6.7.7 TAXES

           The Existing Lessor has filed or will cause to be filed all Federal and all material state, local and foreign tax returns which are required to be filed by it and have paid or will cause to be paid all Taxes which are due and payable in connection with the Aircraft.

               6.7.8 LITIGATION

           There are no pending or, to the Actual Knowledge of Airframe Manufacturer, threatened actions or proceedings against Airframe Manufacturer before any court, governmental body, arbitration board, administrative agency or tribunal which, if determined adversely to Airframe Manufacturer, would materially adversely affect the ability of Airframe Manufacturer to perform its obligations under the Airframe Manufacturer Agreements.

               6.7.9 SECURITIES LAWS

           Neither Airframe Manufacturer nor any person Airframe Manufacturer has authorized to act on its behalf has directly or indirectly offered any beneficial interest in or Security relating to the ownership of the Aircraft or any interest in the Trust Estate, or any of the Equipment Notes or any other interest in or Security under the Trust Indenture for sale to, or solicited any offer to acquire any of the same from, any Person in violation of the Securities Act or applicable state securities Laws.

               6.7.10 BROKER'S FEES

           No Person acting on behalf of Airframe Manufacturer is or will be entitled to any broker's fee, commission or finder's fee in connection with the Transactions, except for the underwriters' fees and commissions payable with respect to the public offering of the Pass Through Certificates and the fees and expenses of Equity Advisor.

SECTION 7. COVENANTS, UNDERTAKINGS AND AGREEMENTS

           7.1 COVENANTS OF LESSEE

           Lessee covenants and agrees with Owner Participant, Loan Participant, Owner Trustee, Equity Guarantor and Mortgagee as follows:

               7.1.1 CORPORATE EXISTENCE; U.S. AIR CARRIER

           Lessee shall at all times maintain its corporate existence, except as permitted by Section 13.2 of the Lease, and shall at all times remain a U.S. Air Carrier.

               7.1.2 NOTICE OF CHANGE OF CHIEF EXECUTIVE OFFICE

           Lessee will give Owner Participant, Owner Trustee and Mortgagee timely written notice (but in any event within 30 days prior to the expiration of the period of time specified under applicable Law to prevent lapse of perfection) of any relocation of its chief executive office (as such term is defined in Article 9 of the UCC) from its then present location and will promptly take any action required by Section 7.1.3(c) as a result of such relocation.

               7.1.3 CERTAIN ASSURANCES

           (a) Lessee shall duly execute, acknowledge and deliver, or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as Owner Participant, Owner Trustee, Equity Guarantor or Mortgagee shall reasonably request for accomplishing the purposes of this Agreement and the other Operative Agreements, PROVIDED THAT any instrument or other document so executed by Lessee will not expand any obligations or limit any rights of Lessee in respect of the transactions contemplated by any Operative Agreement.

           (b) Lessee shall promptly take such action with respect to the recording, filing, re-recording and re-filing of the Lease, the Trust Agreement and the Trust Indenture and the respective supplements thereto, including, without limitation, Lease Supplement No. 1 and the initial Trust Indenture Supplement, as shall be necessary to establish, perfect and protect the interests and rights of Owner Trustee in and to the Aircraft and under the Lease and the perfection and priority of the Lien created by the Trust Indenture, and Lessee shall pay all out-of-pocket costs and expenses thereof to the extent not paid by another party as Transaction Expenses. Lessee shall furnish to Owner Participant or Owner Trustee such information (other than with respect to the citizenship of Owner Participant and Owner Trustee) in Lessee's possession or otherwise reasonably available to Lessee as may be required to enable Owner Participant or Owner Trustee to make application for registration of the Aircraft under the Act (subject to Lessee's rights under Section 7.1.2 of the Lease).

           (c) Lessee will cause the FAA Filed Documents, the Financing Statements and all continuation statements (and any amendments necessitated by any combination, consolidation or merger pursuant to Section 13.2 of the Lease, or any relocation of its chief executive office) in respect of the Financing Statements to be prepared and, subject only to the execution and delivery thereof by Owner Trustee and Mortgagee, as applicable, duly and timely filed and recorded, or filed for recordation, to the extent permitted under the Act (with respect to the FAA Filed Documents) or the UCC or similar law of any other applicable jurisdiction (with respect to such other documents).

           (d) If the Aircraft has been registered in a country other than the United States pursuant to Section 7.1.2 of the Lease, Lessee will furnish to Owner Trustee, Equity Guarantor, Mortgagee and each Participant annually after such registration, commencing with the calendar year after such registration is effected, an opinion of special counsel reasonably satisfactory to Owner Trustee and Mortgagee stating that, in the opinion of such counsel, either that (i) such action has been taken with respect to the recording, filing, re-recording and re-filing of the Operative Agreements and any supplements and amendments thereto as is necessary to establish, perfect and protect Owner Trustee's and Mortgagee's respective right, title and interest in and to the Aircraft and the Operative Agreements, reciting the details of such actions, or (ii) no such action is necessary to maintain the perfection of such right, title and interest.

               7.1.4 SECURITIES LAWS

           Neither Lessee nor any person authorized to act on its behalf will directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or the Lease or any interest in the Trust Estate and Trust Agreement or any of the Equipment Notes or any other interest in or security under the Trust Indenture, for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any person in violation of the Securities Act or applicable state or foreign securities Laws.

           7.2 COVENANTS OF OWNER PARTICIPANT

           Owner Participant covenants and agrees with Lessee, and except with respect to Section 7.2.4, Loan Participant, Equity Guarantor, Owner Trustee and Mortgagee as follows:

               7.2.1 LIENS

           Owner Participant (a) will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, (b) will, at its own cost and expense, take such action as may be necessary to discharge any Lessor Lien attributable to Owner Participant on all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, PROVIDED that Owner Participant shall not be in breach of its obligations under this sentence so long as (i) Owner Participant shall, at its own cost and expense, be diligently contesting such Lessor Lien in good faith by appropriate proceedings and (ii) such Lessor Lien and such proceedings do not involve (x) any material danger of the sale, forfeiture, or loss of the Aircraft, the Airframe, any Engine or any Part thereof or (y) any restriction on the use or operation of the Aircraft or title thereto. Owner Participant will hold harmless and indemnify Lessee, Owner Trustee, each Note Holder, Mortgagee, Equity Guarantor, each of their respective Affiliates, successors and permitted assigns, the Trust Estate and the Trust Indenture Estate from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Trust Estate or the Trust Indenture Estate and (iii) any interference with the possession, operation or other use of all or any part of the Aircraft, in each case imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lessor Lien.

               7.2.2 REVOCATION OF TRUST AGREEMENT

           (a) Owner Participant will comply with the provisions of the Trust Agreement applicable to it, and will not terminate or revoke the Trust Agreement or the trusts created thereunder without the prior written consent of Lessee and Mortgagee and will not amend, modify or supplement the Trust Agreement, or waive any of the provisions thereof, if such amendment, modification, supplement or waiver would have a material adverse effect on Lessee, without the consent of Lessee, or on Mortgagee or any Note Holder, without the consent of Mortgagee.

           (b) Notwithstanding Section 7.2.2(a), Owner Participant may at any time remove Owner Trustee pursuant to Section 9.1 of the Trust Agreement or terminate the Trust Agreement pursuant to Section 11.2 of the Trust Agreement.

               7.2.3 CHANGE OF SITUS OF OWNER TRUST

           If, at any time, any Tax Indemnitee or the Trust Estate becomes subject to any Taxes for which it is indemnified pursuant to Section 9.3 of this Agreement and if, as a consequence thereof, Lessee should request that the situs of the Trust be moved to another state in the United States from the state in which it is then located, the situs of the Trust may be moved with the written consent of Owner Participant (which consent shall not be unreasonably withheld) and Owner Participant will take whatever action may be reasonably necessary to accomplish such removal; PROVIDED, that, in any event, (a) Lessee shall provide such additional tax indemnification as Owner Participant and the Note Holders or the Pass Through Trustees may reasonably request to cover any additional unindemnified Taxes or loss of Tax benefits described in the assumptions in the Tax Indemnity Agreement resulting from such change in the situs of the Trust (it being agreed that if a Lease Event of Default shall have occurred and is then continuing, it shall not be unreasonable for Owner Participant to withhold its consent to moving the situs of the Trust, notwithstanding the provision by Lessee of such additional tax indemnification, unless a Section 1110 Event shall have occurred and is then continuing), (b) the rights and obligations under the Operative Agreements of Owner Participant, Equity Guarantor, the Note Holders, Pass Through Trustees and Mortgagee shall not be adversely affected as a result of the taking of such action, (c) the Lien of the Trust Indenture on the Trust Indenture Estate shall not be adversely affected by such action, and Lessee and Owner Trustee shall execute and deliver such documents as may be necessary or as may reasonably be requested by Mortgagee to protect and maintain the perfection and priority of such Lien, (d) Owner Participant, Equity Guarantor, Pass Through Trustees and Mortgagee shall have received an opinion or opinions of counsel (which counsel is reasonably satisfactory to Owner Participant, Equity Guarantor, Pass Through Trustees and Mortgagee) in scope, form and substance reasonably satisfactory to Owner Participant, Equity Guarantor, Pass Through Trustees and Mortgagee to the effect that (i) the Trust, as thus removed, shall remain a validly established trust, (ii) any amendments to the Trust Agreement necessitated by such removal shall have been duly authorized, executed and delivered by the parties thereto and shall constitute the valid and binding obligations of such parties, enforceable in accordance with their terms, (iii) covering such other matters as Owner Participant, Equity Guarantor, Pass Through Trustees or Mortgagee may reasonably request, (e) if such removal involves the replacement of Owner Trustee, then Owner Participant, Equity Guarantor, Pass Through Trustees and Mortgagee shall have received an opinion of counsel to such successor Owner Trustee in form and substance reasonably satisfactory to Owner Participant, Equity Guarantor, Pass Through Trustees and Mortgagee covering the matters described in the opinion delivered pursuant to Section 5.1.2(xxv)(D) and
(f) Lessee shall indemnify and hold harmless Owner Participant, Equity Guarantor, Note Holders, Pass Through Trustees and First Security, in its individual capacity and as Owner Trustee, on a net after-tax basis against any and all reasonable out-of-pocket costs and expenses including attorneys' fees and disbursements, fees and expenses of any new owner trustee, registration, recording or filing fees and taxes incurred by Owner Participant, Equity Guarantor, Note Holders, Pass Through Trustees or Owner Trustee in connection with such change of situs. Owner Participant agrees with Lessee that it will not consent to or direct a change in the situs of the Trust Estate without the prior written consent of Lessee, except that if a Lease Event of Default shall have occurred and is then continuing, except during a Section 1110 Period, such consent shall not be required.

               7.2.4 COMPLIANCE WITH LEASE PROVISIONS

           Owner Participant will, solely for the benefit of Lessee, comply with the express provisions applicable to it contained in the Lease.

               7.2.5 SECURITIES ACT

           Owner Participant will not directly or indirectly offer any beneficial interest or security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the registration provisions of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on Owner Participant any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

               7.2.6 REGARDING THE OWNER TRUSTEE

           Owner   Participant  will  instruct  Owner  Trustee  to  perform  its obligations under each Owner Trustee Agreement.

           7.3 COVENANTS OF FIRST SECURITY AND OWNER TRUSTEE

           First Security, in its individual capacity and/or as Owner Trustee, as provided below, covenants and agrees with Lessee, Owner Participant, Equity Guarantor, each Note Holder and Mortgagee as follows:

               7.3.1 LIENS

           First Security (a) will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it or Owner Trustee with respect to all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, (b) will, at its own cost and expense, take such action as may be necessary to discharge any Lessor Lien attributable to First Security or Owner Trustee on all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, PROVIDED that First Security shall not be in breach of its obligations under this sentence so long as (i) First Security shall, at its own cost and expense, be diligently contesting such Lessor Lien in good faith by appropriate proceedings and (ii) such Lessor Lien and such proceedings do not involve (x) any material danger of the sale, forfeiture, or loss of the Aircraft, the Airframe, any Engine or any Part thereof or (y) any restriction on the use or operation of the Aircraft or title thereto First Security will in its individual capacity hold harmless and indemnify Lessee, Owner Participant, Equity Guarantor, each Note Holder, Mortgagee, each of their respective Affiliates, successors and permitted assigns, the Trust Estate and the Trust Indenture Estate from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Trust Estate or the Trust Indenture Estate and
(iii) any interference with the possession, operation or other use of all or any part of the Aircraft, in each case imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lessor Lien.

               7.3.2 OTHER BUSINESS

           Owner Trustee will not enter into any business or other activity except as contemplated by the Operative Agreements.

               7.3.3 NOTICE OF CHANGE OF CHIEF EXECUTIVE OFFICE

           First Security, in its individual capacity and as Owner Trustee, will give Lessee, each Participant, Equity Guarantor and Mortgagee 30 days' prior written notice of any relocation of its chief executive office (as such term is defined in Article 9 of the UCC) from its then present location and will promptly take any action required by Section 7.3.8 as a result of such relocation.

               7.3.4 SECURITIES ACT

           First Security, in its individual capacity and as Owner Trustee, will not directly or indirectly offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Estate or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the registration provisions of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on First Security in its individual capacity or as Owner Trustee, any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

               7.3.5 PERFORMANCE OF AGREEMENTS

           Owner Trustee shall perform its obligations under the Owner Trustee Agreements in accordance with the terms thereof.

               7.3.6 RELEASE OF LIEN OF TRUST INDENTURE

           Owner Trustee, in each instance referred to in the Lease in which a transfer of any property is required to be made by Owner Trustee to Lessee or any other Person (other than Mortgagee or Owner Participant), shall, at Lessee's request and expense, use its reasonable efforts to procure from Mortgagee the prompt release of the Lien of the Trust Indenture with respect to such property.

               7.3.7 NOTICES; DOCUMENTS

           In the event any claim with respect to any liabilities is filed against the Owner Trustee in its capacity as such and Owner Trustee shall have Actual Knowledge thereof, the Owner Trustee shall promptly notify Lessee and Mortgagee in writing thereof. Owner Trustee further agrees to provide to Lessee promptly any documents (including the certificate of aircraft registration) that it receives from the FAA with respect to the Aircraft.

               7.3.8 FILINGS

           After the Closing Date, Owner Trustee shall duly execute and deliver to Lessee all filings and recordings (including, without limitation, all filings and UCC financing statements under the Act and the UCC and any amendments to UCC financing statements necessitated by any relocation of its chief executive office), prepared and delivered to it by Lessee required to perfect Owner Trustee's title to the Aircraft and the liens of and security interests granted by the Trust Indenture (or to maintain such perfection) and to make such title, liens and security interests valid and enforceable.

               7.3.9 TRUST AGREEMENT

           Each of First Security and Owner Trustee hereby agrees with Lessee, Loan Participant and Mortgagee not to revoke the trust created by the Trust Agreement so long as the Trust Indenture remains undischarged or if such revocation would have an adverse effect on the Lessee. Nothing contained in this Agreement shall impair any right under the Trust Agreement of First Security to resign as Owner Trustee in accordance with the provisions of the Trust Agreement.

           7.4 COVENANTS OF WTC

           WTC in its individual capacity or as Mortgagee, each Applicable Pass Through Trustee or Subordination Agent, as the case may be, covenants and agrees with Lessee, Owner Participant, Equity Guarantor and Owner Trustee as follows:

               7.4.1 LIENS

           WTC (a) will not directly or indirectly create, incur, assume or suffer to exist any Lessor Lien attributable to it on or with respect to all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft, (b) will, at its own cost and expense, promptly take such action as may be necessary to discharge any Lessor Lien attributable to WTC on all or any part of the Trust Estate, the Trust Indenture Estate or the Aircraft and (c) will in its individual capacity hold harmless and indemnify Lessee, Owner Participant, Equity Guarantor, each Note Holder, Owner Trustee, each of their respective Affiliates, successors and permitted assigns, the Trust Estate and the Trust Indenture Estate from and against (i) any and all Expenses, (ii) any reduction in the amount payable out of the Trust Estate or the Trust Indenture Estate and
(iii) any interference with the possession, operation or other use of all or any part of the Aircraft, in each case imposed on, incurred by or asserted against any of the foregoing as a consequence of any such Lessor Lien.

               7.4.2 SECURITIES ACT

           WTC in its individual capacity or as Mortgagee, a Pass Through Trustee or Subordination Agent, will not offer any beneficial interest or Security relating to the ownership of the Aircraft or any interest in the Trust Indenture Estate, or any of the Equipment Notes or any other interest in or security under the Trust Indenture for sale to, or solicit any offer to acquire any such interest or security from, or sell any such interest or security to, any Person in violation of the Securities Act or applicable state or foreign securities Laws, provided that the foregoing shall not be deemed to impose on WTC any responsibility with respect to any such offer, sale or solicitation by any other party hereto.

               7.4.3 PERFORMANCE OF AGREEMENTS

           WTC, in its individual capacity and as Mortgagee, a Pass Through Trustee or Subordination Agent, as the case may be, shall perform its obligations under the Indenture Agreements, the Pass Through Trustee Agreements and the Subordination Agent Agreements in accordance with the terms thereof.

               7.4.4 WITHHOLDING TAXES

           WTC shall indemnify (on an after-tax basis) and hold harmless Lessee, Lessor and Owner Participant against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the failure by WTC to withhold on payments to any Note Holder if such Note Holder failed to provide to Mortgagee necessary certificates or forms to substantiate the right to exemption from such withholding tax.

           7.5 COVENANTS OF NOTE HOLDERS

           Each Note Holder (including Subordination Agent) as to itself only covenants and agrees with Lessee, Owner Participant, Owner Trustee, Equity Guarantor and Mortgagee as follows:

               7.5.1 WITHHOLDING TAXES

           Such Note Holder (if it is a Non-U.S. Person) agrees to indemnify (on an after-tax basis) and hold harmless Lessee, Lessor, Owner Participant and Mortgagee against any United States withholding taxes (and related interest, penalties and additions to tax) as a result of the inaccuracy or invalidity of any certificate or form provided by such Note Holder to Mortgagee in connection with such withholding taxes. Any amount payable hereunder shall be paid within 30 days after receipt by a Note Holder of a written demand therefor.

               7.5.2 TRANSFER; COMPLIANCE

           (a) Such Note Holder will (i) not transfer any Equipment Note or interest therein in violation of the Securities Act or applicable state or foreign securities Law; PROVIDED, that the foregoing provisions of this section shall not be deemed to impose on such Note Holder any responsibility with respect to any such offer, sale or solicitation by any other party hereto, and
(ii) perform and comply with the obligations specified to be imposed on it (as a Note Holder) under each of the Trust Indenture and the form of Equipment Note set forth in the Trust Indenture.

           (b) Except as otherwise required by the terms of Section 2.13 of the Trust Indenture, each Note Holder will not sell, assign, convey, exchange or otherwise transfer any Equipment Note or any interest in, or represented by, any

Equipment Note (it being understood that this provision is not applicable to the Pass Through Certificates) unless the proposed transferee thereof first provides Lessee, Owner Participant and Equity Guarantor with both of the following:

                (i) a written representation and covenant that either (a) no portion of the funds it uses to purchase, acquire and hold such Equipment Note or interest directly or indirectly constitutes, or may be deemed under the Code or ERISA or any rulings, regulations or court decisions thereunder to constitute, the assets of any Plan or (b) the transfer, and subsequent holding, of such Equipment Note or interest shall not involve or give rise to a transaction that constitutes a prohibited transaction within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code involving Lessee, Owner Participant, a Pass Through Trustee, the Subordination Agent or the proposed transferee (other than a transaction that is exempted from the prohibitions of such sections by applicable provisions of ERISA or the Code or administrative exemptions or regulations issued thereunder); and

                (ii) a written covenant that it will not transfer any Equipment Note or any interest in, or represented by, any Equipment Note unless the subsequent transferee also makes the representation described in clause (i) above and agrees to comply with this clause (ii) and the other covenants of the Note Holders contained in the Operative Agreements.

           7.6 AGREEMENTS

               7.6.1 OWNER TRUSTEE IS OWNER FOR ALL PURPOSES

           Lessee, the Owner Participant, Equity Guarantor and Owner Trustee agree that for all purposes, after the Closing, Owner Trustee will be the owner of the Aircraft (except that Owner Participant will be the owner for income tax purposes) and Lessee will be the lessee thereof. No transfer, by operation of Law or otherwise, of the beneficial interest of Owner Participant in and to the Trust Estate shall operate to transfer legal title to any part of the Trust Estate to any transferee thereof.

               7.6.2 COMMENCEMENT OF BANKRUPTCY PROCEEDINGS

           Lessee, each Participant, Equity Guarantor, each Note Holder, First Security, Owner Trustee, WTC and Mortgagee agree for the benefit of each of the others that it will not commence or join in any proceeding under the Bankruptcy Code to commence a case under Section 303 of the Bankruptcy Code against the Trust Estate. Nothing contained herein shall be deemed to preclude any

Participant, Equity Guarantor, any Note Holder, First Security, Owner Trustee, WTC or Mortgagee from filing any claim against the Trust Estate in any case commenced against the Trust Estate.

               7.6.3 CERTAIN BANKRUPTCY MATTERS

           If (a) all or any part of the Trust Estate becomes the property of, or Owner Trustee or Owner Participant becomes, a debtor subject to the reorganization provisions of the Bankruptcy Code, (b) pursuant to such reorganization provisions, including Section 1111(b) of the Bankruptcy Code, First Security or Owner Participant is required, by reason of First Security or Owner Participant being held to have recourse liability to any Note Holder or Mortgagee directly or indirectly (other than the recourse liability of First Security or Owner Participant under this Agreement, the Trust Indenture or by separate agreement), to make payment on account of any amount payable as principal, Make-Whole Amount, if any, interest or other amounts on the Equipment Notes, and (c) any Note Holder or Mortgagee actually receives any Excess Amount, as defined below, which reflects any payment by First Security or Owner Participant on account of (b) above, then such Note Holder or Mortgagee, as the case may be, shall promptly refund to First Security or Owner Participant (whichever shall have made such payment) such Excess Amount.

           For purposes of this Section 7.6.3, "Excess Amount" means the amount by which such payment exceeds the amount that would have been received by a Note Holder or Mortgagee if First Security or Owner Participant had not become subject to the recourse liability referred to in clause (b) above, and such Note Holder or Mortgagee receives written notice that such amount is an Excess Amount prior to its distribution thereof. Nothing contained in this Section 7.6.3 shall prevent a Note Holder or Mortgagee from enforcing any personal recourse obligation (and retaining the proceeds thereof) of First Security or Owner Participant under this Agreement (other than as referred to in clause (b) above) or the Trust Indenture (and any exhibits or annexes thereto) or from retaining any amount paid by Owner Participant under Sections 2.13 or 4.03 of the Trust Indenture.

               7.6.4 QUIET ENJOYMENT; SALE BY OWNER TRUSTEE BINDING

           (a) Owner Participant, Equity Guarantor, each Pass Through Trustee, Subordination Agent, each Note Holder, Owner Trustee and Mortgagee agrees as to itself with Lessee that, so long as no Lease Event of Default shall have occurred and be continuing, such Person shall not (and shall not permit any Affiliate or other Person claiming by, through or under it to) interfere with

Lessee's rights in accordance with the Lease to the quiet enjoyment, possession and use of the Aircraft during the Term.

           (b) Any assignment, sale, transfer or other conveyance of the Aircraft by Owner Trustee made pursuant to the terms of this Agreement or the Lease shall bind Owner Participant and Equity Guarantor and shall be effective to transfer or convey all right, title and interest of Owner Trustee, Owner Participant and Equity Guarantor in and to the Aircraft. No purchaser or other grantee shall be required to inquire as to the authorization, necessity, expediency or regularity of such assignment, sale, transfer or conveyance, or as to the application of any sale or other proceeds with respect thereto by Owner Trustee, as regards Owner Participant and Equity Guarantor.

               7.6.5 RELEASE OF LIEN TRUST INDENTURE

           Each of Lessee, Lessor and Mortgagee agrees that in each instance referred to in the Lease in which a transfer of any property is required to be made by Lessor to Lessee or any other Person (other than Mortgagee), Mortgagee shall, upon request of Lessor and compliance with the applicable provisions of the Lease and Trust Indenture, promptly execute (at Lessee's cost and expense) such instruments as Lessor or Lessee may reasonably request to evidence the release of the Lien of the Trust Indenture with respect to such property.

               7.6.6 NON-RECOURSE

           Loan Participant and Mortgagee agree that (a) obligations of Owner Trustee under the Trust Indenture or any other Operative Agreement and with respect to the Equipment Notes shall be non-recourse to Owner Participant and to First Security and (b) they will look solely to the income and proceeds from the Trust Estate and the Trust Indenture Estate to the extent available for distribution to Note Holder or Mortgagee as provided in the Trust Indenture and that neither Owner Participant nor First Security will be personally liable to Loan Participant or Mortgagee for any amounts payable by Owner Trustee under the Trust Indenture or any other Operative Agreement; PROVIDED, HOWEVER, that the foregoing is not intended nor shall it be construed to limit any recourse liability of Owner Participant or First Security to the extent that such liability is expressly set forth in this Agreement or in any of the Operative Agreements or arises by reason of the breach of any representation or warranty or covenant given by such Person (in the case of First Security, in its individual capacity).

               7.6.7 OTHER DOCUMENTS; AMENDMENT

           (a) Each of the Owner Participant, Equity Guarantor and the Owner Trustee hereby agrees with Lessee, the Loan Participant, and the Mortgagee not to amend, supplement or otherwise modify any provision of the Trust Agreement in a manner that could materially adversely affect such party without the prior written consent of such party. Notwithstanding the foregoing, so long as the Lease has not been terminated or expired, each Participant, Equity Guarantor, the Mortgagee and the Owner Trustee hereby agree for the benefit of Lessee that without the consent of Lessee they will not amend, supplement or otherwise modify (i) Article III, Article IX or Sections 2.05 or 2.15 of the Trust Indenture, (ii) any provision of any Operative Agreement that will affect the stated principal amount of or premium or interest on the Equipment Notes or
(iii) any other provision of the Trust Indenture or Equipment Notes in a manner that could materially adversely affect Lessee. Mortgagee and Owner Trustee agree promptly to furnish to Lessee copies of any supplement, amendment, waiver or modification of any of the Operative Agreements to which Lessee is not a party. Loan Participant agrees that it will not take any action in respect of the Trust Indenture Estate except through the Mortgagee pursuant to the Trust Indenture or as otherwise permitted by Trust Indenture.

           (b) Owner Trustee agrees to join with Lessee to the extent that action on its part is necessary or appropriate (i) to cause the following to be duly accomplished in accordance with applicable United States federal Law by the time the Aircraft is delivered under this Agreement and the Lease: (A) the application for registration of the Aircraft in the name of Owner Trustee and
(B) all related action necessary in order for Lessee to have temporary or permanent authority to operate the Aircraft as contemplated by the Lease and
(ii) forthwith upon delivery of the Aircraft under this Agreement and the Lease, to cause all necessary documents to be duly filed for recording in accordance with applicable United States federal Law.

               7.6.8 CONSENTS

           Owner Participant, Equity Guarantor, and Owner Trustee each covenants and agrees, for the benefit of Lessee, that it shall not unreasonably withhold its consent to any consent or approval requested of it or of Owner Trustee or Mortgagee under the terms of any of the Operative Agreements which by its terms is not to be unreasonably withheld; provided, however, that the consent of the Owner Participant shall not be deemed to be unreasonably withheld if such consent is withheld because of the failure of the Equity Guarantor to consent thereto.

               7.6.9 INSURANCE

           Each of Owner Participant, Equity Guarantor, the Pass Through Trustees, the Subordination Agent and the Owner Trustee agrees not to obtain or maintain insurance for its own account as permitted by Section 11.2 of the Lease if such insurance would limit or otherwise materially adversely affect the coverage of any insurance required to be obtained or maintained by Lessee pursuant to Section 11 and Annex D of the Lease.

               7.6.10 EXTENT OF INTEREST OF NOTE HOLDERS

           A Note Holder shall not, as such, have any further interest in, or other right with respect to, the Trust Estate or the Trust Indenture Estate when and if the principal and Make-Whole Amount, if any, of and interest on the Equipment Note held by such Holder, and all other sums, then due and payable to such Holder hereunder and under any other Operative Agreement, shall have been paid in full.

               7.6.11 FOREIGN REGISTRATION

           Each Participant, Equity Guarantor, Owner Trustee and Mortgagee hereby agree, for the benefit of Lessee but subject to the provisions of Section
7.1.2 of the Lease:

           (a) that Lessee shall be entitled to register the Aircraft or cause the Aircraft to be registered in a country other than the United States subject to compliance with the following:

               (i) each of the following requirements is satisfied:

               (A) such registration shall be made only after the Tax Attribute Period, unless Lessee prepays on a lump sum basis calculated pursuant to Section 5(f) of the Tax Indemnity Agreement any liability due under the Tax Indemnity Agreement as a result of such registration based upon the assumption that such registration would continue for the remainder of the term of the Permitted Sublease described in clause (C) below, PROVIDED, that notwithstanding the foregoing, such registration may be made during -------- the taxable year in which the seventh anniversary of the Closing Date occurs so long as the Aircraft is not "used predominantly outside the United States" within the meaning of Section 168(g) of the Code during such taxable years;

               (B) no Lease Event of Default shall have occurred and be continuing at the time of such registration;

               (C) such proposed change of registration is made in connection with a Permitted Sublease to a Permitted Air Carrier;

               (D) such country is a Permitted Country with which the United States then maintains normal diplomatic relations.

               (ii) the Owner Trustee, Owner Participant and Mortgagee shall have received an opinion, in form and substance reasonably satisfactory to the Owner Participant (subject to customary exceptions) of counsel reasonably satisfactory to the Owner Participant addressed to each such party to the effect that:

               (A) such country would recognize the Owner Trustee's title to, ownership interest in and right to possession of, the Aircraft;

               (B) the obligations of Lessee, and the rights and remedies of Owner Trustee, under the Lease are valid, binding and enforceable under the laws of such country (or the laws of the country to which the laws of such country would refer as the applicable governing law);

               (C) after giving effect to such change in registration, the Lien of the Trust Indenture on the Owner Trustee's right, title and interest in and to the Aircraft and the Lease shall continue as a valid and duly perfected first priority security interest and all filing, recording or other action necessary to protect the same shall have been accomplished (or, if such opinion cannot be given at the time of such proposed change in registration because such change in registration is not yet effective, (1) the opinion shall detail what filing, recording or other action is necessary and (2) Owner Trustee and the Mortgagee shall have received a certificate from Lessee that all possible preparations to accomplish such filing, recording and other action shall have been done, and such filing, recording and other action shall be accomplished and a supplemental opinion to that effect shall be delivered to Owner Trustee and the Mortgagee on or prior to the effective date of such change in registration;

               (D) it is not necessary, solely as a consequence of such change in registration and without giving effect to any other activity of Owner Trustee, the Owner Participant or the Mortgagee (or any Affiliate thereof), as the case may be, for Owner Trustee, the Owner Participant or the Mortgagee to qualify to do business in such country as a result of such reregistration;

               (E) there is no tort liability of the owner or lessor of an aircraft not in possession thereof under the laws of such country (it being agreed that, in the event such latter opinion cannot be given in a form satisfactory to the Owner Participant, such opinion shall be waived if insurance reasonably satisfactory to the Owner Participant is provided to cover such risk); and

               (F) unless Lessee shall have agreed to provide insurance reasonably satisfactory to Owner Participant covering the risk of requisition of use of the Aircraft by the government of such country (so long as the Aircraft is registered under the laws of such country), the laws of such country require fair compensation by the government of such country payable in currency freely convertible into Dollars and freely removable  from such  country  (without  license  or permit, unless Lessee prior to such proposed reregistration has obtained such license or permit) for the taking or requisition by such government of such use.

           (b)  In  addition,   as  a  condition  precedent  to  any  change  in
registration Lessee shall have given to Lessor and Mortgagee assurances reasonably satisfactory to each of them:

               (i) to the effect that the provisions of Section 11 of the Lease have been complied with after giving effect to such change of registration; and

               (ii) of the  payment  by Lessee of all  reasonable  out-of-pocket expenses at no after-tax cost to any Participant of Lessor, each Participant and Mortgagee in connection with such change of registry, including, without limitation (1) the reasonable fees and disbursements of counsel to Lessee, Lessor and Mortgagee, (2) any filing or recording fees, Taxes or similar payments incurred in connection with the change of registration of the Aircraft and the creation and perfection of the security interest therein in favor of

                    Mortgagee for the benefit of Note Holders, (3) all costs and expenses incurred in connection with any filings necessary to continue in the United States the perfection of the security interest in the Aircraft and the Lease in favor of Mortgagee for the benefit of Note Holders and (4) costs in connection with the calculation of the lump sum payment described in clause (i)(A) of this Section 7.6.11.

               7.6.12 OTHER COMMERCIAL RELATIONS UNAFFECTED

           Notwithstanding  anything to the contrary set forth in any  Operative
Agreement:

           (a) Except as set forth in the Purchase Agreement Assignment, nothing contained in the Operative Agreements shall constitute or be deemed to be a waiver by Lessee of any rights, remedies or claims it may have against Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either; and the Operative Agreements do not and shall not be construed or deemed to create any rights, waivers, immunities or indemnities in favor of Airframe Manufacturer, Engine Manufacturer or any subcontractor or supplier of either with respect to any such rights, remedies or claims of Lessee; and

           (b) The Airframe Manufacturer, by its execution and delivery of the Consent and Agreement, shall not be deemed to have waived any rights, remedies or claims which Airframe Manufacturer (or any subcontractor or supplier of Airframe Manufacturer) may have against Lessee; and the Operative Agreements do not and shall not be construed or deemed to create any rights, waivers, immunities or indemnities in favor of Lessee with respect to any such rights, remedies or claims of Airframe Manufacturer (or any subcontractor or supplier of Airframe Manufacturer).

               7.6.13 INTEREST IN CERTAIN ENGINES

           Each Participant, Equity Guarantor, Owner Trustee, and Mortgagee agree, for the benefit of each of the lessor, conditional seller, mortgagee or secured party of any airframe or engine leased to, or purchased by, Lessee or any Permitted Sublessee subject to a lease, conditional sale, trust indenture or other security agreement that it will not acquire or claim, as against such lessor, conditional seller, mortgagee or secured party, any right, title or interest in any engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease, conditional sale, trust indenture or other security agreement and owned by such lessor or conditional seller or subject to a trust indenture or security interest in favor of such mortgagee or secured party.

               7.6.14 GUARANTY FEE

           Each Participant, Owner Trustee and Mortgagee (i) acknowledges that in consideration of the issuance of the Equity Guaranty, the Equity Guarantor shall be paid a fee and such fee shall be paid in installments during the Base Lease Term on each Payment Date and (ii) agrees that on each Payment Date, to the extent that Basic Rent paid on such Payment Date shall be in an amount in excess of Lessor Rent as set forth in Schedule 4 with respect to such Payment Date, upon the receipt of Basic Rent, Mortgagee shall distribute such Basic Rent in accordance with the terms of Section 3.01 of the Trust Indenture to the Owner Trustee and Owner Trustee shall, after distribution of Lessor Rent due to Owner Participant on such Payment Date, if any, distribute the remainder to Equity Guarantor in payment of guaranty fees for the Equity Guaranty.

               7.6.15 CERTAIN RIGHTS OF EQUITY GUARANTOR

           (a) Lessee, each Participant, Note Holders, Owner Trustee and Mortgagee agree for the benefit of Equity Guarantor that Equity Guarantor may, but shall not be obligated to, exercise any right to cure a Lease Default, Lease Event of Default, Default or Event of Default which may be cured by Owner Trustee or Owner Participant, in lieu of Owner Trustee or Owner Participant, pursuant to the terms of Section 15.3 of the Lease or Section 4.03 of the Trust Indenture, as the case may be. If the Lease Event of Default shall be due to a failure by Lessee to pay Basic Rent due under the Lease, whether in whole or in part, unless Equity Guarantor, Owner Trustee or Owner Participant have, in the aggregate, cured Lease Events of Default in respect of payments of Basic Rent on each of the six immediately preceding Payment Dates or Equity Guarantor, Owner Trustee or Owner Participant have cured, in the aggregate, twelve previous Lease Events of Default in respect of payments of Basic Rent, such payment by Equity Guarantor shall be deemed to cure any Lease Event of Default which would otherwise have arisen on account of the nonpayment by Lessee of such installment of Basic Rent.

           (b) The Loan Participant, Note Holders and Mortgagee agree for the benefit of Equity Guarantor that Equity Guarantor may, but shall not be obligated to exercise Owner Trustee's and Owner Participant's option to purchase, or cause an Affiliate to purchase, the Equipment Notes pursuant to
Section 2.13 of the Trust Indenture.

           (c) In each case in which Equity Guarantor shall have cured a Lease Default, Lease Event of Default, Default or Event of Default, Equity Guarantor shall be entitled to the rights of subrogation afforded to Owner Trustee or Owner Participant pursuant to the terms of the Lease or the Trust Indenture, as the case may be.

SECTION 8. CONFIDENTIALITY

           Lessee, Owner Participant, Note Holders, Owner Trustee, Mortgagee, Existing Lessor, Existing Mortgagee and Airframe Manufacturer shall keep Annexes B, C and D and Schedules 1, 2, 3 and 4 to the Lease, the Purchase Agreement Assignment, the Equity Guaranty and the Tax Indemnity Agreement confidential and shall not disclose, or cause to be disclosed, the same to any Person, except (A) to prospective and permitted transferees of Lessee's, Owner Participant's, Equity Guarantor's, a Note Holder's, a Liquidity Provider's, Owner Trustee's, Mortgagee's or other Indenture Indemnitee's interest or their respective counsel or special counsel, independent insurance brokers, auditors, or other agents who agree to hold such information confidential, (B) to Lessee's, Owner Participant's, Equity Guarantor's, a Note Holder's, a Liquidity Provider's, a Pass Through Trustee's, Owner Trustee's, Mortgagee's or other Indenture
Indemnitee's counsel or special counsel, independent insurance brokers, auditors, or other agents, Affiliates or investors who agree to hold such information confidential, (C) as may be required by any statute, court or administrative order or decree, legal process or governmental ruling or regulation, including those of any applicable insurance regulatory bodies (including, without limitation, the National Association of Insurance Commissioners), federal or state banking examiners, Internal Revenue Service auditors or any stock exchange, (D) with respect to Lessee and Owner Participant, by mutual agreement of such parties, (E) with respect to a Note Holder or any Pass Through Trustee, to a nationally recognized rating agency for the purpose of obtaining a rating on the Equipment Notes or the Pass Through Certificates or to support an NAIC rating for the Equipment Notes or (F) such other Persons as are reasonably deemed necessary by the disclosing party in order to protect the interests of such party or for the purposes of enforcing such documents by such party; PROVIDED, that any and all disclosures permitted by clauses (C), (D), (E) or (F) above shall be made only to the extent necessary to meet the specific requirements or needs of the Persons making such disclosures.

SECTION 9. INDEMNIFICATION AND EXPENSES

           9.1 GENERAL INDEMNITY

               9.1.1 INDEMNITY

           If the Closing occurs, Lessee shall indemnify, protect, defend and hold harmless each Indemnitee from, against and in respect of, and shall pay on a net after-tax basis, any and all Expenses of any kind or nature whatsoever that may be imposed on, incurred by or asserted against any Indemnitee, relating to, resulting from, or arising out of or in connection with, any one or more of the following:

           (a) The Operative Agreements, the Pass Through Agreements, or the enforcement of any of the terms of any of the Operative Agreements or the Pass Through Agreements;

           (b) The Aircraft, the Airframe, any Engine or any Part, including, without limitation, with respect thereto, (i) the manufacture, design, purchase, acceptance, nonacceptance or rejection, ownership, registration, reregistration, deregistration, delivery, nondelivery, lease, sublease, assignment, possession, use or non-use, operation, maintenance, testing, repair, overhaul, condition, alteration, modification, addition, improvement, storage, airworthiness, replacement, repair, sale, substitution, return, abandonment, redelivery or other disposition of the Aircraft, any Engine or any Part, (ii) any claim or penalty arising out of violations of applicable Laws by Lessee (or any Permitted Sublessee), (iii) tort liability, whether or not arising out of the negligence of any Indemnitee (whether active, passive or imputed), (iv) death or property damage of passengers, shippers or others, (v) environmental control, noise or pollution and (vi) any Liens in respect of the Aircraft, any Engine or any Part;

           (c) The offer, sale, or delivery of any Equipment Notes, Pass Through Certificates or any interest therein or represented thereby; and

           (d) Any breach of or failure to perform or observe, or any other noncompliance with, any covenant or agreement or other obligation to be performed by Lessee under any Lessee Operative Agreement or any Pass Through
Agreement or the falsity of any representation or warranty of Lessee in any Lessee Operative Agreement or any Pass Through Agreement other than in the Tax Indemnity Agreement.

               9.1.2 EXCEPTIONS

           Notwithstanding anything contained in Section 9.1.1, Lessee shall not be required to indemnify, protect, defend and hold harmless any Indemnitee pursuant to Section 9.1.1 in respect of any Expense of such Indemnitee:

           (a) For any Taxes or a loss of Tax benefit, whether or not Lessee is required to indemnify therefor pursuant to Section 9.3 or the Tax Indemnity Agreement;

           (b) Except to the extent attributable to acts or events occurring prior thereto, acts or events (other than acts or events related to the performance or failure to perform by Lessee of its obligations pursuant to the terms of the Lessee Operative Agreements) that occur after the earliest of: (i) with respect to the Airframe, any Engine or any Part, the return of possession (it being understood that the date of the placement of the Aircraft in storage as provided in Section 5 of the Lease constitutes the date of return of the Aircraft under the Lease) of such Airframe, Engine or Part pursuant to the terms of and in compliance with the Lease (other than pursuant to Section 15 thereof, in which case Lessee's liability under this Section 9.1 shall survive for so long as Lessor or Mortgagee shall be entitled to exercise remedies under such
Section 15) or (ii) the termination of the Term in accordance with the Lease;

           (c) To the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of such Indemnitee of any Equipment Note or interest therein, except (i) for out-of-pocket costs and expenses incurred as a result of any such Transfer pursuant to the exercise of remedies under any Operative Agreement resulting from a Lease Event of Default and (ii) as otherwise required by the terms of Section 2.13 of the Trust Indenture;

           (d) To the extent attributable to any Transfer (voluntary or involuntary) by or on behalf of Owner Participant of any interest in the Aircraft, or the Trust Estate except for costs and expenses incurred as a result of such Transfer, if such Transfer arises directly from a Lease Event of Default that shall have occurred and be continuing;

           (e) To the extent attributable to the gross negligence or willful misconduct of such Indemnitee or any related Indemnitee (as defined below) (other than gross negligence or willful misconduct imputed to such person by reason of its interest in the Aircraft or any Operative Agreement);

           (f) In the case of First Security, to the extent attributable to matters enumerated in the proviso to Section 14;

           (g) To the extent attributable to the incorrectness or breach of any representation or warranty of such Indemnitee or any related Indemnitee contained in or made pursuant to any Operative Agreement or any Pass Through Agreement;

           (h) To the extent attributable to the failure by such Indemnitee or any related Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement or any Pass Through Agreement;

           (i) To the extent attributable to the offer or sale by such Indemnitee or any related Indemnitee of any interest in the Aircraft, the Equipment Notes, the Pass Through Certificates, the Trust Estate or the Trust Agreement or any similar interest, in violation of the Securities Act or other applicable federal, state or foreign securities Laws (other than any offer or sale thereof caused by the acts or omissions of Lessee);

           (j) (i) With respect to any Indemnitee (other than Mortgagee), to the extent attributable to the failure of the Mortgagee to distribute funds received and distributable by it in accordance with the Trust Indenture, (ii) with respect to any Indemnitee (other than the Owner Trustee), to the extent attributable to the failure of the Owner Trustee to distribute funds received and distributable by it in accordance with the Trust Agreement, (iii) with respect to any Indemnitee (other than the Subordination Agent), to the extent attributable to the failure of the Subordination Agent to distribute funds received and distributable by it in accordance with the Intercreditor Agreement,
(iv) with respect to any Indemnitee (other than the Pass Through Trustees), to the extent attributable to the failure of a Pass Through Trustee to distribute funds received and distributable by it in accordance with the Pass Through Trust Agreements, (v) with respect to Mortgagee, to the extent attributable to the negligence or willful misconduct of Mortgagee in the distribution of funds received and distributable by it in accordance with the Trust Indenture, (vi) with respect to Owner Trustee, to the extent attributable to the negligence or willful misconduct of Owner Trustee in the distribution of funds received and distributable by it in accordance with the Trust Agreement, (vii) with respect to the Subordination Agent, to the extent attributable to the negligence or willful misconduct of the Subordination Agent in the distribution of funds received and distributable by it in accordance with the Intercreditor Agreement, and (viii) with respect to the Pass Through Trustees, to the extent attributable to the negligence or willful misconduct of a Pass Through Trustee in the distribution of funds received and distributable by it in accordance with the Pass Through Trust Agreements.

           (k) Other than during the continuation of a Lease Event of Default, to the extent attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Agreement or Pass Through Agreement other than such as have been requested by Lessee or as are required by or made pursuant to the terms of the Operative Agreements or Pass Through Agreements (unless such requirement results from the actions of an Indemnitee not required by or made pursuant to the Operative Agreements or the Pass Through Agreements);

           (l) To the extent attributable to any amount which any Indemnitee expressly agrees to pay or such Indemnitee expressly agrees shall not be paid by or be reimbursed by Lessee;

           (m) To the extent that it is an ordinary and usual operating or overhead expense;

           (n) With respect to the Owner Participant or the Owner Trustee, or any related Indemnitee, to the extent attributable to the deregistration of the Aircraft under the Act as a result of Owner Participant's or Owner Trustee's (or any related Indemnitee of either) not being a Citizen of the United States as a result of any act (other than reregistration of the Aircraft pursuant to Section
7.1.2 of the Lease) of Owner Participant or Owner Trustee, or any related Indemnitee of either of the foregoing (not taken at the request of the Lessee);

           (o) For any Lessor Lien attributable to such Indemnitee or any related Indemnitee;

           (p) If another provision of an Operative Agreement or a Pass Through Agreement specifies the extent of Lessee's responsibility or obligation with respect to such Expense, to the extent arising from other than failure of Lessee to comply with such specified responsibility or obligation;

           (q) To the extent relating to, resulting from, or arising out of or in connection with the Equity Guaranty, the obligation to pay the guaranty fees for the Equity Guaranty;

           (r) To the extent it is a Transaction Expense;

           (s) To the extent constituting principal, Make-Whole Amount or interest on the Equipment Notes attributable solely to an Event of Default not constituting a Lease Event of Default; or

           (t) To the extent incurred by or asserted against an Indemnitee as a result of any "prohibited transaction", within the meaning of Section 406 of ERISA or Section 4975(c)(1) of the Code.

           For purposes of this Section 9.1, a Person shall be considered a "related" Indemnitee with respect to an Indemnitee if such Person is an Affiliate or employer of such Indemnitee, a director, officer, employee, agent, or servant of such Indemnitee or any such Affiliate or a successor or permitted assignee of any of the foregoing.

               9.1.3 SEPARATE AGREEMENT

           This Agreement constitutes a separate agreement with respect to each Indemnitee and is enforceable directly by each such Indemnitee.

               9.1.4 NOTICE

           If a claim for any Expense that an Indemnitee shall be indemnified against under this Section 9.1 is made, such Indemnitee shall give prompt written notice thereof to Lessee. Notwithstanding the foregoing, the failure of any Indemnitee to notify Lessee as provided in this Section 9.1.4, or in Section 9.1.5, shall not release Lessee from any of its obligations to indemnify such Indemnitee hereunder, except to the extent that such failure results in an additional Expense to Lessee (in which event Lessee shall not be responsible for such additional Expense) or materially impairs Lessee's ability to contest such claim.

               9.1.5 NOTICE OF PROCEEDINGS; DEFENSE OF CLAIMS; LIMITATIONS

           (a) In case any action, suit or proceeding shall be brought against any Indemnitee for which Lessee is responsible under this Section 9.1, such Indemnitee shall notify Lessee of the commencement thereof and Lessee may, at its expense, participate in and to the extent that it shall wish (subject to the provisions of the following paragraph), assume and control the defense thereof and, subject to Section 9.1.5(c), settle or compromise the same.

           (b) Lessee or its insurer(s) shall have the right, at its or their expense, to investigate or, if Lessee or its insurer(s) shall agree in writing not to dispute liability to the Indemnitee giving notice of such action, suit or proceeding under this Section 9.1.5 for indemnification hereunder or under any insurance policies pursuant to which coverage is sought, control the defense of, any action, suit or proceeding, relating to any Expense for which indemnification is sought pursuant to this Section 9.1, and each Indemnitee shall cooperate with Lessee or its insurer(s) with respect thereto; PROVIDED, that Lessee shall not be entitled to control the defense of any such action, suit, proceeding or compromise any such Expense (i) during the continuance of any Lease Event of Default arising under Section 14.1 of the Lease, (ii) if such proceedings would entail a material risk of the sale, forfeiture or loss of the Aircraft or (iii) if such proceedings would entail a risk of criminal liability or greater than de minimis risk of material civil penalties being imposed on such Indemnitee. In connection with any such action, suit or proceeding being controlled by Lessee, such Indemnitee shall have the right to participate therein, at its sole cost and expense, with counsel reasonably satisfactory to Lessee; PROVIDED, that such Indemnitee's participation does not, in the reasonable opinion of the independent counsel appointed by the Lessee or its insurers to conduct such proceedings, interfere with the defense of such case.

           (c) In no event shall any Indemnitee enter into a settlement or other compromise with respect to any Expense without the prior written consent of Lessee, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Expense under this Section 9.1.

           (d) In the case of any Expense indemnified by the Lessee hereunder which is covered by a policy of insurance maintained by Lessee pursuant to
Section 11 of the Lease, at Lessee's expense, each Indemnitee agrees to cooperate with the insurers in the exercise of their rights to investigate, defend or compromise such Expense as may be required to retain the benefits of such insurance with respect to such Expense.

           (e) If an Indemnitee is not a party to this Agreement, Lessee may require such Indemnitee to agree in writing to the terms of this Section 9 and
Section 15.8 prior to making any payment to such  Indemnitee  under this Section
9.

           (f) Nothing herein shall be deemed to be an assumption by Lessee of obligations of Owner Trustee with respect to, or a guarantee by Lessee of, any amounts payable by Owner Trustee upon Equipment Notes or a guarantee of any residual value of the Aircraft.

           (g) Nothing contained in this Section 9.1.5 shall be deemed to require an Indemnitee to contest any Expense or to assume responsibility for or control of any judicial proceeding with respect thereto.

               9.1.6 INFORMATION

           Lessee will provide the relevant Indemnitee with such information not within the control of such Indemnitee, as is in Lessee's control or is reasonably available to Lessee, which such Indemnitee may reasonably request and will otherwise cooperate with such Indemnitee so as to enable such Indemnitee to fulfill its obligations under Section 9.1.5. The Indemnitee shall supply Lessee with such information not within the control of Lessee, as is in such Indemnitee's control or is reasonably available to such Indemnitee, which Lessee may reasonably request to control or participate in any proceeding to the extent permitted by Section 9.1.5.

               9.1.7   EFFECT  OF  OTHER   INDEMNITIES;   SUBROGATION;   FURTHER
                       ASSURANCES

           Upon the payment in full by Lessee of any indemnity provided for under this Agreement, Lessee, without any further action and to the full extent permitted by Law, will be subrogated to all rights and remedies of the person indemnified (other than with respect to any of such Indemnitee's insurance policies or in connection with any indemnity claim such Indemnitee may have under Section 5.03 or 7.01 of the Trust Indenture or Section 5.3 or 7 of the Trust Agreement) in respect of the matter as to which such indemnity was paid. Each Indemnitee will give such further assurances or agreements and cooperate with Lessee to permit Lessee to pursue such claims, if any, to the extent reasonably requested by Lessee and at Lessee's expense.

               9.1.8 REFUNDS

           If an Indemnitee receives any refund, in whole or in part, with respect to any Expense paid by Lessee hereunder, it will promptly pay the amount refunded (but not an amount in excess of the amount Lessee or any of its insurers has paid in respect of such Expense) over to Lessee unless a Lease
Event of Default shall have occurred and be continuing, in which case such amounts shall be paid over to Owner Trustee (or, so long as the Trust Indenture shall not have been discharged, to Mortgagee) to hold as security for Lessee's obligations under the Lessee Operative Agreements or, if requested by Lessee, applied to satisfy such obligations.

           9.2 EXPENSES

               9.2.1 TRANSACTION EXPENSES

           Owner Participant shall pay all Transaction Expenses (other than the ongoing fees, disbursements and expenses of Mortgagee and the Owner Trustee), up to an aggregate amount equal to the Expense Limit. Airframe Manufacturer shall pay all Transaction Expenses in excess of the Expense Limit and the ongoing fees, disbursements and expenses of Mortgagee and the Owner Trustee. Lessee shall have no liability or obligation with respect to Transaction Expenses.

               9.2.2 PAYMENT OF OTHER EXPENSES

           Lessee will be responsible for the fees and charges of its counsel incurred in connection with the preparation, execution and delivery of the Operating Agreements. All out-of-pocket costs and expenses of Lessee (including, without limitation, reasonable attorney's fees and charges) incurred in performance of Sections 7.1.3(a), (b) and (c) (other than with respect to the first parenthetical of Section 7.1.3(c)) to the extent constituting Transaction Expenses, shall be paid pursuant to Section 9.2.1 and, otherwise, shall be paid by Airframe Manufacturer. Existing Lessor and Airframe Manufacturer shall each pay all costs and expenses incurred by it in connection with the Operative Agreements.

           9.3 GENERAL TAX INDEMNITY

               9.3.1 GENERAL

           Except as provided in Section 9.3.2, Lessee agrees that each payment of Rent paid by Lessee pursuant to the Lease, and any other payment or indemnity paid by Lessee to a Tax Indemnitee under any Operative Agreement, shall be free of all withholdings or deductions with respect to Taxes of any nature (other than U.S. federal withholding taxes on, based on or measured by gross or net income), and in the event that Lessee shall be required by applicable law to make any such withholding or deduction for any such payment (x) Lessee shall make all such withholdings or deductions, (y) the amount payable by Lessee shall be increased so that after making all required withholdings or deductions such Tax Indemnitee receives (at no after-Tax cost to the Tax Indemnitee) the same amount that it would have received had no such withholdings or deductions been made, and (z) Lessee shall pay the full amount withheld or deducted to the relevant Taxing Authority in accordance with applicable law. Lessee further agrees that, in the event it is required to withhold from any payment of Basic Rent, Termination Value, Stipulated Loss Value (and amounts determined by reference thereto), and amounts payable upon exercise of Lessee's purchase option pursuant to Section 17.3 of the Lease, any Tax imposed upon Owner Participant or Owner Trustee (including any withholding Tax based on income or receipts of Owner Participant or Owner Trustee) and such Tax is excluded from indemnification pursuant to Section 9.3.2, Lessee shall pay such additional amount, if any, required so that the total amount paid by Lessee (after making all required withholdings) is equal to (assuming timely payment of the Equipment Notes prior to the relevant Payment Date) the aggregate principal amount of scheduled installments due on the Equipment Notes outstanding on the relevant Payment Date, together with accrued and unpaid interest, due on the Equipment Notes; Owner Participant or Owner Trustee, as the case may be, shall reimburse Lessee for any such additional amounts within two Business Days after demand therefor. Except as provided in Section 9.3.2 and whether or not any of the transactions contemplated hereby are consummated, Lessee shall pay, indemnify, protect, defend and hold each Tax Indemnitee harmless from all Taxes imposed by any Taxing Authority that may from time to time be imposed on or asserted against any Tax Indemnitee or the Aircraft, the Airframe, any Engine or any Part or any interest in any of the foregoing (whether or not indemnified against by any other Person), upon or with respect to the Operative Agreements or the transactions or payments contemplated thereby, including but not limited to any Tax imposed upon or with respect to (x) the Aircraft, the Airframe, any Engine, any Part, any Operative Agreement (including without limitation any Equipment Notes) or any data or any other thing delivered or to be delivered under an Operative Agreement, (y) the purchase, manufacture, acceptance, rejection, sale, transfer of title, return, ownership, mortgaging, delivery, transport, charter, rental, lease, re-lease, sublease, assignment, possession, repossession, presence, use, condition, storage, preparation, maintenance, modification, alteration, improvement, operation, registration, transfer or change of registration, reregistration, repair, replacement, overhaul, location, control, the imposition of any Lien (other than a Lessor Lien), financing, refinancing requested by the Lessee, abandonment or other disposition of the Aircraft, the Airframe, any Engine, any Part, any data or any other thing delivered or to be delivered under an Operative Agreement, or (z) rent, interest, fees or any other income, proceeds, receipts or earnings, whether actual or deemed, arising upon, in connection with, or in respect of, any of the Operative Agreements (including the property or income or other proceeds with respect to property held as part of the Trust Estate) or the transactions contemplated thereby.

               9.3.2 CERTAIN EXCEPTIONS

           The provisions of Section 9.3.1 shall not apply to, and Lessee shall have no liability hereunder for, Taxes:

           (a) imposed on a Tax Indemnitee by the federal government of the United States or any Taxing Authority of any jurisdiction within the United States in which such Tax Indemnitee is incorporated or maintains its principal place of business or is otherwise subject to Taxes of such type as a result of transactions or activities other than those contemplated by the Operative Agreements (i) on, based on, or measured by, gross or net income or gross or net receipts, including capital gains taxes, excess profits taxes, minimum taxes from tax preferences, alternative minimum taxes, branch profits taxes, accumulated earnings taxes, personal holding company taxes, succession taxes and estate taxes, and any withholding taxes on, based on or measured by gross or net income or receipts or (ii) on, or with respect to, or measured by, capital or net worth or in the nature of a franchise tax or a tax for the privilege of doing business (other than, in the case of clause (i) or (ii), sales, use, license or property Taxes, value added taxes imposed in lieu of any of the foregoing, airport excise taxes or any excise taxes imposed in the nature of or in lieu of any of the foregoing or any Hawaii general excise tax and related county surcharges imposed as a result of the use or location of the Aircraft in Hawaii by a Lessee Person; and other than, in the case of clause (ii), any doing business taxes imposed by a taxing authority in any jurisdiction (other than a jurisdiction within which such Tax Indemnitee is incorporated or maintains its principal place of business) if such doing business taxes attributable to the transactions contemplated by the Operative Agreements were subject to indemnity pursuant to the provisions of this clause 9.3.2(a) (without regard to this parenthetical) solely as a result of the usage or location of the Aircraft in such jurisdiction by a Lessee Person when such Tax Indemnitee was not incorporated or doing business or otherwise subject to Taxes of such type in such jurisdiction, if in a subsequent taxable period such Tax Indemnitee becomes subject to Taxes of such type as a result of activities or transactions other than those contemplated by the Operative Agreements, to the extent that such Taxes (and in an amount no more than the amount of such Taxes that) would have continued to be imposed solely as a result of the usage or location of the Aircraft by a Lessee Person in such jurisdiction in the absence of any additional nexus between such Tax Indemnitee and such jurisdiction);

           (b) any Taxes imposed in connection with the sale or transfer of the Aircraft from the Existing Lessor to the Owner Trustee or the purchase by Owner Trustee for the benefit of the Owner Participant of the Aircraft from the Existing Lessor;

           (c) on, or with respect to, or measured by, any trustee fees, commissions or compensation received by Owner Trustee, Pass Through Trustee, Subordination Agent or Mortgagee;

           (d) on the Trust or the Trust Estate that result from treatment of the Trust or the Trust Estate as an entity, such as a corporation, separate and apart from the Owner Participant;

           (e) that are being contested as provided in Section 9.3.4 hereof, for so long as such contest is continuing;

           (f) imposed on any Tax Indemnitee to the extent that such Taxes result from the gross negligence or willful misconduct of such Tax Indemnitee, a related Tax Indemnitee or any Affiliate thereof;

           (g) imposed on or with respect to a Tax Indemnitee (including the transferee in those cases in which the Tax on transfer is imposed on, or is collected from, the transferee) as a result of a transfer or other disposition (including a deemed transfer or disposition) by such Tax Indemnitee or a related Tax Indemnitee (or, in the case of the Owner Participant, by Owner Trustee (unless requested by the Lessee), or, in the case of Taxes imposed on a transferee, by the transferor) of any interest in the Aircraft, the Airframe, any Engine or any Part, the Rent (other than the assignment of Rent to the Loan Trustee pursuant to the Trust Indenture), the Trust, the Trust Estate, the Trust Indenture Estate, the Lease or any interest arising under the Operative Agreements or any Equipment Note or a transfer or disposition (including a deemed transfer or disposition) of any interest in a Tax Indemnitee (other than
(A) a substitution or replacement of the Aircraft, the Airframe, any Engine or any Part by a Lessee Person that is treated for Tax purposes as a transfer or disposition, (B) a transfer pursuant to an exercise of remedies upon a Lease Event of Default that shall have occurred and have been continuing, or (C) a transfer to Lessee pursuant to Section 17.3 of the Lease);

           (h) except with respect to gross-ups, imposed subsequent to (and not in respect of) a transfer or other disposition described in paragraph (g) above and in excess of those that would have been imposed had there not been a transfer or other disposition by or to such Tax Indemnitee or a related Tax Indemnitee described in paragraph (g) above;

           (i) imposed on the Owner Participant and indemnified by Lessee pursuant to the Tax Indemnity Agreement;

           (j) imposed with respect to any period after the expiration or earlier termination of the Term and, if required pursuant to the terms of the Lease, the return of possession of the Aircraft to Lessor or placement in storage at the request of Lessor in accordance with the Lease (provided that this exclusion (j) shall not apply to Taxes imposed after such period arising as a result of events occurring prior to such expiration or earlier termination);

           (k) consisting of any interest, penalties or additions to tax imposed on a Tax Indemnitee resulting from a failure of such Tax Indemnitee or a related Tax Indemnitee to file any return properly and timely, unless such failure shall be caused by the failure of Lessee to fulfill its obligations, if any, under
Section 9.3.6 with respect to such return, PROVIDED that if any such return is required to be filed in a jurisdiction outside the United States, which return would not have been required to be filed in the absence of the transactions contemplated under the Operative Agreements or Lessee's transactions or activities in such jurisdiction, this exclusion shall not apply if (A) Lessee has not informed the Tax Indemnitee in writing of the need to file such return at least 30 days prior to the due date thereof (or such shorter period as would reasonably allow the Tax Indemnitee to file such return if, under the circumstances, the Lessee could not have reasonably informed the Tax Indemnitee of the need to file at least 30 days prior to the due date thereof), or (B) the Tax Indemnitee had determined in good faith that such filing would subject it or any Affiliate to adverse consequences in such jurisdiction for which it had not been (and would not have been) indemnified;

           (l) resulting from, or that would not have been imposed but for, any Lessor Liens arising as a result of claims against, or acts or omissions of, or otherwise attributable to such Tax Indemnitee or a related Tax Indemnitee;

           (m) imposed on any Tax Indemnitee as a result of the breach by such Tax Indemnitee or a related Tax Indemnitee of any covenant of such Tax Indemnitee or any Affiliate thereof contained in any Operative Agreement or the inaccuracy of any representation or warranty by such Tax Indemnitee or any Affiliate thereof in any Operative Agreement;

           (n) in the nature of an intangible or similar Tax (i) upon or with respect to the value or principal amount of the interest of Loan Participant or any Note Holder in any Equipment Note or the loan evidenced thereby or (ii) upon or with respect to the value of the interest of the Owner Participant in the Trust Estate or the Trust, in each case only if such Taxes are in the nature of franchise Taxes or result from the Tax Indemnitee doing business in the taxing jurisdiction and are imposed because of the place of incorporation or the activities unrelated to the transactions contemplated by the Operative Agreements in the taxing jurisdiction of such Tax Indemnitee;

           (o) that are included in Lessor's Cost and paid to the appropriate Taxing Authority;

           (p) imposed on a Tax Indemnitee by a Taxing Authority of a jurisdiction outside the United States within which such Tax Indemnitee is incorporated or maintains its principal place of business or to the extent that such Taxes would not have been imposed but for a connection between the Tax Indemnitee or a related Tax Indemnitee and such jurisdiction imposing such Tax unrelated to the transactions contemplated by the Operative Agreements; or

           (q)  Taxes relating to ERISA or Section 4975 of the Code.

           For purposes hereof, a Tax Indemnitee and any other Tax Indemnitees that are successors, assigns, agents, servants or Affiliates of such Tax Indemnitee shall be related Tax Indemnitees.

               9.3.3 PAYMENT

           (a) Lessee's  indemnity  obligation  to a Tax  Indemnitee  under this
Section 9.3 shall equal the amount which, after taking into account any Tax imposed upon the receipt or accrual of the amounts payable under this Section
9.3 and any tax benefits actually recognized by such Tax Indemnitee as a result of the indemnifiable Tax (including, without limitation, any benefits recognized as a result of an indemnifiable Tax being utilized by such Tax Indemnitee as a credit against Taxes not indemnifiable under this Section 9.3), shall equal the amount of the Tax indemnifiable under this Section 9.3.

           (b)  At  Lessee's  request,  the  computation  of the  amount  of any indemnity payment owed by Lessee or any amount owed by a Tax Indemnitee to Lessee pursuant to this Section 9.3 shall be verified and certified by an independent public accounting firm selected by such Tax Indemnitee and reasonably satisfactory to Lessee. Such verification shall be binding. The costs of such verification (including the fee of such public accounting firm) shall be borne by Lessee unless such verification shall result in an adjustment in Lessee's favor of 5% or more of the net present value (computed using a discount rate equal to the Debt Rate, compounded semiannually) of the payment as computed by such Tax Indemnitee, in which case the costs shall be paid by such Tax Indemnitee.

           (c) Each Tax Indemnitee shall provide Lessee with such certifications, information and documentation as shall be in such Tax Indemnitee's possession and as shall be reasonably requested by Lessee to minimize any indemnity payment pursuant to this Section 9.3; provided, that notwithstanding anything to the contrary contained herein, no Tax Indemnitee shall be required to provide Lessee with any Tax returns.

           (d) Each Tax Indemnitee shall promptly forward to Lessee any written notice, bill or advice received by it from any Taxing Authority concerning any Tax for which it seeks indemnification under this Section 9.3. Lessee shall pay any amount for which it is liable pursuant to this Section 9.3 directly to the appropriate Taxing Authority if legally permissible or upon demand of a Tax Indemnitee, to such Tax Indemnitee within 30 days of such demand (or, if a contest occurs in accordance with Section 9.3.4, within 30 days after a Final Determination (as defined below)), but in no event more than two Business Days prior to the date the Tax to which such amount payable hereunder relates is due. If requested by a Tax Indemnitee in writing, Lessee shall furnish to the appropriate Tax Indemnitee the original or a certified copy of a receipt for Lessee's payment of any Tax paid by Lessee or such other evidence of payment of such Tax as is acceptable to such Tax Indemnitee. Lessee shall also furnish promptly upon written request such data as any Tax Indemnitee may reasonably require to enable such Tax Indemnitee to comply with the requirements of any taxing jurisdiction unless such data is not reasonably available to Lessee or, unless such data is specifically requested by a Taxing Authority, is not customarily furnished by domestic air carriers under similar circumstances. For purposes of this Section 9.3, a "Final Determination" shall mean (i) a decision, judgment, decree or other order by any court of competent jurisdiction that occurs pursuant to the provisions of Section 9.3.4, which decision, judgment, decree or other order has become final and unappealable (by law or by Lessee hereunder), (ii) a closing agreement or settlement agreement entered into in accordance with Section 9.3.4 that has become binding and is not subject to further review or appeal (absent fraud, misrepresentation, etc.), or (iii) the termination of administrative proceedings and the expiration of the time for instituting a claim in a court proceeding.

           (e) If any Tax Indemnitee shall actually realize a tax savings by reason of any Tax paid or indemnified by Lessee pursuant to this Section 9.3 (whether such tax savings shall be by means of a foreign tax credit, depreciation or cost recovery deduction or otherwise) and such savings is not otherwise taken into account in computing such payment or indemnity, such Tax Indemnitee shall pay to Lessee (within 30 days after the realization of such tax savings) an amount equal to the lesser of (i) the amount of such tax savings, plus any additional tax savings recognized as the result of any payment made pursuant to this sentence, when, as, if, and to the extent, realized or (ii) the amount of all payments (other than in respect of contest costs) pursuant to this
Section 9.3 by Lessee to such Tax Indemnitee (less any payments previously made by such Tax Indemnitee to Lessee pursuant to this Section 9.3.3 (e)) (and the excess, if any, of the amount described in clause (i) over the amount described in clause (ii) shall be carried forward and applied to reduce pro tanto any subsequent obligations of Lessee to make payments to such Tax Indemnitee pursuant to this Section 9.3); provided, that such Tax Indemnitee shall not be required to make any payment pursuant to this sentence so long as a Lease Event of Default of a monetary nature has occurred and is continuing. If a tax benefit is later disallowed or denied, the disallowance or denial shall be treated as a Tax indemnifiable under Section 9.3.1 without regard to the provisions of
Section 9.3.2 (other than Section 9.3.2 (f)). Each such Tax Indemnitee shall in good faith use reasonable efforts in filing its tax returns and in dealing with Taxing Authorities to seek and claim any such tax benefit.

           (f) For purposes of this Section 9.3, items of foreign Tax of any Tax Indemnitee shall be deemed to be utilized by such Tax Indemnitee as credits or deductions for any taxable year in accordance with the following priorities:

                (x) First, all utilizable foreign Taxes (taking into account the limitations of Section 904(d) of the Code) other than those described in clause
(y) below;

                (y) Second, all utilizable foreign Taxes (taking into account the limitations of Section 904(d) of the Code) arising out of the transactions contemplated by the Operative Agreements and other equipment leasing transactions to the extent such Tax Indemnitee is indemnified or held harmless for such Taxes by the Lessee or a lessee on a pari passu basis.

               9.3.4 CONTEST

           (a) If a written claim is made against a Tax Indemnitee for Taxes with respect to which Lessee could be liable for payment or indemnity hereunder, or if a Tax Indemnitee makes a determination that a Tax is due for which Lessee could have an indemnity obligation hereunder, such Tax Indemnitee shall promptly give Lessee notice in writing of such claim (provided, that failure to so notify Lessee shall not relieve Lessee of its indemnity obligations hereunder unless such failure to notify forecloses Lessee's rights to require a contest of such claim) and shall take no action with respect to such claim without the prior written consent of Lessee for 30 days following the receipt of such notice by Lessee; provided, that, in the case of a claim made against a Tax Indemnitee, if such Tax Indemnitee shall be required by law to take action prior to the end of such 30-day period, such Tax Indemnitee shall, in such notice to Lessee, so inform Lessee, and such Tax Indemnitee shall take no action for as long as it is legally able to do so (it being understood that a Tax Indemnitee shall be entitled to pay the Tax claimed and sue for a refund prior to the end of such 30-day period if (i)(A) the failure to so pay the Tax would result in substantial penalties (unless immediately reimbursed by Lessee) and the act of paying the Tax would not materially prejudice the right to contest or (B) the failure to so pay would result in criminal penalties and (ii) such Tax Indemnitee shall take any action so required in connection with so paying the Tax in a manner that, in its good faith opinion, is the least prejudicial to the pursuit of the contest). In addition, such Tax Indemnitee shall (provided, that Lessee shall have agreed to keep such information confidential other than to the extent necessary in order to contest the claim) furnish Lessee with copies of any requests for information from any Taxing Authority relating to such Taxes with respect to which Lessee may be required to indemnify hereunder. If requested by Lessee in writing within 30 days after its receipt of such notice, such Tax Indemnitee shall, at the expense of Lessee (including, without limitation, all reasonable costs, expenses and reasonable attorneys' and accountants' fees and disbursements), in good faith contest (or, if permitted by applicable law to be contested by the Lessee in its own name, allow Lessee to contest) through appropriate administrative and judicial proceedings the validity, applicability or amount of such Taxes by (I) resisting payment thereof, (II) not paying the same except under protest if protest is necessary and proper or (III) if the payment is made, using reasonable efforts to obtain a refund thereof in an appropriate administrative and/or judicial proceeding. If requested to do so by Lessee, the Tax Indemnitee shall appeal any adverse administrative or judicial decision, except that the Tax Indemnitee shall not be required to pursue any appeals to the United States Supreme Court. If and to the extent the Tax Indemnitee is able to separate the contested issue or issues from other issues arising in the same administrative or judicial proceeding that are unrelated to the transactions contemplated by the Operative Agreements without, in the good faith judgment of such Tax Indemnitee, adversely affecting such Tax Indemnitee, such Tax Indemnitee shall permit Lessee to contest such matter in its own name, if permitted by applicable law, and shall provide to Lessee (at Lessee's cost and expense) such information or data that is in such Tax Indemnitee's control or possession that is reasonably necessary to conduct such contest (other than such Tax Indemnitee's federal income tax returns). In the case of a contest controlled by a Tax Indemnitee, such Tax Indemnitee shall consult with Lessee in good faith regarding the manner of contesting such claim and shall keep Lessee reasonably informed regarding the progress of such contest. A Tax Indemnitee shall not fail to take any action expressly required by this Section 9.3.4 (including, without limitation, any action regarding any appeal of an adverse determination with respect to any claim) or settle or compromise any claim without the prior written consent of the Lessee (except as contemplated by Section 9.3.4(b) or (c)).

           (b) Notwithstanding the foregoing, in no event shall a Tax Indemnitee be required to pursue any contest (or to permit Lessee to pursue any contest) unless (i) Lessee shall have agreed to pay such Tax Indemnitee on demand all reasonable costs and expenses incurred by such Tax Indemnitee in connection with contesting such Taxes, including, without limitation, all reasonable out of pocket costs and expenses and reasonable attorneys' and accountants' fees and disbursements, (ii) if such contest shall involve the payment of the claim, Lessee shall advance the amount thereof (to the extent indemnified hereunder) plus interest, penalties and additions to tax with respect thereto that are required to be paid prior to the commencement of such contest on an interest-free and after-Tax basis to such Tax Indemnitee (and such Tax Indemnitee shall promptly pay to the Lessee any net realized tax benefits resulting from such advance including any tax benefits resulting from making such payment), (iii) such Tax Indemnitee shall have reasonably determined that the action to be taken will not result in any material risk of forfeiture, sale or loss of the Aircraft (unless Lessee shall have made provisions to protect the interests of any such Tax Indemnitee and the Owner Participant in a manner reasonably satisfactory to such Tax Indemnitee and the Owner Participant) (provided, that such Tax Indemnitee agrees to notify Lessee in writing promptly after it becomes aware of any such risk), (iv) no Lease Event of Default shall have occurred and be continuing unless Lessee has provided adequate security for its obligations hereunder by advancing to such Tax Indemnitee before proceeding or continuing with such contest, the amount of the Tax being contested, plus any interest and penalties and an amount estimated in good faith by such Tax Indemnitee for expenses, and (v) prior to commencing any judicial action controlled by Lessee, Lessee shall have acknowledged its liability for such claim hereunder, provided that Lessee shall not be bound by its acknowledgment if the Final Determination articulates conclusions of law and fact that demonstrate that Lessee has no liability for the contested amounts hereunder. Notwithstanding the foregoing, if any Tax Indemnitee shall release, waive, compromise or settle any claim which may be indemnifiable by Lessee pursuant to this Section 9.3 without the written permission of Lessee, Lessee's obligation to indemnify such Tax Indemnitee with respect to such claim (and all directly related claims and claims based on the outcome of such claim) shall terminate, subject to Section 9.3.4(c), and subject to Section 9.3.4(c), such Tax

Indemnitee shall repay to Lessee any amount previously paid or advanced to such Tax Indemnitee with respect to such claim (other then contest costs), plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax.

           (c) Notwithstanding anything contained in this Section 9.3, a Tax Indemnitee will not be required to contest the imposition of any Tax and shall be permitted to settle or compromise any claim without Lessee's consent if such Tax Indemnitee (i) shall waive its right to indemnity under this Section 9.3 with respect to such Tax (and any directly related claim and any claim the outcome of which is determined based upon the outcome of such claim), (ii) shall pay to Lessee any amount previously paid or advanced by Lessee pursuant to this
Section 9.3 (other than contest costs) with respect to such Tax, plus interest at the rate that would have been payable by the relevant Taxing Authority with respect to a refund of such Tax, and (iii) shall agree to discuss with Lessee the views or positions of any relevant Taxing Authority with respect to the imposition of such Tax.

               9.3.5 REFUND

           If any Tax Indemnitee shall receive a refund of, or be entitled to a credit against other liability for, all or any part of any Taxes paid, reimbursed or advanced by Lessee, such Tax Indemnitee shall pay to Lessee within 30 days of such receipt an amount equal to the lesser of (a) the amount of such refund or credit plus any net tax benefit (taking into account any Taxes incurred by such Tax Indemnitee by reason of the receipt of such refund or realization of such credit) actually realized by such Tax Indemnitee as a result of any payment by such Tax Indemnitee made pursuant to this sentence (including this clause (a)) and (b) such tax payment, reimbursement or advance by Lessee to such Tax Indemnitee theretofore made pursuant to this Section 9.3 (and the excess, if any, of the amount described in clause (a) over the amount described in clause (b) shall be carried forward and applied to reduce pro tanto any subsequent obligation of Lessee to make payments to such Tax Indemnitee pursuant to this Section 9.3). If, in addition to such refund or credit, such Tax Indemnitee shall receive (or be credited with) an amount representing interest on the amount of such refund or credit, such Tax Indemnitee shall pay to Lessee within 30 days of such receipt or realization of such credit that proportion of such interest that shall be fairly attributable to Taxes paid, reimbursed or advanced by Lessee prior to the receipt of such refund or realization of such credit.

               9.3.6 TAX FILING

           If any report, return or statement is required to be filed with respect to any Tax which is subject to indemnification under this Section 9.3, Lessee shall timely file the same (except for any such report, return or statement which a Tax Indemnitee has timely notified the Lessee in writing that such Tax Indemnitee intends to file or which a Tax Indemnitee is required by law to file in its own name); provided, that the relevant Tax Indemnitee shall furnish Lessee with any information in such Tax Indemnitee's possession or control that is reasonably necessary to file any such return, report or statement and is reasonably requested in writing by Lessee (it being understood that the Tax Indemnitee shall not be required to furnish copies of its actual tax returns, although it may be required to furnish relevant information contained therein). Lessee shall either file such report, return or statement and send a copy of such report, return or statement to such Tax Indemnitee, and Owner Trustee if the Tax Indemnitee is not Owner Trustee, or, where Lessee is not permitted to file such report, return or statement, or if the same is required by law to be filed in the Tax Indemnitee's own name, it shall notify such Tax Indemnitee in writing of such requirement and prepare and deliver such report, return or statement to such Tax Indemnitee in a manner satisfactory to such Tax Indemnitee within a reasonable time prior to the time such report, return or statement is to be filed.

               9.3.7 FORMS

           Each Tax Indemnitee agrees to furnish from time to time to Lessee or Loan Trustee or to such other person as Lessee or Loan Trustee may designate, at Lessee's or Loan Trustee's request, such duly executed and properly completed forms as may be necessary or appropriate in order to claim any reduction of or exemption from any withholding or other Tax imposed by any Taxing Authority, if
(x) such reduction or exemption is available to such Tax Indemnitee, (y) Lessee has provided such Tax Indemnitee with any information necessary to complete such form not otherwise reasonably available to such Tax Indemnitee, and (z) if such return is required to be filed in a jurisdiction outside the United States, the Tax Indemnitee has not made a good faith determination that such filing would subject it or any Affiliate to any adverse consequences in such jurisdiction for which it has not been (and would not have been) indemnified.

               9.3.8 NON-PARTIES

           If a Tax Indemnitee is not a party to this Agreement, Lessee may require the Tax Indemnitee to agree in writing, in a form reasonably acceptable to Lessee, to the terms of this Section 9.3 and Section 15.8 prior to making any payment to such Tax Indemnitee under this Section 9.3.

               9.3.9 SUBROGATION

           Upon payment of any Tax by Lessee pursuant to this Section 9.3 to or on behalf of a Tax Indemnitee, Lessee, without any further action, shall be subrogated to any claims that such Tax Indemnitee may have relating thereto. Such Tax Indemnitee shall cooperate with Lessee (to the extent such cooperation does not result in any unreimbursed cost, expense or liability to such Tax Indemnitee) to permit Lessee to pursue such claims.

               9.3.10 FOREIGN TAX ON LOAN PAYMENTS

           If an Owner Participant is incorporated or organized, or maintains a place of business or conducts activities (other than any activities of the Owner Participant resulting from its participation in the transactions contemplated by the Operative Agreements or resulting from any activities of Lessee in such jurisdiction) in a country other than the United States or in a territory, possession or commonwealth of the United States (within the meaning of the tax law of that foreign jurisdiction) and if as a result thereof any foreign Taxes (including withholding Taxes) are imposed on the Pass Through Trustees, Pass Through Trusts, or Note Holders, then Owner Participant shall reimburse Lessee for any payments Lessee is required to make to or on behalf of any Pass Through Trustee, Pass Through Trust, or Note Holder under this Section 9.3 as a result of the imposition of such Taxes. The amount payable by Owner Participant to Lessee shall be an amount which, after taking into account any such Taxes, any Tax imposed upon the receipt or accrual by Lessee of such payment by Owner Participant and any tax benefits or tax savings realized by Lessee with respect to the payment of such withholding Tax or the payment hereunder, shall equal the amount of Lessee's payment to or on behalf of such Pass Through Trustee, or Note Holder.

           9.4 PAYMENTS

           Any payments made pursuant to Section 9.1 and Section 9.3 shall be due on the 60th day after demand is made to the indemnifying party therefor (other than any payments for which a different time is provided under Section
9.3.3 hereof) and shall be made directly to the relevant Indemnitee or Tax Indemnitee or to Lessee, in immediately available funds at such bank or to such account as specified by such Indemnitee or Tax Indemnitee or Lessee, as the case may be, in written directives to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of, and mailed to, such

Indemnitee or Tax Indemnitee or Lessee, as the case may be, by certified mail, postage prepaid, at its address as set forth in this Agreement.

           9.5 INTEREST

           If any amount, payable by Lessee, any Indemnitee or any Tax Indemnitee under Section 9.1 or 9.3 is not paid when due, the person obligated to make such payment shall pay on demand, to the extent permitted by Law, to the person entitled thereto, interest on any such amount for the period from and including the due date for such amount to but excluding the date the same is paid, at the Payment Due Rate. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

           9.6 BENEFIT OF INDEMNITIES

           The obligations of Lessee in respect of all indemnities, obligations, adjustments and payments in Section 9.1 or 9.3 are expressly made for the benefit of, and shall be enforceable by, the Indemnitee or Tax Indemnitee entitled thereto, without declaring the Lease to be in default or taking other action thereunder, and notwithstanding any provision of the Trust Indenture.

SECTION 10. ASSIGNMENT OR TRANSFER OF INTERESTS

           10.1 PARTICIPANTS, OWNER TRUSTEE AND NOTE HOLDERS

               10.1.1 OWNER PARTICIPANT

           (a) Owner Participant shall not Transfer any or all of its right, title or interest in the Trust Estate or the Trust Agreement and to this Agreement unless:

               (i) The Transferee shall have full power, authority and legal right to execute and deliver and to perform the obligations of Owner Participant under this Agreement and the other Owner Participant Agreements and shall provide reasonably satisfactory evidence of such power and authority to Lessee, Equity Guarantor, Owner Trustee and Mortgagee;

               (ii) The  Transferee  shall enter into one or more legal,  valid, binding and enforceable agreements effective to confirm that such Transferee agrees to be bound by all the terms of, and to undertake all of the obligations arising after such transfer of, the transferring Owner Participant contained in the Owner Participant Agreements and in which it makes representations and warranties substantially the same as those contained in Section 6.2 of this Participation Agreement;

               (iii) Lessee shall not be obligated to pay any greater amount or incur any greater obligation than that which it would have been obliged to pay or incur under the Lease or other Lessee Operative Agreement if no transfer or assignment had taken place, and the terms and conditions of the Lease and the other Lessee Operative Agreements insofar as they relate to the rights and obligations of Lessee or the Loan Participants shall not be altered;

               (iv) Owner Participant shall deliver to Lessee, Equity Guarantor, Owner Trustee and Mortgagee an opinion of counsel reasonably satisfactory to each of them (which, if the Transferee is an Affiliate of the Owner Participant, may be in-house counsel to such Owner Participant) to the effect that such agreement or agreements referred to in Section 10.1.1(a)(ii) and, if applicable, 10.1.1(a)(vi) are legal, binding and enforceable in accordance with its or their terms and that such transfer will not violate applicable securities laws, the Act or any other applicable law and is in accordance with this
          Section 10.1.1;

               (v) The Transferee is a Citizen of the United States (it being understood that the existence of any such requirement is to be determined without giving consideration to Section 47.9 of the FAA Regulations or any other provision that would restrict Lessee's use or operation of the Aircraft), or shall use a voting powers trust or similar arrangement in order to hold an interest in the Trust Estate such that the Aircraft can be registered in the United States (without giving consideration to Section 47.9 of the FAA Regulations or any other provision that would restrict Lessee's use or operation of the Aircraft);

               (vi) The Transferee shall be one person and shall be either (A) a Permitted Institution or (B) any other person (other than, without Lessee's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder or an Affiliate of any of the foregoing) the obligations of which under the Owner Participant Agreements are guaranteed by a Permitted Institution in any case, pursuant to a written guaranty, in form and substance reasonably satisfactory to Lessee, Owner Trustee and Mortgagee;

               (vii) Equity Guarantor shall not be obligated to pay any greater amount or incur any greater obligation than that which it would have been obliged to pay or incur under the Equity Guaranty if no Transfer had taken place, and the terms and conditions of the Equity Guaranty insofar as they relate to the rights and obligations of Equity Guarantor shall not be altered; and

               (viii)  The  Transferee  shall be a "U.S.  Person"  as defined in
          Section 7701(a)(30) of the Code (or any successor provision thereto).

           (b) Owner Participant shall give written notice to Lessee, Mortgagee and Owner Trustee at least 10 days prior to any such Transfer, specifying the name and address of the proposed Transferee, and providing financial statements of the proposed Transferee evidencing satisfaction of the requirements described in Section 10.1.1(a)(vi)(A) or (B) above.

           (c) Any fees, charges and expenses, including the reasonable legal fees, charges and expenses incurred by Lessee, Owner Participant, Mortgagee, any Note Holder or Owner Trustee in connection with any Transfer by Owner Participant permitted by this Section 10.1.1, or by the Transferee in any such case, will be paid for by Owner Participant.

               10.1.2 OWNER TRUSTEE

           Owner Trustee may transfer its interests in the Trust Agreement pursuant to Section 9 thereof.

               10.1.3 NOTE HOLDERS

           Subject to Section 7.5.2 hereof and Section 2.07 of the Trust Indenture, any Note Holder may, at any time and from time to time, Transfer or grant participations in all or any portion of the Equipment Notes and/or all or any portion of its beneficial interest in its Equipment Notes and the Trust Indenture Estate to any person (it being understood that the sale or issuance of Pass Through Certificates by a Pass Through Trustee shall not be considered a Transfer or participation); provided, that any participant in any such participations shall not have any direct rights under the Operative Agreements or any Lien on all or any part of the Aircraft or Trust Indenture Estate and neither Lessee, Lessor, nor Owner Participant shall have any increased liability or obligations as a result of any such participation. In the case of any such Transfer, the Transferee, by acceptance of Equipment Notes in connection with such Transfer, shall be deemed to be bound by all of the covenants of Note Holders contained in the Operative Agreements.

           10.2 EFFECT OF TRANSFER

           Upon any Transfer in accordance with Section 10.1.1, 10.1.2 or 10.1.3 (other than any Transfer by any Note Holder, to the extent it only grants participations in Equipment Notes or in its beneficial interest therein), Transferee shall be deemed an "Owner Participant," "Owner Trustee" or a "Note Holder," respectively, for all purposes of this Agreement and the other Operative Agreements and, in the case of a Transferee of any Participant or Note Holder, shall be deemed to have paid its ratable portion of Lessor's Cost previously made by Owner Participant or Loan Participant, respectively, making such conveyance and represented by the interest being conveyed, and each reference herein to Owner Participant, Owner Trustee or Note Holder, respectively, shall thereafter be deemed a reference to such Transferee for all purposes, and the transferring Owner Participant, Owner Trustee, Loan Participant or Note Holder shall be released (except, in the case of Owner
Participant, to the extent of any guaranty provided by it under Section 10.1.1(a)(vi)) from all of its liabilities and obligations under this Agreement and any other Operative Agreements to the extent such liabilities and obligations arise after such Transfer and, in each case, to the extent such liabilities and obligations are assumed by the transferee; PROVIDED, that such transferring Owner Participant, Owner Trustee or Note Holder (and its respective Affiliates, successors, assigns, agents, servants, representatives, directors and officers) will continue to have the benefit of any rights or indemnities under any Operative Agreement vested or relating to circumstances, conditions, acts or events prior to such Transfer.

SECTION 11. [RESERVED]

SECTION 12. SECTION 1110

           It is the intention of each of Lessee, Owner Participant, Loan Participant, the Note Holders (such intention being evidenced by each of their acceptance of an Equipment Note), Owner Trustee and Mortgagee that Owner Trustee, as lessor under the Lease (and Mortgagee as assignee of Owner Trustee under the Trust Indenture), shall be entitled to the benefits of Section 1110 in the event of a case under Chapter 11 of the Bankruptcy Code in which Lessee is a debtor. Lessee shall at all times be certificated and registered to the extent necessary to entitle Owner Trustee to the rights afforded to lessors of aircraft equipment under Section 1110 of the United States Bankruptcy Code.

SECTION 13. CHANGE OF CITIZENSHIP

           13.1 GENERALLY

           Without prejudice to the representations, warranties or covenants regarding the status of any party hereto as a Citizen of the United States:

           (a) Each of Lessee, First Security and WTC agrees that it will, immediately upon obtaining knowledge of any facts that would cast doubt upon its continuing status as a Citizen of the United States and promptly upon public disclosure of negotiations in respect of any transaction which would or might adversely affect such status, notify in writing all parties hereto of all relevant matters in connection therewith; and

           (b) Owner Participant agrees that, in the event its citizenship status is to change or has changed in any way that would restrict the U.S. registration of the Aircraft pursuant to the Act, or it makes public disclosure of circumstances as a result of which it believes that such status is likely to change in such manner, it will notify all the other parties to this Participation Agreement of (i) such change in status promptly after obtaining Actual Knowledge thereof or (ii) such belief as soon as practicable after such public disclosure but in any event within ten Business Days after such public disclosure.

           13.2 OWNER PARTICIPANT

           Owner Participant agrees, solely for the benefit of Lessee and the Note Holders that if, during such time as the Aircraft is registered in the United States, (a) it shall experience any change in citizenship status and (b) the Aircraft shall be, or would therefore become, ineligible for registration in the name of Owner Trustee under the Act and regulations then applicable thereunder (without giving consideration to Section 47.9 of the FAA Regulations or any other provision that may restrict Lessee's use or operation of the Aircraft), then Owner Participant shall as soon as is reasonably practicable, but in any event within 30 days after obtaining Actual Knowledge of such ineligibility and of such change in status, (y) effect voting trust or other similar arrangements (in which case any provisions contained in the Operative Agreements restricting Owner Participant's or Owner Trustee's ability to amend the Trust Agreement shall not apply to the extent necessary to permit the use of such a voting trust or other similar arrangement) or take any other action as may be necessary to prevent any deregistration or maintain the United States registration of the Aircraft or (z) transfer in accordance with the terms of this Agreement all its right, title and interest in and to this Agreement, the Trust Estate and the Trust Agreement in accordance with Section 10.1.

           13.3 OWNER TRUSTEE

           Upon First Security giving any notice in accordance with Section 13.1(a), Owner Trustee shall, subject to Section 9.1.1 of the Trust Agreement, resign as Owner Trustee. Upon its receipt of such notice, Owner Participant shall as promptly as practicable appoint a Citizen of the United States as successor Owner Trustee pursuant to Section 9.1 of the Trust Agreement.

           13.4 MORTGAGEE

           Upon WTC giving any notice in accordance with Section 13.1(a), Mortgagee shall (if and so long as such citizenship is necessary under the Act as in effect at such time or, if it is not necessary, if and so long as Mortgagee's citizenship could have any adverse effect on Lessee, any Participant or any Note Holder), subject to Section 8.02 of the Trust Indenture, resign as Mortgagee promptly upon its ceasing to be such a citizen.

SECTION 14. CONCERNING OWNER TRUSTEE

           It is understood and agreed that, except as otherwise expressly provided herein or in the Trust Agreement or the Trust Indenture, Owner Trustee is entering into this Agreement solely in its capacity as trustee as provided in the Trust Agreement and not in its individual capacity and in no case whatsoever will it be liable or accountable in its individual capacity for any of the statements, representations, warranties, agreements or obligations of Owner Trustee hereunder, or for any loss in respect thereof, as to all of which the parties agree to look solely to the Trust Estate; PROVIDED, that nothing in this
Section 14 shall be deemed to limit in scope or substance the personal liability of First Security (a) to Owner Participant as expressly set forth in the Trust Agreement, (b) in respect of the representations, warranties and agreements of First Security expressly made as such herein or in any other Operative Agreement to which it is a party, and (c) for the consequences of its own gross negligence, willful misconduct, and, in receiving, handling or remitting of funds only, its willful misconduct or simple negligence as a trustee.

SECTION 15. MISCELLANEOUS

           15.1 AMENDMENTS

           No provision of this Agreement may be amended, supplemented, waived, modified, discharged, terminated or otherwise varied orally, but only by an instrument in writing that specifically identifies the provision of this Agreement that it purports to amend, supplement, waive, modify, discharge, terminate or otherwise vary and is signed by the party against which the enforcement of the amendment, supplement, waiver, modification, discharge, termination or variance is sought. Each such amendment, supplement, waiver, modification, discharge, termination or variance shall be effective only in the specific instance and for the specific purpose for which it is given. No provision of this Agreement shall be varied or contradicted by oral communication, course of dealing or performance or other manner not set forth in an agreement, document or instrument in writing and signed by the party against which enforcement of the same is sought.

           15.2 SEVERABILITY

           If any provision hereof shall be held invalid, illegal or unenforceable in any respect in any jurisdiction, then, to the extent permitted by Law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. If, however, any Law pursuant to which such provisions are held invalid, illegal or unenforceable may be waived, such Law is hereby waived by the parties hereto to the full extent permitted, to the end that this Agreement shall be deemed to be a valid and binding agreement in all respects, enforceable in accordance with its terms.

           15.3 SURVIVAL

           The indemnities set forth herein shall survive the delivery or return of the Aircraft, the Transfer of any interest of Owner Participant in this Agreement, the Trust Estate and the Trust Agreement, the Transfer of any interest by any Note Holder of its Equipment Note and the expiration or other termination of this Agreement or any other Operative Agreement.

           15.4 REPRODUCTION OF DOCUMENTS

           This Agreement, all annexes, schedules and exhibits hereto and all agreements, instruments and documents relating hereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed and (b) financial statements, certificates and other information previously or hereafter furnished to any party hereto, may be reproduced by such party by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process, and such party may destroy any original documents so reproduced. Any such reproduction shall be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such party in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction likewise is admissible in evidence.

           15.5 COUNTERPARTS

           This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts (or upon separate signature pages bound together into one or more counterparts), each of which when so executed shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

           15.6 NO WAIVER

           No failure on the part of any party hereto to exercise, and no delay by any party hereto in exercising, any of its respective rights, powers, remedies or privileges under this Agreement or provided at Law, in equity or otherwise shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach hereof or default hereunder or as an acquiescence therein nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof by it or the exercise of any other right, power, remedy or privilege by it. No notice to or demand on any party hereto in any case shall, unless otherwise required under this Agreement, entitle such party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of any party hereto to any other or further action in any circumstances without notice or demand.

           15.7 NOTICES

           Unless otherwise expressly permitted by the terms hereof, all notices, requests, demands, authorizations, directions, consents, waivers and other communications required or permitted to be made, given, furnished or filed hereunder shall be in writing (it being understood that the specification of a writing in certain instances and not in others does not imply an intention that a writing is not required as to the latter), shall refer specifically to this Agreement or other applicable Operative Agreement, and shall be personally delivered, sent by facsimile or telecommunication transmission (which in either case provides written confirmation to the sender of its delivery), sent by registered mail or certified mail, return receipt requested, postage prepaid, or sent by overnight courier service, in each case to the respective address, or facsimile number set forth for such party in Schedule 1, or to such other address, facsimile or other number as each party hereto may hereafter specify by notice to the other parties hereto. Each such notice, request, demand, authorization, direction, consent, waiver or other communication shall be effective when received or, if made, given, furnished or filed (a) by facsimile or telecommunication transmission, when confirmed, or (b) by registered or certified mail, three Business Days after being deposited, properly addressed, with the U.S. Postal Service.

           15.8 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE

           (A) THIS AGREEMENT SHALL IN ALL RESPECTS BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE. THIS AGREEMENT IS BEING DELIVERED IN THE STATE OF NEW YORK.

           (B) EACH PARTY HERETO HEREBY IRREVOCABLY AGREES, ACCEPTS AND SUBMITS ITSELF TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN THE CITY AND COUNTY OF NEW YORK AND OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, IN CONNECTION WITH ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTER RELATING TO OR ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT.

           (C) EACH PARTY HERETO HEREBY IRREVOCABLY CONSENTS AND AGREES TO THE SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY MAILING COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, AT THE ADDRESS SET FORTH PURSUANT TO SECTION 15.7. EACH PARTY HERETO HEREBY AGREES THAT SERVICE UPON IT, OR ANY OF ITS AGENTS, IN EACH CASE IN ACCORDANCE WITH THIS
SECTION 15.8(C), SHALL CONSTITUTE VALID AND EFFECTIVE PERSONAL SERVICE UPON SUCH PARTY, AND EACH PARTY HERETO HEREBY AGREES THAT THE FAILURE OF ANY OF ITS AGENTS TO GIVE ANY NOTICE OF SUCH SERVICE TO ANY SUCH PARTY SHALL NOT IMPAIR OR AFFECT IN ANY WAY THE VALIDITY OF SUCH SERVICE ON SUCH PARTY OR ANY JUDGMENT RENDERED IN ANY ACTION OR PROCEEDING BASED THEREON.

           (D) TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY OF THE ABOVE-NAMED COURTS OR FROM ANY LEGAL PROCESS THEREIN, SUCH PARTY HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, SUCH IMMUNITY, AND EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY LEGAL ACTION OR PROCEEDING BROUGHT HEREUNDER IN ANY OF THE ABOVE-NAMED COURTS, (I) THE DEFENSE OF SOVEREIGN IMMUNITY, (II) THAT IT OR ANY OF ITS PROPERTY IS IMMUNE FROM THE ABOVE DESCRIBED LEGAL PROCESS AND (III) THAT SUCH ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT VENUE FOR THE ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER OPERATIVE AGREEMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

           (E) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION IN ANY COURT IN ANY JURISDICTION BASED UPON OR ARISING OUT OF OR RELATING TO THIS AGREEMENT.

           15.9 THIRD-PARTY BENEFICIARY

           This Agreement is not intended to, and shall not, provide any person not a party hereto (other than the Liquidity Provider, which is an intended third party beneficiary with respect to the provisions of Section 9.1, and the other persons referred to in Section 7.6.13, who are intended third party beneficiaries of such Section) with any rights of any nature whatsoever against any of the parties hereto and no person not a party hereto (other than the Liquidity Provider, with respect to the provisions of Section 9.1, and the other persons referred to in Section 7.6.13, with respect to such Section) shall have any right, power or privilege in respect of any party hereto, or have any benefit or interest, arising out of this Agreement.

           15.10 ENTIRE AGREEMENT

           This Agreement, together with the other Operative Agreements, on and as of the date hereof, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, among any of the parties hereto with respect to such subject matter are hereby superseded in their entireties (except that the letter agreement, dated May 14, 1997, among Lessee, Existing Mortgagee and Airframe Manufacturer shall not be superseded).

           15.11 FURTHER ASSURANCES

           Each party hereto shall execute, acknowledge and deliver or shall cause to be executed, acknowledged and delivered, all such further agreements, instruments, certificates or documents, and shall do and cause to be done such further acts and things, in any case, as any other party hereto shall reasonably request in connection with the administration of, or to carry out more effectively the purposes of, or to better assure and confirm into such other party the rights and benefits to be provided under this Agreement and the other Operative Agreements.

                      [This space intentionally left blank]

           IN WITNESS WHEREOF, each of the parties has caused this Participation Agreement to be duly executed and delivered as of the day and year first above written.


                                   CONTINENTAL AIRLINES, INC., Lessee



                                   By _________________________________________
                                      Name:
                                      Title:


                                   METLIFE CAPITAL CREDIT L.P.,
                                        Owner Participant

                                   By:  CLJFINCO, INC.,
                                        General Partner



                                   By _________________________________________,
                                      Name:
                                      Title:


                                   FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                      not in its individual capacity, except
                                      as expressly provided herein, but solely as Owner Trustee



                                   By __________________________________________
                                      Name:
                                      Title:

                                   WILMINGTON TRUST COMPANY,
                                      not in its individual capacity, except
                                      as expressly provided herein, but solely as Mortgagee



                                   By _________________________________________
                                      Name:
                                      Title:


                                   WILMINGTON TRUST COMPANY,
                                      not in its individual capacity, except
                                      as expressly provided herein, but solely as Pass Through Trustee under the Pass Through Trust Agreement for the Continental Airlines Pass Through Trust, 1997-3A



                                   By _________________________________________
                                      Name:
                                      Title:


                                   WILMINGTON TRUST COMPANY,
                                      not in its individual capacity, except
                                      as expressly provided herein, but solely as Pass Through Trustee under the Pass Through Trust Agreement for the Continental Airlines Pass Through Trust, 1997-3B



                                   By _________________________________________
                                      Name:
                                      Title:

                                   WILMINGTON TRUST COMPANY,
                                      not in its individual capacity, except
                                      as expressly provided herein, but solely as Pass Through Trustee under the Pass Through Trust Agreement for the Continental Airlines Pass Through Trust, 1997-3C



                                   By _________________________________________
                                      Name:
                                      Title:


                                   WILMINGTON TRUST COMPANY,
                                      not in its individual capacity, except
                                      as expressly provided herein, but solely as Subordination Agent



                                   By _________________________________________
                                      Name:
                                      Title:


                                   CORCIM, INC.,
                                      Existing Lessor



                                   By _________________________________________
                                      Name:
                                      Title:

                                   ROLLS-ROYCE PLC,
                                      Existing Mortgagee and Equity Guarantor



                                   By _________________________________________
                                      Name:
                                      Title:


                                   EMBRAER-EMPRESA BRASILEIRA DE
                                   AERONAUTICA S.A.,
                                      Airframe Manufacturer



                                   By _________________________________________
                                      Name:
                                      Title:

                                     ANNEX A


DEFINITIONS


GENERAL PROVISIONS

           (a) In each Operative Agreement, unless otherwise expressly provided, a reference to:

                    (i) each of "Lessee," "Lessor," "Loan Participant," "Owner Trustee," "Owner Participant," "Mortgagee," "Note Holder" or any other person includes, without prejudice to the provisions of any Operative Agreement, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

                    (ii) words importing the plural include the singular and words importing the singular include the plural;

                    (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Agreement, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Agreements, and any agreement, instrument or document entered into in substitution or replacement therefor;

                    (iv) any provision of any Law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

                    (v) the words "Agreement," "this Agreement," "hereby," "herein," "hereto," "hereof" and "hereunder" and words of similar import when used in any Operative Agreement refer to such Operative Agreement as a whole and not to any particular provision of such Operative Agreement;

                    (vi) the words "including," "including, without limitation," "including, but not limited to," and terms or phrases of similar import when used in any Operative Agreement, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

                    (vii) a "Section," an "Exhibit," an "Annex" or a "Schedule" in any Operative Agreement, or in any annex thereto, is a reference to a section of, or an exhibit, an annex or a schedule to, such Operative Agreement or such annex, respectively.


           (b) Each exhibit, annex and schedule to each Operative Agreement is incorporated in, and shall be deemed to be a part of, such Operative Agreement.

           (c) Unless otherwise defined or specified in any Operative Agreement,
all   accounting   terms  therein   shall  be  construed   and  all   accounting
determinations  thereunder  shall be made in accordance  with GAAP.

           (d) Headings used in any Operative Agreement are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Agreement.

           (e) For purposes of each Operative Agreement, the occurrence and continuance of a Lease Default or Lease Event of Default referred to in Section
14.5 shall not be deemed to prohibit the Lessee from taking any action or exercising any right that is conditioned on no Lease Event of Default, Bankruptcy Default or Lease Default having occurred and be continuing if a
Section 1110 Event shall have occurred and is then continuing.

DEFINED TERMS

           "ACT" means part A of subtitle VII of title 49,  United  States Code.

           "ACTUAL KNOWLEDGE" means (a) as it applies to Owner Trustee or Mortgagee, as the case may be, actual knowledge of a responsible officer in the Corporate Trust Department or the Corporate Trust Office, respectively, and (b) as it applies to Owner Participant, Lessee, Existing Lessor, Existing Mortgagee and Airframe Manufacturer, actual knowledge of a Vice President or more senior officer of Owner Participant or Lessee, respectively, or any other officer of Owner Participant or Lessee, respectively, having responsibility for the transactions contemplated by the Operative Agreements; PROVIDED that each of Lessee, Owner Participant, Owner Trustee, Mortgagee, Existing Lessor, Existing Mortgagee and Airframe Manufacturer shall be deemed to have "Actual Knowledge" of any matter as to which it has received notice from Lessee, Owner Participant, any Note Holder, Owner Trustee or Mortgagee, such notice having been given pursuant to Section 15.7 of the Participation Agreement.

           "ADDITIONAL INSURED" is defined in Section D of Annex D to the Lease.

           "AFFILIATE" means, with respect to any person, any other person directly or indirectly controlling, controlled by or under common control with such person. For purposes of this definition, "control" means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise and "controlling," "controlled by" and "under common control with" have correlative meanings.

           "AIRCRAFT" means, collectively, the Airframe and Engines.

           "AIRCRAFT BILL OF SALE" means the full warranty bill of sale covering the Aircraft delivered by Existing Lessor to Owner Trustee on the Closing Date.

           "AIRCRAFT DOCUMENTS" means all technical data, manuals and log books, and all inspection, modification and overhaul records and other service, repair, maintenance and technical records that are required by the FAA (or the relevant Aviation Authority) to be maintained with respect to the Aircraft, Airframe, Engines or Parts; and such term shall include all additions, renewals, revisions and replacements of any such materials from time to time made, or required to be made, by the FAA (or other Aviation Authority) regulations, and in each case in whatever form and by whatever means or medium (including, without limitation, microfiche, microfilm, paper or computer disk) such materials may be maintained or retained by or on behalf of Lessee (PROVIDED, that all such materials shall be maintained in the English language).

           "AIRFRAME" means (a) the aircraft (excluding Engines or engines from time to time installed thereon) manufactured by Airframe Manufacturer and identified by Airframe Manufacturer's model number, United States registration number and Airframe Manufacturer's serial number set forth in Lease Supplement No. 1 and (b) any and all Parts incorporated or installed in or attached or appurtenant to such airframe, and any and all Parts removed from such airframe, unless title to such Parts shall not be vested in Lessor in accordance with
Section 8.1 and Annex C of the Lease.

           "AIRFRAME   MANUFACTURER"   means   Embraer-Empresa   Brasileira   de
Aeronautica S.A., a Brazilian corporation.

           "AIRFRAME   MANUFACTURER   AGREEMENTS"   means,   collectively,   the
Participation Agreement, the Purchase Agreement and the Consent and Agreement.

           "AMORTIZATION AMOUNT" means, with respect to any Equipment Note, as of any Payment Date, the amount determined by multiplying the percentage set forth opposite such Date on the Amortization Schedule by the Original Amount of such Equipment Note.

           "AMORTIZATION SCHEDULE" means, with respect to each Equipment Note, the amortization schedule for such Equipment Note delivered pursuant to Section
2.02 of the Trust Indenture.

           "APPRAISAL" is defined in Section 5.1.2(xv) of the Participation Agreement.

           "APPRAISER" means a firm of internationally recognized, independent aircraft appraisers.

           "AVERAGE LIFE DATE" for any Equipment Note shall be the date which follows the time of determination by a period equal to the Remaining Weighted Average Life of such Equipment Note. "Remaining Weighted Average Life" on a given date with respect to any Equipment Note shall be the number of days equal to the quotient obtained by dividing (a) the sum of each of the products obtained by multiplying (i) the amount of each then remaining scheduled payment of principal of such Equipment Note by (ii) the number of days from and including such determination date to but excluding the date on which such payment of principal is scheduled to be made, by (b) the then outstanding principal amount of such Equipment Note.

           "AVIATION AUTHORITY" means the FAA or, if the Aircraft is permitted to be, and is, registered with any other Government Entity under and in accordance with Section 7.1.2 of the Lease, such other Government Entity.

           "BANKRUPTCY CODE" means the United States Bankruptcy Code, 11 U.S.C. ss. 101 ET SEQ.

           "BANKRUPTCY  DEFAULT"  means a Lease Event of Default  under  Section
14.5 of the Lease.

           "BASE LEASE TERM" means the period beginning on and including the Closing Date and ending on the Scheduled Expiration Date, or such earlier date on which the Term terminates in accordance with the provisions of the Lease.

           "BASIC PASS THROUGH TRUST AGREEMENT" means the Pass Through Trust Agreement, dated the Issuance Date, between Lessee and Pass Through Trustee, as such agreement may be supplemented, amended or modified, but does not include any Trust Supplement.

           "BASIC  RENT"  means the rent  payable for the  Aircraft  pursuant to
Section 3.2.1 of the Lease.

           "BENEFICIAL OWNER" when used in relation to an Equipment Note means a Person that, by reason of direct ownership, contract, share ownership or otherwise, has the right to receive or participate in receiving, directly or indirectly, payments of principal, interest or Make-Whole Amount in respect of such Equipment Note; provided that a Person shall not be deemed to be a Beneficial Owner of an Equipment Note solely because another Person in which such a Person owns common stock or other equity securities is a registered holder or Beneficial Owner of such Equipment Note unless such Person is an Affiliate of such other Person.

           "BILLS OF SALE" means the FAA Bill of Sale and the Aircraft Bill of Sale.

           "BUSINESS DAY" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Houston, Texas, Wilmington, Delaware, or Salt Lake City, Utah.

           "CASH EQUIVALENTS" means the following securities (which shall mature within 90 days of the date of purchase thereof): (a) direct obligations of the U.S. Government; (b) obligations fully guaranteed by the U.S. Government; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, Owner Trustee, Mortgagee or any bank, trust company or national banking association incorporated or doing business under the laws of the United States or any state thereof having a combined capital and surplus and retained earnings of at least $500,000,000 and having a rate of "C" or better from the Thomson BankWatch Service; or (d) commercial paper of any issuer doing business under the laws of the United States or one of the states thereof and in each case having a rating assigned to such commercial paper by Standard & Poor's Rating Services or Moody's Investors Service, Inc. equal to A1 or higher.

           "CITIZEN OF THE UNITED STATES" is defined in Section 40102(a)(15) of the Act and in the FAA Regulations.

           "CHANGE IN TAX LAW" means any change or proposed change in the Code or the regulations promulgated thereunder or any change in the interpretation of the Code or such regulations in a decision by the United States Supreme Court, the United States Tax Court, the United States Claims Court or any of the United States Courts of Appeal or District Courts, or any issuance of an Internal Revenue Ruling, Revenue Procedure or administrative pronouncement by the Internal Revenue Service or the Department of the Treasury.

           "CLOSING"  means the occurrence of the following  concurrent  events:
(i) sale of the Aircraft to the Owner Trustee and the filing of the FAA Bill of Sale with the FAA in connection therewith; (ii) payment of Lessor's Cost by Owner Trustee to Existing Lessor; (iii) lease of the Aircraft by Owner Trustee to Lessee pursuant to the Lease; and (iv) completion of the other events contemplated by the Participation Agreement to occur at the Closing.

           "CLOSING DATE" means the Business Day specified in Lease Supplement No. 1 as the Closing Date, which shall be the date on which the Closing occurs.

           "CODE" means the Internal Revenue Code of 1986, as amended; PROVIDED, that when used in relation to a Plan, "Code" shall mean the Internal Revenue Code of 1986 and any regulations and rulings issued thereunder, all as amended and in effect from time to time.

           "COMMITMENT"   means,  for  any   Participant,   the  amount  of  its
participation in the payment of Lessor's Cost.

           "COMMITMENT TERMINATION DATE" is defined in Schedule 3 to the Participation Agreement.

           "CONSENT AND AGREEMENT" means the Manufacturer Consent and Agreement ____, dated as of even date with the Participation Agreement, of Airframe Manufacturer.

           "CONTINUOUS STAY PERIOD" is defined in Section 4.04(a) of the Trust Indenture.

           "CORPORATE TRUST DEPARTMENT" or "TRUST OFFICE" means the principal corporate trust office of Owner Trustee located from time to time at Owner Trustee's address for notices under the Participation Agreement or such other office at which Owner Trustee's corporate trust business shall be administered which Owner Trustee shall have specified by notice in writing to Lessee, Mortgagee and each Note Holder.

           "CORPORATE TRUST OFFICE" means the principal office of Mortgagee located at Mortgagee's address for notices under the Participation Agreement or such other office at which Mortgagee's corporate trust business shall be administered which Mortgagee shall have specified by notice in writing to Lessee, Owner Trustee and each Note Holder.

           "CRAF" means the Civil Reserve Air Fleet Program established pursuant to 10 U.S.C. ss. 9511-13 or any similar substitute program.

           "DEBT" means any liability for borrowed money, or any liability for the payment of money in connection with any letter of credit transaction or any other liabilities evidenced or to be evidenced by bonds, debentures, notes or other similar instruments.

           "DEBT RATE" means, with respect to (i) any Series, the rate per annum specified for such Series under the heading "Interest Rate" in Schedule I to the

Trust Indenture and (ii) any other purpose, with respect to any period, the weighted average interest rate per annum during such period borne by the outstanding Equipment Notes, excluding any interest payable at the Payment Due Rate.

           "DEFAULT" means any event or condition that with the giving of notice or the lapse of time or both would become an Event of Default.

           "DELAYED CLOSING DATE" means a delayed Closing Date notified to Lessee, Existing Lessor, each Participant, Owner Trustee and Mortgagee by Existing Mortgagee pursuant to Section 4.3 of the Participation Agreement, which delayed Closing Date shall be a Business Day not later than the Commitment Termination Date.

           "DELIVERY DATE" means the date on which the Aircraft was leased to Lessee by Corcim, Inc., as lessor, under the Existing Lease.

           "DOLLARS," "UNITED STATES DOLLARS" or "$" means the lawful currency of the United States.

           "DOT" means the Department of Transportation of the United States or any Government Entity succeeding to the functions of such Department of Transportation.

           "ENFORCEMENT DATE" is defined in Section 4.03 of the Trust Indenture.

           "ENGINE" means (a) each of the engines manufactured by Engine Manufacturer and identified by Engine Manufacturer's model number and Engine Manufacturer's serial number set forth in Lease Supplement No. 1 and originally installed on the Airframe on delivery thereof pursuant to the Lease, and any Replacement Engine, in any case whether or not from time to time installed on such Airframe or installed on any other airframe or aircraft, and (b) any and all Parts incorporated or installed in or attached or appurtenant to such engine, and any and all Parts removed from such engine, unless title to such Parts shall not be vested in Lessor in accordance with Section 8.1 and Annex C of the Lease. Upon substitution of a Replacement Engine under and in accordance with the Lease, such Replacement Engine shall become subject to the Lease and shall be an "Engine" for all purposes of the Lease and the other Operative Agreements and thereupon the Engine for which the substitution is made shall no longer be subject to the Lease, and such replaced Engine shall cease to be an "Engine."

           "ENGINE MANUFACTURER" means Allison Engine Company, Inc., a Delaware corporation.

           "EQUIPMENT NOTE REGISTER" is defined in Section 2.07 of the Trust Indenture.

           "EQUIPMENT NOTES" means and includes any equipment notes issued under the Trust Indenture in the form specified in Section 2.01 thereof (as such form may be varied pursuant to the terms of the Trust Indenture) and any Equipment
Note issued under the Trust Indenture in exchange for or replacement of any Equipment Note.

           "EQUITY ADVISOR" has the meaning provided in Schedule 3 to the Participation Agreement.

           "EQUITY GUARANTOR" means Rolls-Royce plc, a corporation organized under the laws of England.

           "EQUITY GUARANTY" means the Equity Guaranty ____ issued by the Equity Guarantor dated of even date with the Participation Agreement, including the side letter dated of even date with the Participation Agreement between the Equity Guarantor and the Owner Participant.

           "ERISA" means the Employee Retirement Income Security Act of 1974 and any regulations and rulings issued thereunder all as amended and in effect from time to time.

           "EVENT OF DEFAULT" is defined in Section 4.02 of the Trust Indenture.

           "EVENT OF LOSS" means, with respect to the Aircraft, Airframe or any Engine, any of the following circumstances, conditions or events with respect to such property, for any reason whatsoever:

          (a) the destruction of such property, damage to such property beyond economic repair or rendition of such property permanently unfit for normal use by Lessee;

          (b) the actual or constructive total loss of such property or any damage to such property, or requisition of title or use of such property, which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss;

          (c) any theft, hijacking or disappearance of such property for a period of 180 consecutive days or more or, if earlier, the end of the Term;

          (d) any seizure, condemnation, confiscation, taking or requisition (including loss of title) of such property by any Government or purported Government Entity (other than a requisition of use by the U.S. Government) for a period exceeding 180 consecutive days or, if earlier, at the end of the Term;

          (e) any seizure, condemnation, confiscation, taking or requisition of use of such property by the U.S. Government that continues until the last day of the Term, PROVIDED that no such Event of Loss shall exist if Lessor shall have elected not to treat such event as an Event of Loss pursuant to Section 10.6 of the Lease; and

          (f) as a result of any law, rule, regulation, order or other action by the Aviation Authority or by any Government Entity of the government of registry of the Aircraft or by any Government Entity otherwise having jurisdiction over the operation or use of the Aircraft, the use of such property in the normal course of Lessee's business of passenger air transportation is prohibited for a period of 180 consecutive days, unless Lessee, prior to the expiration of such 180 day period, shall have undertaken and shall be diligently carrying forward such steps as may be necessary or desirable to permit the normal use of such property by Lessee, but in any event if such use shall have been prohibited for a period of 720 days, provided that no Event of Loss shall be deemed to have occurred if such prohibition has been applicable to Lessee's (or a Permitted Sublessee's) entire U.S. fleet of such property and Lessee (or a Permitted Sublessee), prior to the expiration of such 720-day period, shall have conformed at least one unit of such property in its fleet to the requirements of any such law, rule, regulation, order or other action and commenced regular commercial use of the same in such jurisdiction and shall be diligently carrying forward, in a manner which does not discriminate against such property in so conforming such property, steps which are necessary or desirable to permit the normal use of such property by Lessee, but in any event if such use shall have been prohibited for a period of three years or such use shall be prohibited at the expiration of the Term.

           "EXCLUDED PAYMENTS" means (i) indemnity payments paid or payable by Lessee to or in respect of Owner Participant, or Owner Trustee in its individual capacity, their respective Affiliates, successors and permitted assigns and their directors, officers, employees, servants and agents pursuant to Section 9 of the Participation Agreement or any corresponding payments under the Lease,
(ii) proceeds of public liability insurance paid or payable as a result of insurance claims made, or losses suffered, by Owner Trustee in its individual capacity or by Owner Participant, that are payable directly to Owner Trustee in its individual capacity, or Owner Participant, respectively, for their own account, (iii) proceeds of insurance maintained with respect to the Aircraft by

Owner Participant or any Affiliate thereof for its or their own account or benefit (whether directly or through Owner Trustee) and permitted under Section
11.2 of the Lease, (iv) all payments required to be made under the Tax Indemnity Agreement by Lessee whether or not denominated as Supplemental Rent, (v) all payments of guaranty fees pursuant to Section 7.6.14 of the Participation Agreement, (vi) any amount payable to the Owner Participant by any transferee as the purchase price of the Owner Participant's interest in the Trust Estate,
(vii) all rights of the Owner Participant or the Owner Trustee in and to the Equity Guaranty and any amounts payable thereunder, (viii) any interest that pursuant to the Operative Agreements may from time to time accrue in respect of any of the amounts described in clauses (i) through (vii) above, (ix) proceeds of any right to enforce the payment of any amount described in clauses (i) through (viii) above (PROVIDED, that the rights referred to in this clause (ix) shall not be deemed to include the exercise of any remedies provided for in the Lease other than the right to sue for specific performance of any covenant to make such payment or to sue for damages in respect of the breach of any such covenant) and (x) any right to exercise any election or option or make any decision or determination, or to give or receive any notice, consent, waiver or approval, or to take any other action in respect of, but in each case, only to the extent relating to, any Excluded Payments.

           "EXISTING LEASE" has the meaning provided in Schedule 3 to the Participation Agreement.

           "EXISTING LESSOR" means Corcim, Inc., a Delaware corporation.

           "EXISTING LESSOR AGREEMENTS" means the Participation Agreement, the Purchase Agreement Assignment, the Bills of Sale and the Termination Agreement with respect to the Existing Lease.

           "EXISTING  MORTGAGE"  has the  meaning  provided in Schedule 3 to the
Participation   Agreement.

           "EXISTING MORTGAGEE" means Rolls-Royce plc, a corporation organized under the laws of England.

           "EXISTING MORTGAGEE AGREEMENTS" means the Participation Agreement, the Equity Guaranty and the Termination Agreement with respect to the Existing Mortgage.

           "EXISTING  PARTICIPATION  AGREEMENT"  has  the  meaning  provided  in
Schedule 3 to the Participation Agreement.

           "EXISTING SUBLEASE" means the Aircraft Sublease Agreement, dated the date of the Existing Participation Agreement, between Lessee and Express relating to the Aircraft.

           "EXPENSE LIMIT" has the meaning provided in Schedule 3 to the Participation Agreement.

           "EXPENSES" means any and all liabilities, obligations, losses, damages, settlements, penalties, claims, actions, suits, costs, expenses and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel, accountants, appraisers, inspectors or other professionals, and costs of investigation).

           "EXPRESS" means Continental Express, Inc., a wholly owned subsidiary of Lessee.

           "EXPRESS SUBLEASE" means the Permitted Sublease, dated as of the date of the Participation Agreement, between Lessee and Express relating to the Aircraft.

           "FAA" means the Federal Aviation Administration of the United States or any Government Entity succeeding to the functions of such Federal Aviation Administration.

           "FAA BILL OF SALE" means a bill of sale for the Aircraft on AC Form 8050-2 (or such other form as may be approved by the FAA) delivered to Owner Trustee on the Closing Date by Existing Lessor.

           "FAA FILED DOCUMENTS" means the Lease, Lease Supplement No. 1, the Express Sublease, the Trust Indenture, the Trust Agreement, the Trust Indenture Supplement, the FAA Bill of Sale, an application for registration of the Aircraft with the FAA in the name of Owner Trustee and the Termination Agreements.

           "FAA REGULATIONS" means the Federal Aviation Regulations issued or promulgated pursuant to the Act from time to time.

           "FAIR MARKET RENTAL VALUE" means the fair market rental value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing lessee under no compulsion to lease, and an informed and willing lessor under no compulsion to lease, the Aircraft, for the applicable Renewal Lease Term, assuming that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease, (b) payments of rent would be made quarterly, and (c) the Aircraft would be leased during any such Renewal Term on the same terms and conditions as are set forth in the Lease with respect to the Base Lease Term.

           "FAIR MARKET SALES VALUE" means the fair market sales value in Dollars for the Aircraft that would apply in an arm's-length transaction between an informed and willing buyer under no compulsion to buy, and an informed and willing seller under no compulsion to sell, the Aircraft, in a transaction that would close on or about the relevant time of determination, assuming (except as otherwise provided in Section 15.4 of the Lease) that (a) the Aircraft has been maintained in accordance with, and is in the condition required by, the Lease and (b) the Aircraft would be delivered to such informed and willing buyer in the return condition required by the Lease.

           "FINANCING STATEMENTS" means, collectively, (a) UCC-1 financing statements (i) covering the Trust Indenture Estate, by Owner Trustee, as debtor, showing Mortgagee as secured party, for filing in Utah and each other jurisdiction that, in the opinion of Mortgagee, is necessary to perfect its Lien on the Trust Indenture Estate and (ii) covering the Lease and the Aircraft, as a precautionary matter, by Lessee, as lessee, showing Owner Trustee as lessor and Mortgagee as assignee of Owner Trustee, for filing in Texas and each other jurisdiction that, in the opinion of Owner Trustee and Mortgagee, is reasonably desirable and (b) UCC-3 financing statements (i) evidencing the termination of the Existing Lease and the Existing Sublease, for filing in Texas and each other jurisdiction that, in the opinion of Owner Trustee and Mortgagee, is reasonably desirable and (ii) evidencing the release of the Aircraft, Aircraft Documents and other collateral from the Lien of the Existing Mortgage for filing in Delaware and each other jurisdiction that, in the opinion of Owner Trustee and Mortgagee, is reasonably desirable.

           "FIRST SECURITY" means First Security Bank, National Association, a national banking association, not in its capacity as Owner Trustee under the Trust Agreement, but in its individual capacity.

           "GAAP" means generally accepted accounting principles as set forth in the statements of financial accounting standards issued by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants, as such principles may at any time or from time to time be varied by any applicable financial accounting rules or regulations issued by the SEC and, with respect to any person, shall mean such principles applied on a basis consistent with prior periods except as may be disclosed in such person's financial statements.

           "GOVERNMENT ENTITY" means (a) any federal, state, provincial or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Agreements or relating to the observance or performance of the obligations of any of the parties to the Operative Agreements.

           "INDEMNITEE" MEANS (i) First Security and Owner Trustee, (ii) WTC and Mortgagee, (iii) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture, (iv) each Participant, (v) Owner

Participant Parent, (vi) the Trust Estate and the Trust Indenture Estate, (vii) the Subordination Agent, (viii) the Liquidity Providers, (ix) the Pass Through Trustees, (x) each Affiliate of the persons described in clauses (i) through
(v),  inclusive,  (xi) each Affiliate of the persons  described in clauses (vi),
(vii), (viii) and (ix), (xii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (v) inclusive and in clause (x), (xiii) the respective directors, officers, employees, agents and servants of each of the persons described in clauses
(vii), (viii), (ix) and (xi), (xiv) the successors and permitted assigns of the persons described in clauses (i) through (v), inclusive, and in clauses (x) and
(xii), and (xv) the successors and permitted assigns of the persons described in clauses (vii), (viii), (ix), (xi) and (xiii); PROVIDED THAT the persons described in clauses (vii), (viii), (ix), (xi), (xiii) and (xv) are indemnitees only for purposes of Section 9.1 of the Participation Agreement. if any Indemnitee is Airframe Manufacturer or Engine Manufacturer or any subcontractor or supplier of either thereof, such Person shall be an Indemnitee only in its capacity as Owner Participant, Loan Participant or Note Holder.

           "INDENTURE AGREEMENTS" means the Participation Agreement, the Lease, the Purchase Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Bills of Sale and any other contract, agreement or instrument from time to time assigned or pledged under the Trust Indenture.

           "INDENTURE DEFAULT" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute an Indenture Event of Default.

           "INDENTURE EVENT OF DEFAULT" means any one or more of the conditions, circumstances, acts or events set forth in Section 4.02 of the Trust Indenture.

           "INDENTURE INDEMNITEE" means (i) WTC and the Mortgagee, (ii) each separate or additional trustee appointed pursuant to the Trust Indenture, (iii) the Subordination Agent, (iv) each Liquidity Provider, (v) each Pass Through Trustee and (vi) each of the respective directors, officers, employees, agents and servants of each of the persons described in clauses (i) through (v) inclusive above.

           "INTERCREDITOR AGREEMENT" means that certain Intercreditor Agreement among the Pass Through Trustees, the Liquidity Providers and the Subordination Agent, dated as of the Issuance Date, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, such Intercreditor Agreement shall be effective unless consented to by Lessee.

           "IRS" means the Internal Revenue Service of the United States or any Government Entity succeeding to the functions of such Internal Revenue Service.

           "ISSUANCE  DATE"  means  September  25,  1997.

           "LAW" means (a) any constitution, treaty, statute, law, decree, regulation, order, rule or directive of any Government Entity, and (b) any judicial or administrative interpretation or application of, or decision under, any of the foregoing.

           "LEASE" or "LEASE AGREEMENT" means the Lease Agreement ____, dated as of even date with the Participation Agreement, between Owner Trustee and Lessee.

           "LEASE DEFAULT" means any condition, circumstance, act or event that, with the giving of notice, the lapse of time or both, would constitute a Lease Event of Default.

           "LEASE EVENT OF DEFAULT" means any one or more of the conditions, circumstances, acts or events set forth in Section 14 of the Lease.

           "LEASE SUPPLEMENT" means a supplement to the Lease, in the form of Exhibit A to the Lease.

           "LEASE SUPPLEMENT NO. 1" means the initial Lease Supplement, dated the Closing Date. "LESSEE" means Continental Airlines, Inc., a Delaware corporation.

           "LESSEE OPERATIVE AGREEMENTS" means the Participation Agreement, the Lease, Lease Supplement No. 1, the Express Sublease, the Termination Agreement with respect to the Existing Sublease and the Tax Indemnity Agreement.

           "LESSEE PERSON" means Lessee, any sublessee, assignee, successor or other user or person in possession of the Aircraft, Airframe or an Engine with or without color of right, or any Affiliate of any of the foregoing (excluding any Tax Indemnitee or any related Tax Indemnitee with respect thereto, or any person using or claiming any rights with respect to the Aircraft, Airframe or an Engine directly by or through any of the persons in this parenthetical, but not excluding any Person claiming directly or indirectly through or under the Lease).

           "LESSOR" means Owner Trustee in its capacity as lessor under the Lease.

           "LESSOR LIEN" means, with respect to any person and in respect of any property (including, without limitation, the Trust Estate, the Trust Indenture Estate, the Aircraft, Airframe, Engines, Parts or Aircraft Documents) or any payments, any Lien on such property or payments which (a) arises from claims against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) not related to any of the transactions contemplated by the Operative Agreements, (b) results from acts or omissions of such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) in violation of such person's obligations under any of the terms of the Operative Agreements, or not related to the transactions contemplated by the Operative Agreements, (c) is imposed as a result of Taxes against such person (if such person is a trustee, whether in its individual capacity or in its capacity as a trustee) or any of its Affiliates not required to be indemnified by Lessee under the Participation Agreement, or (d) claims against such person arising out of any transfer by such person of its interest in the Aircraft, the Trust Estate or the Operative Agreements, other than a Transfer permitted by the terms of the Operative Agreements or pursuant to the exercise of remedies set forth in Section 15 of the Lease.

           "LESSOR RENT" means, with respect to any Payment Date, the amount set forth in Schedule 4 to the Participation Agreement with respect to such Payment Date. "LESSOR'S COST" means the amount paid by Owner Trustee to Existing Lessor to purchase the Aircraft pursuant to the Participation Agreement, and is designated by Dollar amount in Schedule 3 to the Participation Agreement.

           "LETTER AGREEMENT" means the Letter Agreement, dated the date of the Participation Agreement, between Lessee and Owner Participant, which includes a statement that it is the Letter Agreement for purposes of this Annex A.

           "LIEN" means any mortgage, pledge, lien, charge, claim, encumbrance, lease or security interest affecting the title to or any interest in property.

           "LIQUIDITY FACILITIES" means the three Revolving Credit Agreements (consisting of a separate Revolving Credit Agreement with the Liquidity Provider with respect to each Pass Through Trust) between the Subordination Agent, as borrower, and a Liquidity Provider, each dated as of the Issuance Date, PROVIDED that, for purposes of any obligation of Lessee, no amendment, modification or supplement to, or substitution or replacement of, any such Liquidity Facility shall be effective unless consented to by Lessee.

           "LIQUIDITY PROVIDER" means ABN AMRO Bank N.V., Chicago Branch, as a Class A Liquidity Provider, Class B Liquidity Provider and Class C Liquidity Provider (as such terms are defined in the Intercreditor Agreement) under the respective Liquidity Facilities, or any successor thereto.

           "LOAN   PARTICIPANTS"   mean,  until  the  Closing  shall  have  been
consummated, the Pass Through Trustees, and after the Closing shall have been consummated, each Note Holder.

           "LOSS PAYMENT DATE" means the date on which payment is due pursuant to Section 10.1.2(a)(i) of the Lease.

           "MAINTENANCE PROGRAM" is defined in Annex C to the Lease.

           "MAJORITY IN INTEREST OF NOTE HOLDERS" means as of a particular date of determination, the holders of a majority in aggregate unpaid Original Amount of all Equipment Notes outstanding as of such date (excluding any Equipment Notes held by Owner Trustee, Lessee, or Owner Participant or any Affiliate of any such party or any interests of Owner Trustee or Owner Participant therein by reason of subrogation pursuant to Section 4.03 of the Trust Indenture (unless all Equipment Notes then outstanding shall be held by Owner Trustee, Lessee, Owner Participant or any Affiliate of any thereof)); PROVIDED that for the purposes of directing any action or casting any vote or giving any consent, waiver or instruction hereunder any Note Holder of an Equipment Note or Equipment Notes may allocate, in such Note Holder's sole discretion, any fractional portion of the principal amount of such Equipment Note or Equipment Notes in favor of or in opposition to any such action, vote, consent, waiver or instruction.

           "MAKE-WHOLE AMOUNT" means, with respect to any Equipment Note, an amount (as determined by an independent investment banker of national standing) equal to the excess, if any, of (a) the present value of the remaining scheduled payments of principal and interest to maturity of such Equipment Note computed by discounting such payments on a quarterly basis on each Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield over (b) the outstanding principal amount of such Equipment Note plus accrued interest to the date of determination. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the date of determination with respect to any Equipment Note, the interest rate (expressed as a quarterly equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note and trading in the public securities markets either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities, trading in the public securities markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Equipment Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Equipment Note, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date of such Equipment Note is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519) "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable payment or redemption date and the "most recent H.15(519)" means the H.15(519) published prior to the close of business on the third Business Day prior to the applicable payment or redemption date.

           "MATERIAL ADVERSE CHANGE" means, with respect to any person, any event, condition or circumstance that materially and adversely affects such person's business or consolidated financial condition, or its ability to observe or perform its obligations, liabilities and agreements under the Operative Agreements.

           "MORTGAGED  PROPERTY"  is  defined  in  Section  3.03  of  the  Trust
Indenture.

           "MORTGAGEE" means Wilmington Trust Company, a Delaware banking corporation, not in its individual capacity but solely as loan trustee under the Trust Indenture.

           "MORTGAGEE   AGREEMENTS"  means,   collectively,   the  Participation
Agreement and the Trust Indenture.

           "MORTGAGEE EVENT" means (i) in the event of a reorganization proceeding involving the Lessee under Chapter 11 of the Bankruptcy Code, (A) the trustee in such proceeding or the Lessee not assuming or agreeing to perform its obligations under the Lease, as contemplated under Section 1110, during the 60-day period under Section 1110(a)(1)(A) of the Bankruptcy Code (or such longer period as may apply under Section 1110(b) of the Bankruptcy Code) or (B) at any time after agreeing to perform or assume such obligations, such trustee or the Lessee ceasing to perform or assuming such obligations with the result that the Continuous Stay Period comes to an end or (ii) either the Equipment Notes shall have become due and payable pursuant to Section 4.04(b) of the Trust Indenture or Mortgagee has taken action or notified Owner Trustee that it intends to take action to foreclose the Lien of the Trust Indenture or otherwise commence the exercise of any significant remedy in accordance with Section 4.04(a) of the Trust Indenture.

           "NET ECONOMIC RETURN" means the Owner Participant's net after-tax yield utilizing the multiple investment sinking fund method of analysis and aggregate net after-tax cash flow, computed on the basis of the same methodology and assumptions as were utilized by the initial Owner Participant in determining Lessor Rent, Stipulated Loss Value percentages and Termination Value percentages, as of the Closing Date.

           "NET WORTH" means, for any person, the excess of its total assets over its total liabilities in accordance with GAAP.

           "NON-U.S. PERSON" means any Person other than a United States person, as defined in Section 7701(a)(30) of the Code.

           "NOTE HOLDER" MEANS AT ANY TIME EACH REGISTERED HOLDER OF ONE OR MORE EQUIPMENT NOTES.

           "OFFICER'S CERTIFICATE" means, in respect of any party to the Participation Agreement, a certificate signed by the Chairman, the President, any Vice President (including those with varying ranks such as Executive, Senior, Assistant or Staff Vice President), the Treasurer or the Secretary of such party.

           "OPERATIVE AGREEMENTS" means, collectively, the Participation Agreement, the Trust Agreement, the Purchase Agreement Assignment, the Consent and Agreement, the Lease, Lease Supplement No. 1, the Trust Indenture, the initial Trust Indenture Supplement, the Bills of Sale, the Tax Indemnity Agreement, the Owner Participant Guaranty, the Equipment Notes, the Letter Agreement and the Termination Agreements.

           "OPERATIVE INDENTURES" means each of the indentures under which notes have been issued and purchased by the Pass Through Trustees.

           "OP JURISDICTION" is defined in Schedule 3 to the Participation Agreement.

           "ORIGINAL AMOUNT," with respect to an Equipment Note, means the stated original principal amount of such Equipment Note and, with respect to all Equipment Notes, means the aggregate stated original principal amounts of all Equipment Notes.

           "OWNER PARTICIPANT" means the person executing the Participation Agreement as "Owner Participant" or, if a second person becomes an "Owner Participant" pursuant to Section 10.1.1 of the Participation Agreement, both of such persons; PROVIDED that if an Owner Participant Transfers 100% of its interest to a successor Owner Participant, such transferring Owner Participant shall thereafter no longer be considered an "Owner Participant."

           "OWNER PARTICIPANT AGREEMENTS" means, collectively, the Participation Agreement, the Tax Indemnity Agreement and the Trust Agreement.

           "OWNER   PARTICIPANT   GUARANTY"  means  the  Guaranty  by  Corporate
Affiliate of Owner Participant dated the Delivery Date from Owner Participant Parent to the beneficiaries named therein.

           "OWNER PARTICIPANT PARENT" means the person executing the Owner Participant Guaranty.

           "OWNER PARTICIPANT'S PERCENTAGE" means the percentage of Lessor's Cost allocated to the Owner Participant in Schedule 2 to the Participation Agreement.

           "OWNER TRUSTEE" means First Security Bank, National Association, a national banking association, not in its individual capacity, except as expressly provided in any Operative Agreement, but solely as Owner Trustee under the Trust Agreement.

           "OWNER TRUSTEE AGREEMENTS" means, collectively, the Participation Agreement, the Lease, Lease Supplement No. 1, the Trust Agreement, the Trust Indenture, the initial Trust Indenture Supplement, the Equipment Notes and the Purchase Agreement Assignment.

           "PARTICIPANTS" means, collectively, Owner Participant and each Loan Participant and "Participant" means Owner Participant or a Loan Participant, individually.

           "PARTICIPATION AGREEMENT" means the Participation Agreement ____ dated as of September 25, 1997 among Lessee, Owner Participant, Owner Trustee, the Pass Through Trustees, Subordination Agent, Mortgagee, the Existing Lessor, the Existing Mortgagee and Airframe Manufacturer.

           "PARTS" means all appliances, parts, components, avionics, landing gear, instruments, appurtenances, accessories, furnishings, seats and other equipment of whatever nature (other than (a) Engines or engines, and (b) any items leased by Lessee from a third party other than Lessor)), that may from time to time be installed or incorporated in or attached or appurtenant to the Airframe or any Engine.

           "PASS THROUGH AGREEMENTS" means the Pass Through Trust Agreements, the Intercreditor Agreement, the Liquidity Facilities and the Fee Letter (as defined in the Intercreditor Agreement), provided, that no amendment, modification or supplement to, or substitution or replacement of, any such Fee Letter shall be effective for purposes of any obligation of Lessee, unless consented to by Lessee.

           "PASS THROUGH CERTIFICATES" means the pass through certificates issued by the Pass Through Trusts (and any other pass through certificates for which such pass through certificates may be exchanged).

           "PASS THROUGH TRUST" means each of the three separate pass through trusts created under the Pass Through Trust Agreements.

           "PASS THROUGH TRUST AGREEMENT" means each of the three separate Trust Supplements, together in each case with the Basic Pass Through Trust Agreement, each dated as of the Issuance Date, by and between the Lessee and Pass Through Trustee.

           "PASS THROUGH TRUSTEE" means Wilmington Trust Company, a Delaware banking corporation, in its capacity as trustee under each Pass Through Trust Agreement.

           "PASS THROUGH TRUSTEE AGREEMENTS" means the Participation Agreement, the Pass Through Trust Agreements, and the Intercreditor Agreement.

           "PAYMENT DATE" means the Closing Date and each March 24, June 24, September 24 and December 24 during the Term, commencing with the first such date to occur after the Closing Date.

           "PAYMENT DEFAULT" means the failure by Lessee to pay any amount of Basic Rent, Renewal Rent, Stipulated Loss Value or Termination Value when due.

           "PAYMENT DUE RATE" is defined in Schedule 1 to the Lease.

           "PAYMENT PERIOD" means each of the consecutive quarterly periods during the Term ending on a Payment Date, the first such period commencing on and including the Closing Date.

           "PERMITTED AIR CARRIER" means (i) any Permitted  Foreign Air Carrier,
(ii) any person approved in writing by Lessor or (iii) any U.S. Air Carrier.

           "PERMITTED COUNTRY" means any country listed on Schedule 5 to the Lease.

           "PERMITTED FOREIGN AIR CARRIER" means any air carrier with its principal executive offices in any Permitted Country and which is authorized to conduct commercial airline operations and to operate jet aircraft similar to the Aircraft under the applicable Laws of such Permitted Country.

           "PERMITTED GOVERNMENT ENTITY" means (i) the U.S. Government or (ii) any Government Entity if the Aircraft is then registered under the laws of the country of such Government Entity.

           "PERMITTED INSTITUTION" means any bank, trust company, insurance company, financial institution or corporation (other than, without Lessee's consent, a commercial air carrier, a commercial aircraft operator, a freight forwarder or Affiliate of any of the foregoing), in each case with a combined capital and surplus or net worth of at least $25,000,000.

           "PERMITTED LIEN" means any Lien described in clauses (a) through (f), inclusive, of Section 6 of the Lease.

           "PERMITTED SUBLEASE" means a sublease permitted under Section 7.2.7 of the Lease.

           "PERMITTED SUBLESSEE" means the sublessee under a Permitted Sublease.

           "PERSONS" or "PERSONS" means individuals, firms, partnerships, joint ventures, trusts, trustees, Government Entities, organizations, associations, corporations, government agencies, committees, departments, authorities and other bodies, corporate or incorporate, whether having distinct legal status or not, or any member of any of the same.

           "PLAN" means any employee benefit plan within the meaning of Section 3(3) of ERISA, or any plan within the meaning of Section 4975(e)(1) of the Code.

           "PRELIMINARY NOTICE" is defined in Section 17.1 of the Lease.

           "PREMIUM TERMINATION DATE" means August 22, 2008 in the case of the Series A Equipment Notes, April 30, 2004 in the case of the Series B Equipment Notes and February 16, 2002 in the case of the Series C Equipment Notes.

           "PTT PERCENTAGE" means, with respect to each Pass Through Trustee, the percentage of Lessor's Cost allocated to such Pass Through Trustee in
Schedule 2 to the Participation Agreement.

           "PURCHASE AGREEMENT" means the Purchase Agreement GPJ-003/96 between Airframe Manufacturer and Express (including all exhibits thereto, together with all letter agreements entered into that by their terms constitute part of such Purchase Agreement), to the extent assigned pursuant to the Purchase Agreement Assignment.

           "PURCHASE   AGREEMENT   ASSIGNMENT"  means  the  Purchase   Agreement
Assignment ____, dated as of even date with the Participation Agreement, between Existing Lessor and Owner Trustee.

           "PURCHASE DATE" means the last Business Day of the Base Lease Term or any Renewal Lease Term, as specified in any Purchase Notice.

           "PURCHASE NOTICE" is defined in Section 17.3.1 of the Lease.

           "QIB" is defined in Section 2.08 of the Trust Indenture.

           "RENEWAL LEASE TERM" means each two year term for which the Lease is extended by Lessee, if any, pursuant to the first or second such extensions in accordance with Section 17 of the Lease.

           "RENEWAL NOTICE" is defined in Section 17.2.1 of the Lease.

           "RENEWAL RENT" for the Aircraft means the rent payable therefor in respect of a Renewal Lease Term determined pursuant to Section 17.2.2 of the Lease.

           "RENT" means, collectively, Basic Rent, Renewal Rent and Supplemental Rent.

           "REPLACEMENT ENGINE" means an engine substituted for an Engine pursuant to the Lease.

           "RETURN ACCEPTANCE SUPPLEMENT" means a Return Acceptance Supplement, dated as of the date the Aircraft is returned to Lessor pursuant to Section 5 of the Lease, by Lessor and Lessee substantially in the form of Exhibit B to the Lease.

           "SCHEDULED CLOSING DATE" means the expected Closing Date notified to Lessee, Existing Lessor, each Participant, Owner Trustee and Mortgagee by Existing Mortgagee pursuant to Section 4.1 of the Participation Agreement, which expected Closing Date shall be a Business Day not later than the Commitment Termination Date.

           "SCHEDULED EXPIRATION DATE" is defined in Schedule 1 to the Lease.

           "SCHEDULED RENEWAL TERM EXPIRATION DATE" means, in the case of the first Renewal Lease Term, the second anniversary of the Scheduled Expiration Date, and in the case of the second Renewal Lease Term, the fourth anniversary of the Scheduled Expiration Date.

           "SEC" means the Securities and Exchange Commission of the United States, or any Government Entity succeeding to the functions of such Securities and Exchange Commission.

           "SECTION 1110" means 11 U.S.C. ss. 1110 of the Bankruptcy Code or any successor or analogous section of the federal bankruptcy Law in effect from time to time.

           "SECTION 1110 EVENT" means the institution of reorganization proceedings with respect to Lessee under Chapter 11 of the Bankruptcy Code and the trustee or debtor-in-possession in such proceedings (i) having agreed to perform its obligations under the Lease with the approval of the applicable court and thereafter having continued to perform such obligations in accordance with Section 1110 or (ii) having assumed the Lease with the approval of the relevant court and thereafter having continued to perform its obligations under the Lease.

           "SECTION 1110 PERIOD" means the continuous period of 60 days, or such other period as may be specified in Section 1110(a)(1)(A) of the U.S. Bankruptcy Code, plus an additional period, if any, resulting from the trustee or debtor-in-possession in such proceeding assuming, or agreeing to perform its obligations under, the Lease with the approval of the applicable court.

           "SECURED OBLIGATIONS" is defined in Section 2.06 of the Trust Indenture.

           "SECURITIES ACT" means the Securities Act of 1933, as amended.

           "SECURITY" means a "security" as defined in Section 2(1) of the Securities Act.

           "SENIOR HOLDER" is defined in Section 2.14(c) of the Trust Indenture.

           "SERIES" means any of Series A, Series B or Series C.

           "SERIES A" or "SERIES A EQUIPMENT NOTES" means Equipment Notes issued under the Trust Indenture and designated as "Series A" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series A."

           "SERIES B" or "SERIES B EQUIPMENT NOTES" means Equipment Notes issued under the Trust Indenture and designated as "Series B" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series B."

           "SERIES C" or "SERIES C EQUIPMENT NOTES" means Equipment Notes issued under the Trust Indenture and designated as "Series C" thereunder, in the Original Amount and maturities and bearing interest as specified in Schedule I to the Trust Indenture under the heading "Series C."

           "SIMILAR  AIRCRAFT" is defined in Schedule 1 to the Lease.

           "SLV RATE" is defined in Schedule 1 to the Lease.

           "STIPULATED LOSS VALUE" means, with respect to the Aircraft, (a) during the Base Lease Term, the amount determined by multiplying (i) the percentage set forth in Schedule 3 to the Lease (as adjusted from time to time in accordance with Section 3.2.3 of the Lease) opposite the Stipulated Loss Value Date by (ii) Lessor's Cost and (b) during any Renewal Term, the amount determined pursuant to Section 17.2.3 of the Lease. Notwithstanding anything to the contrary in any Operative Agreement, Stipulated Loss Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes prior to such date), the aggregate unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all such Equipment Notes as of such date.


           "STIPULATED LOSS VALUE DATE" means, for any month, the day in such month specified in Schedule 3 to the Lease or, if such day is not a Business Day, the immediately succeeding Business Day.

           "SUBORDINATION    AGENT"   means   Wilmington   Trust   Company,   as
subordination agent under the Intercreditor Agreement.

           "SUBORDINATION AGENT AGREEMENTS" means the Participation Agreement, the Liquidity Facilities and the Intercreditor Agreement.

           "SUPPLEMENTAL RENT" means, without duplication (a) all amounts, liabilities, indemnities and obligations (other than Basic Rent or Renewal Rent but including Make-Whole Amount, if any) that Lessee assumes or becomes obligated to or agrees to pay under any Lessee Operative Agreement to or on behalf of Lessor or any other person, including, without limitation, payments of Stipulated Loss Value, Termination Value and payments of indemnities under
Section 9 of the Participation Agreement, (b) any amount payable by Owner Trustee pursuant to Section 2.15 of the Trust Indenture, to the extent not paid when due by the Existing Mortgagee pursuant to the Fee Letter (as defined in the Intercreditor Agreement), PROVIDED that, in calculating any such amount that is determined based on interest payable on any "Advance" pursuant to any Liquidity Facility, the interest rate utilized in determining the amount payable by Lessee hereunder shall be 0.4% per annum less than the interest rate applicable thereto pursuant to the terms of such Liquidity Facility, and PROVIDED, FURTHER, that Lessee shall have no obligation to pay any commitment fee payable under any Liquidity Facility to extent calculated at a rate of 0.4% per annum or less, (c) Lessee's pro rata share of all compensation and reimbursement of expenses, disbursements and advances payable by Lessee under the Pass Through Trust Agreements, and (d) Lessee's pro rata share of all compensation and reimbursement of expenses and disbursements payable to the Subordination Agent under the Intercreditor Agreement except with respect to any income or franchise taxes incurred by the Subordination Agent in connection with the transactions contemplated by the Intercreditor Agreement. As used herein, "Lessee's pro rata share" means as of any time a fraction, the numerator of which is the principal balance then outstanding of Equipment Notes and the denominator of which is the aggregate principal balance then outstanding of all "Equipment Notes" (as such term is defined in each of the Operative Indentures).

           "TAX ATTRIBUTE PERIOD" is defined in Section 1(e) of the Tax Indemnity Agreement.

           "TAX INDEMNITEE" means (a) First Security and Owner Trustee, (b) WTC and Mortgagee, (c) each separate or additional trustee appointed pursuant to the Trust Agreement or the Trust Indenture, (d) each Participant, (e) the Trust Estate and the Trust Indenture Estate and (f) the respective successors, assigns, agents and servants of the foregoing. For purposes of this definition, the term "Owner Participant" shall include any member of an affiliated group (within the meaning of Section 1504 of the Code) of which Owner Participant is, or may become, a member if consolidated, joint or combined returns are filed for such affiliated group for federal, state or local income tax purposes.

           "TAX INDEMNITY AGREEMENT" means the Tax Indemnity Agreement, dated as of even date with the Participation Agreement, between Lessee and Owner Participant. "TAXES" means all license, recording, documentary, registration and other similar fees and all taxes, levies, imposts, duties, charges, assessments or withholdings of any nature whatsoever imposed by any Taxing Authority, together with any penalties, additions to tax, fines or interest thereon or additions thereto.

           "TAXING AUTHORITY" means any federal, state or local government or other taxing authority in the United States, any foreign government or any political subdivision or taxing authority thereof, any international taxing authority or any territory or possession of the United States or any taxing authority thereof.

           "TERM" means the term, commencing on the Closing Date, for which the Aircraft is leased pursuant to Section 3 of the Lease, and shall include the Base Lease Term and, if applicable, any Renewal Lease Term; PROVIDED that if at the scheduled end of the Term the Aircraft or Airframe is being used, or was within six (6) months prior thereto being used, by the U.S. Government pursuant to CRAF, the Term shall be deemed extended for the period necessary to accommodate usage of the Aircraft or Airframe pursuant to CRAF plus six months thereafter, and Lessee shall be obligated to pay Basic Rent with respect to any such period of extension at a rate equal to the Basic Rent paid during the Base Lease Term or the applicable Renewal Lease Term, whichever shall have ended immediately prior to such extension.

           "TERMINATION AGREEMENTS" means, collectively, the termination agreement with respect to the Existing Lease, the termination agreement with respect to the Existing Sublease and the release from the Lien of the Existing Mortgage, in each case delivered pursuant to Section 5.1.2(xiii) of the Participation Agreement.

           "TERMINATION DATE" means any Payment Date occurring after the end of the Tax Attribute Period on which the Lease shall terminate in accordance with
Section 9 of the Lease.

           "TERMINATION VALUE" means, with respect to the Aircraft, the amount determined by multiplying (a) the percentage set forth in Schedule 4 to the Lease (as adjusted from time to time in accordance with Section 3.2.3 of the Lease) opposite the applicable Payment Date by (b) Lessor's Cost. Notwithstanding anything to the contrary in any Operative Agreement, Termination Value shall always be sufficient to pay in full, as of the date of payment thereof (assuming timely payment of the Equipment Notes prior to such date), the aggregate unpaid principal amount of all Equipment Notes outstanding as of such date, together with accrued and unpaid interest on all such Equipment Notes as of such date.

           "THRESHOLD AMOUNT" is defined in Schedule 1 to the Lease.

           "TRANSACTIONS"   means   the   transactions   contemplated   by   the
Participation Agreement and the other Operative Agreements to occur on the Closing Date.

           "TRANSACTION EXPENSES" means (a) all costs and expenses incurred by Existing Mortgagee, Owner Participant, the Pass Through Trustees, the
Subordination Agent, Owner Trustee and Mortgagee in connection with the preparation, execution and delivery of the Operative Agreements and, in the case of the Owner Participant and the Equity Guaranty (including, without limitation, the reasonable fees and expenses of counsel for such parties), (b) all costs and expenses for the recording or filing of any documents, certificates or instruments in accordance with any Operative Agreement, including, without limitation, the FAA Filed Documents and the Financing Statements, (c) one ninth of (i) the underwriting fees and expenses attributable to the offering and sale of the Pass Through Certificates and (ii) all costs and expenses incurred by Existing Mortgagee, the Pass Through Trustees, the Subordination Agent, Owner Trustee and Mortgagee in connection with the preparation, execution and delivery of the Pass Through Agreements and the Equity Guaranty (including, without limitation, the reasonable fees and expenses of counsel for such parties), (d) the equity placement fee and expenses of Equity Advisor attributable to the Aircraft, (e) the reasonable fees and disbursements of special counsel in Oklahoma City, Oklahoma, in connection with the Closing, (f) all initial and ongoing fees, disbursements and expenses of Owner Trustee and Mortgagee, and (g) the fees and expenses of the Appraiser contemplated by Section 5.1.2(xv) of the Participation Agreement.

           "TRANSFER" means the transfer, sale, assignment or other conveyance of all or any interest in any property, right or interest.

           "TRANSFEREE" means a person to which any Owner Participant, Owner Trustee or any Loan Participant or Note Holder purports or intends to Transfer any or all of its right, title or interest in the Trust Estate or in its Equipment Note and the Trust Indenture Estate, respectively, as described in
Section 10.1.1(a), 10.1.2 or 10.1.3 (but excluding participants in any participation referred to in Section 10.1.3), respectively, of the Participation Agreement.

           "TRUST" means the trust created by the Trust Agreement.

           "TRUST AGREEMENT" means the Trust Agreement ____, dated as of even date with the Participation Agreement, between Owner Participant and Owner Trustee.

           "TRUST ESTATE" means all estate, right, title and interest of Owner Trustee in and to the Aircraft, the Lease, any Lease Supplement and the Purchase Agreement including, without limitation, all amounts of Basic Rent and Supplemental Rent including, without limitation, insurance proceeds (other than insurance proceeds payable to or for the benefit of Owner Participant, Note Holders or WTC) and requisition, indemnity or other payments of any kind for of with respect to the Aircraft (except amounts owing to Owner Participant, Note Holders or WTC, or to any of their respective directors, officers, employees, servants and agents, pursuant to Section 10 of the Participation Agreement). Notwithstanding the foregoing, "Trust Estate" shall not include any Excluded Payment.

           "TRUST INDENTURE" means the Trust Indenture and Mortgage ____, dated as of even date with the Participation Agreement, between Owner Trustee and Mortgagee.

           "TRUST INDENTURE ESTATE" is defined in the "Granting Clause" of the Trust Indenture.

           "TRUST INDENTURE SUPPLEMENT" means a Trust Indenture and Mortgage ____ Supplement, substantially in the form of Exhibit A to the Trust Indenture, with appropriate modifications to reflect the purpose for which it is being used.

           "TRUST SUPPLEMENT" means an agreement supplemental to the Basic Pass Through Trust Agreement pursuant to which (i) a separate trust is created for the benefit of the holders of the Pass Through Certificates of a series, (ii) the issuance of the Pass Through Certificates of such series representing fractional undivided interests in such trust is authorized and (iii) the terms of the Pass Through Certificates of such series are established.

           "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

           "UNITED STATES" or "U.S." means the United States of America; PROVIDED, that for geographic purposes, "United States" means, in aggregate, the 50 states and the District of Columbia of the United States of America.

           "U.S. AIR CARRIER" means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued by the Secretary of Transportation pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, and as to which there is in force an air carrier operating certificate issued pursuant to Part 121 of the FAA Regulations, or which may operate as an air carrier by certification or otherwise under any successor or substitute provisions therefor or in the absence thereof.

           "U.S. PERSON" means any Person described in Section 7701(a)(30) of the Code.

           "U.S. GOVERNMENT" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

           "WEIGHTED AVERAGE LIFE TO MATURITY" means, with respect to any specified Debt, at the time of the determination thereof the number of years obtained by dividing the then Remaining Dollar-years of such Debt by the then outstanding principal amount of such Debt. The term "Remaining Dollar-years" shall mean the amount obtained by (1) multiplying the amount of each then-remaining principal payment on such Debt by the number of years (calculated at the nearest one-twelfth) that will elapse between the date of determination of the Weighted Average Life to Maturity of such Debt and the date of that required payment and (2) totaling all the products obtained in clause (1) above.

           "WET LEASE" means any arrangement whereby Lessee or a Permitted Sublessee agrees to furnish the Aircraft, Airframe or any Engine to a third party pursuant to which the Aircraft, Airframe or Engine shall at all times be in the operational control of Lessee or a Permitted Sublessee, provided that Lessee's obligations under this Lease shall continue in full force and effect notwithstanding any such arrangement.

           "WTC" means Wilmington Trust Company, a Delaware banking corporation, not in its capacity as Mortgagee under the Trust Indenture, but in its individual capacity.

                                                  ------------------------------
                                                  |         SCHEDULE 1         |
                                                  |              TO            |
                                                  | PARTICIPATION AGREEMENT ___|
                                                  ------------------------------


                               ACCOUNTS; ADDRESSES


                                ACCOUNT FOR PAYMENTS                 ADDRESS FOR NOTICES
                                --------------------                 -------------------

CONTINENTAL AIRLINES, INC.      The Chase Manhattan Bank          Continental Airlines, Inc.
                                New York, New York 10081          2929 Allen Parkway
                                Account No.: 910-2-499291         Suite 2010
                                ABA#: 021-000021                  Houston, Texas 77019
                                Attention: Paul Trupia            Attention: Executive Vice
                                Voice: 212-552-2829               President and Chief
                                Facsimile: 212-552-0107           Financial Officer
                                Reference: Continental            Facsimile: (713) 520-6329
                                Lease ____

OWNER PARTICIPANT                                                 MetLife Capital Credit L.P.
                                                                  c/o MetLife Capital Corporation
                                                                  10900 Northeast 4th Street
                                                                  Suite 500
                                                                  Bellevue, Washington  98005
                                                                  Attn:  Large Ticket Operations
                                                                  Fax:  (425)450-3517
                                                                  with a copy to Rolls-Royce plc


FIRST SECURITY BANK, NATIONAL   First Security Bank,              First Security Bank,
ASSOCIATION                     National Association              National Association
                                79 South Main Street              79 South Main Street
                                Salt Lake City, Utah  84111       Salt Lake City, Utah  84111
                                Account No.: 051-0922115          Attention: Corporate Trust Department
                                Corporate Trust Department        Facsimile: (801) 246-5053
                                ABA#: 124-0000-12
                                Reference: Continental
                                Lease ____

WILMINGTON TRUST COMPANY, AS    The Chase Manhattan Bank          Wilmington Trust Company
MORTGAGEE                       New York, New York  10081         One Rodney Square
                                Account No.: 920-1-014363         1100 North Market Street
                                ABA#: 021-000021                  Wilmington, Delaware  19890
                                Attention: Corporate Trust        Attention: Corporate Trust Administration
                                Administration                    Facsimile: (302) 651-8882
                                Reference: Continental
                                Lease ____



WILMINGTON TRUST COMPANY, AS    The Chase Manhattan Bank          Wilmington Trust Company
SUBORDINATION AGENT             New York, New York  10081         One Rodney Square
                                Account No.: 920-1-014363         1100 North Market Street
                                ABA#: 021-000021                  Wilmington, Delaware 19890
                                Attention: Corporate Trust        Attention: Corporate Trust
                                Administration                    Administration
                                Reference: Continental            Facsimile: (302) 651-8882
                                Lease ____

WILMINGTON TRUST COMPANY, AS    The Chase Manhattan Bank          Wilmington Trust Company
PASS THROUGH TRUSTEE FOR THE    New York, New York  10081         One Rodney Square
1997-3A PASS THROUGH TRUST      Account No.: 920-1-014363         1100 North Market Street
                                ABA#: 021-000021                  Wilmington, Delaware 19890
                                Attention: Corporate Trust        Attention: Corporate Trust
                                Administration                    Administration
                                Reference: Continental            Facsimile: (302) 651-8882
                                Lease ____

WILMINGTON TRUST COMPANY, AS    The Chase Manhattan Bank          Wilmington Trust Company
PASS THROUGH TRUSTEE FOR THE    New York, New York  10081         One Rodney Square
1997-3B PASS THROUGH TRUST      Account No.: 920-1-014363         1100 North Market Street
                                ABA#: 021-000021                  Wilmington, Delaware 19890
                                Attention: Corporate Trust        Attention: Corporate Trust
                                Administration                    Administration
                                Reference: Continental            Facsimile: (302) 651-8882
                                Lease ____

WILMINGTON TRUST COMPANY, AS    The Chase Manhattan Bank          Wilmington Trust Company
PASS THROUGH TRUSTEE FOR THE    New York, New York  10081         One Rodney Square
1997-3C PASS THROUGH TRUST      Account No.: 920-1-014363         1100 North Market Street
                                ABA#: 021-000021                  Wilmington, Delaware 19890
                                Attention: Corporate Trust        Attention:  Corporate Trust
                                Administration                    Administration
                                Reference: Continental            Facsimile: (302) 651-8882
                                Lease ____

CORCIM, INC.                    None                              CT Corporation System
                                                                  1209 Orange Street
                                                                  Wilmington, Delaware 19801
                                                                  Attention: Mark Ferrucci
                                                                  Facsimile: (302) 658-5459
                                                                  With copy to:
                                                                  EMBRAER-Empresa Brasileira de Aeronautica S.A.





EMBRAER-EMPRESA BRASILEIRA DE   Banco do Brasil S.A.              EMBRAER-Empresa Brasileira de Aeronautica S.A.
AERONAUTICA S.A.                Av. Nelson D'Avila, 149           Av. Brigadeiro Faria Lima, 2170
                                12245-030, Sao Jose dos           12227-901 Sao Jose dos Campos -SP Brazil
                                Campos-SP             Brazil      Attention: General Counsel
                                Swift Code: BRASBRRJSJC           Facsimile: (55-123) 41-1679
                                Account No.: 9405-6
                                Reference: COEX Lease

ROLLS-ROYCE PLC                 Citibank, NA                      Rolls-Royce plc
                                New York, New York 10005          65 Buckingham Gate
                                Account No. 36855852              London SW1E 6AT, England
                                For further credit: 794-508       Attn: Company Secretary
                                ABA#: 021-000089                  Facsimile: 011-44-171-233-1733
                                Reference: Paying Agent


                                                  ------------------------------
                                                  |         SCHEDULE 2         |
                                                  |              TO            |
                                                  | PARTICIPATION AGREEMENT ___|
                                                  ------------------------------



                                   COMMITMENTS


     PARTICIPANT               PERCENTAGE OF LESSOR'S              DOLLAR AMOUNT
     -----------               ----------------------              -------------
                                      COST
                                      ----

OWNER PARTICIPANT              OWNER PARTICIPANT'S
                                   PERCENTAGE



PASS THROUGH TRUSTEE           LOAN PARTICIPANT'S
                                 PTT PERCENTAGE







TOTAL                                100%

                                                   -----------------------------
                                                   |       SCHEDULE 3          |
                                                   |           TO              |
                                                   |PARTICIPATION AGREEMENT ___|
                                                   -----------------------------


                                  CERTAIN TERMS

        DEFINED TERM                           DEFINITION

Commitment Termination Date                    October 15, 1997

Existing Lease

                                               Lease  Agreement  ____,  dated as
                                               of   January   8,  1997,  between
                                               Existing Lessor  and  Lessee

Existing Mortgage                              Aircraft  Mortgage  and  Security
                                               Agreement  ____,   dated   as  of
                                               January 8, 1997, between Existing
                                               Lessor, as Debtor,  and  Existing
                                               Mortgagee, as Secured Party

Existing Participation Agreement               Participation   Agreement   ____,
                                               dated  as  of   January 8,  among
                                               Lessee, Existing Lessor, Express,
                                               Airframe     Manufacturer     and
                                               Existing Mortgagee

Equity Advisor                                 Babcock & Brown, Inc.

Expense Limit

Lessor's Cost                                  $12,600,000

Local Counsel to the Owner
Participant and Owner Participant
Parent                                         Paul J. Graf

OP Jurisdiction                                Delaware

Special Counsel to the Owner
Participant and Owner Participant
Parent                                         Chadbourne & Parke LLP

Special Tax Counsel to the Owner
Participant                                    Chadbourne & Parke LLP